Filed pursuant to Rule 424(b)(4)
File Number: 333-29495

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 22, 1998)


                              (logo appears here)

                                  $641,000,000
                    PARTNERS FIRST CREDIT CARD MASTER TRUST
    $528,000,000 CLASS A SERIES 1998-2 FLOATING RATE ASSET BACKED SECURITIES $113,000,000 CLASS B SERIES 1998-2 FLOATING RATE ASSET BACKED SECURITIES
                    PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                   TRANSFEROR
                          PARTNERS FIRST HOLDINGS, LLC
                                    SERVICER
                           -------------------------


     The Class A Series 1998-2 Floating Rate Asset Backed Securities (the "Class A Securities") and the Class B Series 1998-2 Floating Rate Asset Backed Securities (the "Class B Securities" and, together with the Class A Securities, the "Offered Securities") offered hereby will represent undivided interests in certain assets of the Partners First Credit Card Master Trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, among Partners First Receivables Funding, LLC ("Funding"), as transferor (in such capacity, the "Transferor"), Partners First Holdings, LLC ("Partners First"), as servicer (in such capacity, the "Servicer"), and The Bank of


                                                        (CONTINUED ON NEXT PAGE)

     THE FRACTIONAL UNDIVIDED INTEREST IN THE TRUST REPRESENTED BY THE CLASS B SECURITIES WILL BE SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS WITH RESPECT TO THE CLASS A SECURITIES TO THE EXTENT DESCRIBED HEREIN.

     POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE S-16 HEREIN AND ON PAGE 20 IN THE PROSPECTUS.

THE OFFERED SECURITIES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, PARTNERS
 FIRST OR ANY AFFILIATE OF EITHER OF THEM. AN OFFERED SECURITY IS NOT A
   DEPOSIT AND NEITHER THE OFFERED SECURITIES NOR THE UNDERLYING ACCOUNTS OR
    RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
          INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                                INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
         SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
              TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                         PRICE TO                UNDERWRITING            PROCEEDS TO THE
                                                        PUBLIC(1)                  DISCOUNT              TRANSFEROR(1)(2)
Per Class A Security...........................            100%                      .25%                     99.75%
Per Class B Security...........................            100%                      .3%                      99.7%
Total..........................................        $641,000,000               $1,659,000               $639,341,000



(1) Plus accrued interest, if any, at the Class A Interest Rate or the Class B Interest Rate, as applicable, from June 26, 1998.


(2) Before deduction of expenses payable by the Transferor, estimated to be $634,590.
                           -------------------------

    This Prospectus Supplement and the Prospectus may be used by each of BancBoston Securities Inc. and Nesbitt Burns Securities Inc., each of whom is affiliated with the Transferor, in connection with offers and sales related to market-making transactions in the Offered Securities. Each of BancBoston Securities Inc. and Nesbitt Burns Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.


    The Offered Securities are offered by the Underwriters when, as and if issued by the Trust and accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that the Offered Securities will be delivered in book-entry form on or about June 26, 1998, through the facilities of The Depository Trust Company, Cedel Bank, SOCIETE ANONYME and the Euroclear System.

                           -------------------------

MERRILL LYNCH & CO.

                 BANCBOSTON SECURITIES INC.

                              CREDIT SUISSE FIRST BOSTON

                                        NESBITT BURNS SECURITIES INC.

                                                            SALOMON SMITH BARNEY

                           -------------------------


            The date of this Prospectus Supplement is June 22, 1998.

(CONTINUED FROM PREVIOUS PAGE)

New York, as trustee (the "Trustee"). The property of the Trust includes the receivables (the "Receivables") that are generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon, funds on deposit in certain accounts of the Trust and the benefit of a Yield Supplement Account. Concurrently with the issuance of the Offered Securities, the Trust will issue the Collateral Interest (as defined herein) in the initial invested amount of $67,000,000 to the Collateral Interest Holder (as defined herein) and the Class D Series 1998-2 Asset Backed Securities in the initial invested amount of $42,000,000 (the "Class D Securities" and, together with the Collateral Interest and the Offered Securities, the "Securities") to the Transferor. The Collateral Interest and the Class D Securities are not being offered pursuant to this prospectus supplement (the "Prospectus Supplement") and prospectus (the "Prospectus"). The Collateral Interest will be subordinated to the Offered Securities and the Class D Securities will be subordinated to the Offered Securities and the Collateral Interest, in each case as described herein. The Transferor may sell from time to time other series of securities that evidence undivided interests in certain assets of the Trust, which may have terms significantly different from the Offered Securities and which are not offered hereby. The issuance of additional series of securities may impact the timing or amount of payments received by holders of the Offered Securities.


     Interest on the Securities will be paid on August 17, 1998 and on the 15th day of each month thereafter (or, if any such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Interest on the Securities with respect to each Distribution Date will accrue during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding such Distribution Date (an "Interest Period"). Interest on the Class A Securities will accrue during each Interest Period at the Class A Interest Rate. "Class A Interest Rate" means a rate PER ANNUM equal to the London interbank offered quotations rate for United States dollar deposits for a period of one month ("LIBOR"), determined as of the LIBOR Determination Date (as described herein), plus 0.10%. Interest on the Class B Securities will accrue during each Interest Period at the Class B Interest Rate. "Class B Interest Rate" means a rate PER ANNUM equal to LIBOR plus 0.31%.


     Principal with respect to the Class A Securities is scheduled to be distributed on the June 2001 Distribution Date (the "Class A Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. Principal with respect to the Class B Securities is scheduled to be distributed on the June 2001 Distribution Date (the "Class B Scheduled Payment Date"), but may be paid earlier or later under certain limited circumstances described herein. See "Maturity Considerations" and "Series Provisions -- Pay Out Events" herein and "Description of the Securities -- Pay Out Events and Reinvestment Events" in the Prospectus. Principal payments will not be made to the Class B Securityholders until the final principal payment has been made in respect of the Class A Securities. See "Series
Provisions -- Principal Payments."

     There is currently no secondary market for the Offered Securities, and there is no assurance that one will develop or, if one does develop, that it will continue until the Offered Securities are paid in full.
                           -------------------------

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED SECURITIES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                           -------------------------


     THE OFFERED SECURITIES CONSTITUTE A SEPARATE SERIES OF INVESTOR SECURITIES BEING OFFERED BY THE TRUST FROM TIME TO TIME PURSUANT TO A PROSPECTUS DATED JUNE 22, 1998. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.


     UPON RECEIPT OF A REQUEST BY AN INVESTOR OR HIS OR HER REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE UNDERWRITERS WILL TRANSMIT OR CAUSE TO BE TRANSMITTED PROMPTLY, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF A PROSPECTUS SUPPLEMENT AND A PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND A PROSPECTUS IN ELECTRONIC FORMAT.

                            SUMMARY OF SERIES TERMS

     THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. REFERENCE IS MADE TO THE INDEX OF DEFINED TERMS BEGINNING ON PAGE S-47 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 79 OF THE PROSPECTUS FOR THE LOCATION HEREIN AND THEREIN OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED HEREIN. CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS.


Trust.................................................  Partners First Credit Card Master Trust (the "Trust").
Title of Securities...................................  $528,000,000 aggregate principal amount of Class A Series 1998-2
                                                        Floating Rate Asset Backed Securities (the "Class A Securities") and
                                                        $113,000,000 aggregate principal amount of Class B Series 1998-2
                                                        Floating Rate Asset Backed Securities (the "Class B Securities" and,
                                                        together with the Class A Securities, the "Offered Securities").
                                                        Beneficial interests in the Offered Securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Initial Invested Amount...............................  $750,000,000 (the "Initial Invested Amount").
Class A Initial Invested Amount.......................  $528,000,000 (the "Class A Initial Invested Amount").
Class B Initial Invested Amount.......................  $113,000,000 (the "Class B Initial Invested Amount").
Collateral Initial Invested Amount....................  $67,000,000 (the "Collateral Initial Invested Amount").
Class D Initial Invested Amount.......................  $42,000,000 (the "Class D Initial Invested Amount").
Series Required Transferor Amount.....................  For any date, 7% of the Invested Amount (the "Series Required
                                                        Transferor Amount").
Class A Interest Rate.................................  The Class A Interest Rate will be a rate PER ANNUM equal to LIBOR plus 0.10%.
Class B Interest Rate.................................  The Class B Interest Rate will be a rate PER ANNUM equal to LIBOR plus 0.31%.
Distribution Dates....................................  On August 17, 1998 and on the 15th day of each month thereafter (or, if any such 15th day is not a business day, the next succeeding business day).
Interest Period.......................................  Interest on the Offered Securities with respect to each Distribution
                                                        Date will accrue during the period from and including the preceding
                                                        Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding such Distribution Date.
Controlled Accumulation Amount........................  For each Distribution Date with respect to the Controlled
                                                        Accumulation Period, $53,416,667; except that, if the commencement of the Controlled Accumulation Period is delayed as described herein under "Series Provisions -- Principal Payments," the Controlled
                                                        Accumulation Amount for each Distribution Date with respect to the
                                                        Controlled Accumulation Period will be determined as described under
                                                        "Series Provisions -- Application of Collections -- Payments of
                                                        Principal" herein.
Class A Scheduled Payment Date........................  The June 2001 Distribution Date.
Class B Scheduled Payment Date........................  The June 2001 Distribution Date.
Closing Date..........................................  June 26, 1998 (the "Closing Date").
Series Invested Amount................................  The Initial Invested Amount.


The Offered Securities, the Collateral Interest and
  the Class D Securities..............................  Each of the Offered Securities represents an undivided interest in the Trust. The portion of the Trust Assets allocated to the Offered
                                                        Securities as described under "Description of the Pooling and
                                                        Servicing Agreement -- Allocations" in the Prospectus will be further allocated among the interest of the holders of the Class A Securities
                                                        (the "Class A Securityholders' Interest"), the interest of the holders of the Class B Securities (the "Class B Securityholders'
                                                        Interest"), the interest of the Collateral Interest Holder (as defined below), the interest of the holders of the Class D Securities
                                                        (the "Class D Securityholders' Interest"), and the interest of the holders of the Transferor Security (the "Transferor's Interest"), as
                                                        described below. The Class A Securityholders' Interest and the Class
                                                        B Securityholders' Interest are sometimes collectively referred to herein as the "Offered Securityholders' Interest." The holders of the
                                                        Offered Securityholders' Interest are referred to herein as the
                                                        "Series Securityholders." A specified undivided interest in the Trust
                                                        Assets (the "Collateral Interest") in the initial amount of
                                                        $67,000,000 (which amount represents 9.0% of the sum of the Class A
                                                        Initial Invested Amount, the Class B Initial Invested Amount, the
                                                        Collateral Initial Invested Amount and the Class D Initial Invested
                                                        Amount) and the Class D Securities in the initial amount of
                                                        $42,000,000 (which amount represents 5.5% of the sum of the Class A
                                                        Initial Invested Amount, the Class B Initial Invested Amount, the
                                                        Collateral Initial Invested Amount and the Class D Initial Invested
                                                        Amount) constitute Credit Enhancement for the Offered Securities. The
                                                        holder of the Collateral Interest is referred to herein as the
                                                        "Collateral Interest Holder." Allocations will be made to the
                                                        Collateral Interest and the Collateral Interest Holder will have voting and certain other rights as if the Collateral Interest were a subordinated class of Securities. Allocations also will be made to the Class D Securities; however, the Transferor, as initial holder of the Class D Securities, will not be able to exercise any of such voting and other rights. The Transferor's Interest will represent the right to the assets of the Trust not allocated to the Class A
                                                        Securityholders' Interest, the Class B Securityholders' Interest, the
                                                        Collateral Interest, the Class D Securityholders' Interest or the
                                                        holders of other interests in the Trust. The principal amount of the
                                                        Transferor's Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.
                                                        The aggregate amount of Principal Receivables allocated to the
                                                        Offered Securityholders' Interest, the Collateral Interest and the
                                                        Class D Securityholders' Interest (the "Invested Amount") will be
                                                        $750,000,000 on the Closing Date (the "Initial Invested Amount").
                                                        The aggregate amount of Principal Receivables allocable to the Class
                                                        A Securityholders' Interest (as more fully described herein, the
                                                        "Class A Invested Amount") will be $528,000,000 on the Closing Date
                                                        (the "Class A Initial Invested Amount"). The aggregate amount of
                                                        Principal Receivables allocable to the Class B Securityholders'
                                                        Interest (as more fully described herein, the "Class B Invested
                                                        Amount") will be $113,000,000 on the Closing Date (the "Class B
                                                        Initial Invested Amount"). The aggregate amount of Principal
                                                        Receivables allocable to the Collateral Interest (as more fully described herein, the "Collateral Invested Amount") will be
                                                        $67,000,000 on the Closing Date (the "Collateral Initial Invested
                                                        Amount"). The aggregate amount of Principal Receivables allocable to the Class D Securityholders' Interest (as more fully described herein, the "Class D Invested Amount") will be $42,000,000 on the
                                                        Closing Date (the "Class D Initial Invested Amount"). For purposes of this Prospectus Supplement, the Collateral Invested Amount and the
                                                        Class D Invested Amount will be deemed to be the "Enhancement
                                                        Invested Amount" for the Offered Securities. The Class B
                                                        Securityholders' Interest will decline in certain circumstances as a result of (a) the allocation to the Class B Securityholders' Interest of certain Defaulted Amounts, including such amounts otherwise allocable to the Class A Securityholders' Interest when the Class D
                                                        Invested Amount and the Collateral Invested Amount are each zero and
                                                        (b) the redirection of collections of Principal Receivables otherwise allocable to the Class B Securityholders' Interest to fund certain payments in respect of the Class A Securities. Any such reductions in the Class B Securityholders' Interest may be reimbursed out of Excess
                                                        Spread, if any, Excess Finance Charge Collections allocable to Series
                                                        1998-2 (the "Offered Series"), if any, and from the redirection of certain amounts allocable first to the Class D Securities and then to the Collateral Interest as described herein. During the Controlled
                                                        Accumulation Period, for the purpose of allocating collections of
                                                        Finance Charge Receivables and the Defaulted Amount with respect to each Monthly Period, the Class A Securityholders' Interest will be further reduced (in an amount not to exceed the Class A Invested
                                                        Amount) by the amount on deposit in the Principal Funding Account (as so reduced, the "Class A Adjusted Invested Amount") and the Class B
                                                        Securityholders' Interest will be further reduced by the amount by which the amount on deposit in the Principal Funding Account exceeds the Class A Invested Amount (as so reduced, the "Class B Adjusted
                                                        Invested Amount," and, together with the Class A Adjusted Invested
                                                        Amount, the Collateral Invested Amount and the Class D Invested
                                                        Amount, the "Adjusted Invested Amount"). The principal amount of the
                                                        Transferor's Interest will fluctuate as the amount of Principal
                                                        Receivables in the Trust, the adjusted invested amount of each Series and the amounts on deposit in the Special Funding Account change from time to time.
                                                        The Class A Securities, the Class B Securities, the Collateral
                                                        Interest and the Class D Securities will each include the right to receive (but only to the extent needed to make required payments on each Distribution Date under the Pooling and Servicing Agreement)
                                                        varying percentages of the collections of Finance Charge Receivables and Principal Receivables and will be allocated varying percentages of the Defaulted Amount with respect to each Monthly Period.
                                                        Collections of Finance Charge Receivables and Principal Receivables
                                                        and the Defaulted Amount will be allocated to the Offered Series based on the Series Allocation Percentage for the Offered Series
                                                        (subject to redirection, in the case of certain Series Allocable
                                                        Finance Charge Collections to other Series in Group I as described under "Description of the Pooling and Servicing
                                                        Agreement -- Reallocations Among Securities of Different Series
                                                        within a Reallocation Group" in the Prospectus). Redirected Investor
                                                        Finance Charge Collections and the Series Default Amount will be further allocated among the holders of the Class A Securities, the holders of the Class B Securities, the Collateral Interest Holder and
                                                        the holders of the Class D Securities based on the Class A Floating
                                                        Percentage, the Class B Floating Percentage, the Collateral Floating

                                                        Percentage and the Class D Floating Percentage, respectively (each as defined herein). The Principal Allocation Percentage of Series
                                                        Allocable Principal Collections will be allocated among the holders of the Class A Securities, the Class B Securities, the Collateral
                                                        Interest and the Class D Securities based on the Class A Principal
                                                        Percentage, the Class B Principal Percentage, the Collateral
                                                        Principal Percentage and the Class D Principal Percentage,
                                                        respectively.
Other Series..........................................  The Offered Series will be the second Series of asset backed securities issued by the Trust (any such securities of any Series,
                                                        "Investor Securities"). The initial Series of Investor Securities issued by the Trust, Series 1998-1, will be repaid on or prior to the
                                                        Closing Date.
                                                        Concurrently with the issuance of the Offered Series, the Trust will issue a Series of Investor Securities in the initial aggregate principal amount of $750,000,000, designated as "Partners First
                                                        Credit Card Master Trust, Series 1998-3." Such Series of Investor
                                                        Securities will be part of Group I. See "Annex I." Additional Series are expected to be issued from time to time by the Trust. See
                                                        "Description of
                                                        the Pooling and Servicing Agreement -- New Issuances" and
                                                        " -- Reallocations Among Securities of Different Series within a
                                                        Reallocation Group" in the Prospectus and "Maturity Considerations"
                                                        herein.
Receivables...........................................  The Receivables arise in Accounts that have been selected from the total portfolio of VISA(Register mark) and MasterCard(Register mark)*
                                                        accounts serviced by Partners First, based on criteria provided in the Pooling and Servicing Agreement as applied on January 29, 1998 or the applicable cut-off date for any Accounts added thereafter as more fully described herein under "The Partners First Portfolio." The aggregate amount of Receivables in the Accounts as of April 30, 1998 was $1,770,206,794, comprised of $1,733,134,153 of Principal
                                                        Receivables and $37,072,641 of Finance Charge Receivables.
Registration of the Offered Securities................  The Offered Securities initially will be represented by securities registered in the name of Cede, as the nominee of DTC. No purchaser of an Offered Security will be entitled to receive a definitive security except under certain limited circumstances described in the
                                                        Prospectus. Purchasers of the Offered Securities may elect to hold their Securities through DTC (in the United States) or Cedel or
                                                        Euroclear (in Europe). See "Series Provisions -- Delivery, Form,
                                                        Transfer and Exchange" herein and "Description of the
                                                        Securities -- Definitive Securities" in the Prospectus.
Servicing Fee.........................................  The Servicing Fee Rate for the Offered Securities will be 2% PER
                                                        ANNUM. On each Distribution Date, Servicer Interchange with respect to the related Monthly Period will be withdrawn from the Collection
                                                        Account and paid to the Servicer in respect of the Servicing Fee. The
                                                        Class A Servicing Fee, the Class B Servicing Fee, the Collateral
                                                        Interest Servicing Fee and the Class D Servicing Fee (each as defined herein) will be paid on each Distribution Date as described under
                                                        "Series Provisions -- Application of Collections -- Payment of Fees,
                                                        Interest and Other Items" and
                                                        " -- Servicing Compensation and Payment of Expenses" herein. See
                                                        "Description of the Securities -- Servicing Compensation and Payment
                                                        of Expenses" in the Prospectus.


-------------------------

*VISA and MasterCard are registered trademarks of VISA USA, Inc. ("VISA") and MasterCard International Incorporated ("MasterCard"), respectively.

Revolving Period and Controlled Accumulation
  Period..............................................  The "Revolving Period" with respect to the Offered Securities means the period from and including the Closing Date to, but not including, the earlier of (a) the commencement of the controlled accumulation period with respect to the Offered Securities (the "Controlled
                                                        Accumulation Period") and (b) the commencement of the Early
                                                        Amortization Period. Unless a Pay Out Event has occurred, the
                                                        Controlled Accumulation Period will commence at the close of business on May 31, 2000; PROVIDED, that subject to the conditions set forth under "Series Provisions -- Principal Payments" herein, the day on which the Revolving Period ends and the Controlled Accumulation
                                                        Period begins may be delayed to no later than the close of business on April 30, 2001. The Controlled Accumulation Period will end on the earliest of (a) the commencement of the Early Amortization Period,
                                                        (b) the payment in full of the Invested Amount and (c) the Stated
                                                        Series Termination Date for the Offered Series (the "Series
                                                        Termination Date"). No principal will be payable to Class A
                                                        Securityholders until the June 2001 Distribution Date (the "Class A
                                                        Scheduled Payment Date") or, upon the occurrence of a Pay Out Event as described herein, the first Distribution Date with respect to the
                                                        Early Amortization Period. No principal will be payable to the Class
                                                        B Securityholders until the Class A Invested Amount is paid in full.
                                                        Principal with respect to the Class B Securities is expected to be distributed on the June 2001 Distribution Date (the "Class B
                                                        Scheduled Payment Date"). No principal will be payable to the
                                                        Collateral Interest Holder until the Class B Invested Amount is paid in full; PROVIDED, that during the Revolving Period or the Controlled
                                                        Accumulation Period, certain collections of Principal Receivables allocable to the Offered Securityholders' Interest and the Collateral
                                                        Interest will be paid to the Collateral Interest Holder to the extent the sum of the Collateral Invested Amount and the Class D Invested
                                                        Amount exceeds the Required Enhancement Amount. No principal will be payable to the Class D Securityholders until the Collateral Invested
                                                        Amount has been paid in full. For the period beginning on the Closing
                                                        Date and ending with the earlier of the commencement of the
                                                        Controlled Accumulation Period or the Early Amortization Period,
                                                        collections of Principal Receivables otherwise allocable to the
                                                        Offered Securityholders' Interest, the Collateral Interest and the
                                                        Class D Securityholders' Interest (other than collections of
                                                        Principal Receivables allocated to the Class B Securityholders'
                                                        Interest, the Collateral Interest and the Class D Securityholders'
                                                        Interest ("Redirected Principal Collections") that are used to pay any deficiency in the Class A Required Amount, the Class B Required
                                                        Amount or the Collateral Required Amount) will, subject to certain limitations, be treated as Shared Principal Collections and applied to cover principal payments due to or for the benefit of
                                                        securityholders of other Principal Sharing Series, or paid to the holder of the Transferor Security or, in certain circumstances, deposited in the Special Funding Account. See "Series
                                                        Provisions -- Pay Out Events" herein and "Description of the
                                                        Securities -- Pay Out Events and Reinvestment Events" in the
                                                        Prospectus for a discussion of the events which might lead to the termination of the Revolving Period prior to the commencement of the
                                                        Controlled Accumulation Period. In addition, see "Series
                                                        Provisions -- Principal Payments" herein

                                                        and "Description of the Pooling and Servicing Agreement -- Shared
                                                        Principal Collections" in the Prospectus.
Early Amortization Period.............................  During the period commencing at the close of business on the business day immediately preceding the day on which a Pay Out Event has occurred and ending on the earlier of (a) the payment of the Invested
                                                        Amount in full and (b) the Stated Series Termination Date (the "Early
                                                        Amortization Period"), Available Principal Collections (as defined herein) will be distributed monthly on each Distribution Date to the holders of the Class A Securities and, following payment in full of the Class A Invested Amount, to the holders of the Class B Securities and, following payment in full of the Class B Invested Amount, to the
                                                        Collateral Interest Holder and, following payment in full of the
                                                        Collateral Invested Amount, to the holders of the Class D Securities beginning with the Distribution Date in the month following the commencement of the Early Amortization Period. See "Series
                                                        Provisions -- Pay Out Events" herein and "Description of the
                                                        Securities -- Pay Out Events and Reinvestment Events" in the
                                                        Prospectus for a discussion of the events which might lead to the commencement of the Early Amortization Period.
Subordination of the Class B Securities, the
  Collateral Interest and the Class D Securities......  The Class B Securities, the Collateral Interest and the Class D
                                                        Securities will be subordinated, as described herein, to the extent necessary to fund payments with respect to the Class A Securities as described herein. In addition, the Collateral Interest and the Class
                                                        D Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class B Securities. If the
                                                        Collateral Invested Amount and the Class D Invested Amount are each reduced to zero, holders of the Class B Securities will bear directly the credit and other risks associated with their interest in the
                                                        Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to holders of the Class B Securities in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to holders of the Class B Securities will be reduced. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and
                                                        Excess Finance Charge Collections allocable to the Offered Series for such Distribution Date available for that purpose. See "Description of the Pooling and Servicing Agreement -- Credit
                                                        Enhancement -- Subordination" in the Prospectus.
Yield Supplement Account..............................  The Securities will have the benefit of an account (the "Yield
                                                        Supplement Account") which will be held in the name of the Trustee for the benefit of the holders of Securities (collectively, the
                                                        "Securityholders"). On the Closing Date, the Transferor will deposit
                                                        $11,250,000 (the "Initial Yield Supplement Deposit") into the Yield
                                                        Supplement Account. On each Distribution Date, an amount equal to the
                                                        Yield Supplement Draw Amount will be released and deposited into the
                                                        Collection Account and will be treated as collections of Finance
                                                        Charge Receivables allocable to the Securities. The Yield Supplement
                                                        Account will not be replenished following the withdrawals of amounts on deposit therein on any Distribution Date.
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                                                        The "Yield Supplement Draw Amount" means an amount equal to the sum of (i) 1/9th of the Initial Yield Supplement Deposit for the six
                                                        Distribution Dates from and including the August 1998 Distribution
                                                        Date through and including the January 1999 Distribution Date, (ii)
                                                        1/18th of the Initial Yield Supplement Deposit for the six
                                                        Distribution Dates from and including the February 1999 Distribution
                                                        Date through and including the July 1999 Distribution Date and (iii)
                                                        with respect to any such Distribution Date, the investment earnings on the amounts on deposit in the Yield Supplement Account during the preceding Interest Period. See "Series Provisions -- Yield Supplement
                                                        Account" herein.
Additional Amounts Available to Series
  Securityholders.....................................  With respect to any Distribution Date, Excess Spread and Excess
                                                        Finance Charge Collections allocable to the Offered Series will be applied to fund the Class A Required Amount, the Class B Required
                                                        Amount and the Collateral Required Amount, as well as certain other items. The "Class A Required Amount" means, with respect to any
                                                        Distribution Date, the amount, if any, by which the sum of (a) the
                                                        Class A Monthly Interest due on such Distribution Date and any overdue Class A Monthly Interest and Class A Additional Interest and
                                                        any overdue Class A Additional Interest, (b) the Class A Servicing
                                                        Fee for such Distribution Date and any overdue Class A Servicing Fee and (c) the Class A Default Amount, if any, for the related Monthly
                                                        Period exceeds the Class A Available Funds for the related Monthly
                                                        Period. The "Class B Required Amount" means, with respect to any
                                                        Distribution Date, the amount equal to the sum of (a) the amount, if any, by which the sum of (i) the Class B Monthly Interest due on the related Distribution Date and any overdue Class B Monthly Interest and Class B Additional Interest and any overdue Class B Additional
                                                        Interest and (ii) the Class B Servicing Fee for such Distribution
                                                        Date and any overdue Class B Servicing Fee exceeds the Class B
                                                        Available Funds for the related Monthly Period and (b) the Class B
                                                        Default Amount, if any, for the related Monthly Period. The
                                                        "Collateral Required Amount" means, with respect to any Distribution
                                                        Date, the amount equal to the sum of (a)(i) the Collateral Monthly
                                                        Interest due on such Distribution Date and any overdue Collateral
                                                        Monthly Interest and Collateral Additional Interest and any overdue
                                                        Collateral Additional Interest and (ii) the Collateral Default
                                                        Amount, if any, for the related Monthly Period and (b) the amount, if any, by which the Collateral Servicing Fee for such Distribution Date and any overdue Collateral Servicing Fee exceeds the Collateral
                                                        Available Funds for the related Monthly Period. The "Required Amount"
                                                        for any Monthly Period shall mean the sum of (a) the Class A Required
                                                        Amount, (b) the Class B Required Amount and (c) the Collateral
                                                        Required Amount, for such Monthly Period. "Excess Spread" for any
                                                        Transfer Date will equal the sum of (a) the excess of (i) Class A
                                                        Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a), (b) and (c) in the definition of "Class A Required Amount" above, (b) the excess of (i) Class B
                                                        Available Funds for the related Monthly Period over (ii) the sum of the amounts referred to in clauses (a) (i) and (ii) in the definition of "Class B Required Amount" above, (c) Collateral Available Funds
                                                        (as defined herein) for the related Monthly Period not used to pay
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                                                        the Collateral Interest Servicing Fee, as described herein and (d)
                                                        the Class D Available Funds for the related Monthly Period not used to pay the Class D Servicing Fee.
                                                        If, on any Distribution Date, Excess Spread and Excess Finance Charge
                                                        Collections allocable to the Offered Series are less than the Class A
                                                        Required Amount, collections of Principal Receivables allocable first to the Class D Securityholders' Interest, second to the Collateral
                                                        Interest and last to the Class B Securityholders' Interest with respect to the related Monthly Period will be redirected to fund the remaining Class A Required Amount. If such Redirected Principal
                                                        Collections with respect to such Monthly Period are insufficient to fund the remaining Class A Required Amount for the related
                                                        Distribution Date, then the Class D Invested Amount (after giving effect to any Redirected Principal Collections on such Distribution
                                                        Date) will be reduced by the amount of such deficiency (but not by more than the Class A Default Amount for such Monthly Period). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to reductions for any Redirected Principal Collections for which the
                                                        Class D Invested Amount was not reduced on such Distribution Date)
                                                        will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Default Amount, if any, for such Monthly Period over the amount of the reduction, if any, of the Class D Invested Amount in respect of the Class A Default Amount on such Distribution Date).
                                                        In the event that such reduction would cause the Collateral Invested
                                                        Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Redirected Principal Collections for which the Collateral Invested Amount was not reduced on such
                                                        Distribution Date) will be reduced by the amount by which the
                                                        Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Default Amount, if any, for such Monthly Period over the amount of the reductions, if any, of the Class D Invested Amount and the Collateral Invested Amount in
                                                        respect of the Class A Default Amount on such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A
                                                        Default Amount for such Monthly Period over the amount of the reductions, if any, in the Class D Invested Amount, Collateral
                                                        Invested Amount and the Class B Invested Amount in respect of the
                                                        Class A Default Amount on such Distribution Date) (such reduction, a
                                                        "Class A Charge-Off"). If the Class D Invested Amount, the Collateral
                                                        Invested Amount and the Class B Invested Amount are reduced to zero, the Class A Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See
                                                        "Series Provisions -- Redirection of Cash Flows" and " -- Defaulted
                                                        Receivables; Charge-Offs" herein.
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                                                        If, on any Distribution Date, Excess Spread and Excess Finance Charge
                                                        Collections allocated to the Offered Series not required to pay the
                                                        Class A Required Amount or reimburse Class A Charge-Offs is less than the Class B Required Amount, Redirected Principal Collections
                                                        allocable first to the Class D Securities and second to the
                                                        Collateral Interest for the related Monthly Period not required to pay the Class A Required Amount will be used to fund the remaining
                                                        Class B Required Amount. If such remaining Redirected Principal
                                                        Collections allocable to the Class D Securities with respect to such
                                                        Monthly Period are insufficient to fund the remaining Class B
                                                        Required Amount for such Distribution Date, then the Class D Invested
                                                        Amount (after giving effect to reductions for any Redirected
                                                        Principal Collections and any adjustments made thereto for the benefit of the Class A Securityholders) will be reduced by the amount of such deficiency (but not by more than the Class B Default Amount for such Monthly Period). In the event that such reduction would cause the Class D Invested Amount (after giving effect to any reductions for any Redirected Principal Collections and any reductions to the Class D Invested Amount pursuant to the preceding paragraph) to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to any reductions for Redirected Principal Collections for which the Class D Invested Amount was not reduced on such
                                                        Distribution Date) will be reduced by the amount by which the Class D
                                                        Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Default Amount over the reduction, if any, in the Class D Invested Amount in respect of the
                                                        Class A Default Amount and the Class B Default Amount). In the event that such reduction would cause the Collateral Invested Amount (after giving effect to any reductions for Redirected Principal Collections for which the Class D Invested Amount was not reduced on such
                                                        Distribution Date) to be a negative number, the Collateral Invested
                                                        Amount will be reduced to zero, and the Class B Invested Amount
                                                        (after giving effect to any reductions for Redirected Principal
                                                        Collections for which the Collateral Invested Amount was not reduced on such Distribution Date) will be reduced by the amount by which the
                                                        Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Default Amount over the reductions, if any, in the Class D Invested Amount and the
                                                        Collateral Invested Amount in respect of the Class B Default Amount on such Distribution Date) (such reduction, a "Class B Charge-Off").
                                                        In the event of a reduction of the Class A Invested Amount, the Class
                                                        B Invested Amount, the Collateral Invested Amount or the Class D
                                                        Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A Securities and the Class B
                                                        Securities will be decreased. See "Series Provisions --
                                                        Redirection of Cash Flows" and " -- Defaulted Receivables;
                                                        Charge-Offs" herein.
Credit Enhancement....................................  The Collateral Invested Amount and the Class D Invested Amount
                                                        constitute the Credit Enhancement for the Offered Securities. On each
                                                        Distribution Date, the amount of Credit Enhancement required to be maintained for the benefit of the holders of the Offered Securities will equal the Required Enhancement Amount. The
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                                                        "Required Enhancement Amount" means, subject to certain limitations more fully described herein, (a) $109,000,000 on the initial
                                                        Distribution Date and (b) on any Distribution Date thereafter, an amount equal to the greater of (i) 14.5% of the sum of the Class A
                                                        Adjusted Invested Amount and the Class B Adjusted Invested Amount on
                                                        such Distribution Date (in each case after taking into account deposits into the Principal Funding Account and payments to be made on such Distribution Date) and the Collateral Invested Amount and the
                                                        Class D Invested Amount on such Distribution Date, and (ii) 5.0% of the Initial Invested Amount; PROVIDED, HOWEVER, (1) if certain reductions in the Collateral Invested Amount are made or if a Pay Out
                                                        Event occurs, the Required Enhancement Amount for such Distribution
                                                        Date will equal the Required Enhancement Amount for the Distribution
                                                        Date immediately preceding the occurrence of such reduction or Pay
                                                        Out Event; (2) in no event will the Required Enhancement Amount exceed the unpaid principal amount of the Offered Securities as of the last day of the Monthly Period immediately preceding such
                                                        Distribution Date after taking into account payments to be made on such immediately preceding Distribution Date and subtracting amounts then on deposit in the Principal Funding Account; and (3) the
                                                        Required Enhancement Amount may be reduced at the Transferor's option at any time to a lesser amount if the Rating Agency Condition is satisfied. See "Series Provisions -- Required Enhancement Amount."
Redirected Investor Finance Charge Collections........  Series 1998-2 will be one of two Series of Investor Securities to be outstanding at the close of business on the Closing Date, each of which will be part of the same Reallocation Group of Series ("Group
                                                        I") which may include additional Series to be issued by the Trust from time to time. Collections of Finance Charge Receivables allocable to the Investor Securities of each Series in Group I will be aggregated and made available for certain required distributions to all Series in Group I PRO RATA based upon the relative amount of such required distributions for each Series in Group I as described under "Description of the Pooling and Servicing Agreement --
                                                        Reallocations Among Securities of Different Series within a
                                                        Reallocation Group" in the Prospectus. Consequently, any issuance of a new Series in Group I may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Offered Securities. See "Risk Factors -- Issuance of New Series"
                                                        in the Prospectus. In addition, it has not been determined whether any Series issued by the Trust in the future will be included in
                                                        Group I.
Shared Principal Collections..........................  The Offered Series has been designated as a Principal Sharing Series.
                                                        Collections of Principal Receivables and certain other amounts otherwise allocable to other Principal Sharing Series, if any, to the extent such collections are not needed to make payments to or deposits for the benefit of the securityholders of such other Series, will be applied to cover principal payments due to or for the benefit of the Series Securityholders. See "Description of the Pooling and
                                                        Servicing Agreement -- Shared Principal Collections" in the
                                                        Prospectus. There can be no assurance that any Series issued by the
                                                        Trust in the future will be designated a Principal Sharing Series.
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Excess Finance Charge Collections.....................  The Offered Series has been designated as an Excess Allocation
                                                        Series. See "Description of the Pooling and Servicing Agree-
                                                        ment -- Sharing of Excess Finance Charge Collections Among Excess
                                                        Allocation Series" in the Prospectus. There can be no assurance that any Series issued by the Trust in the future will be designated an
                                                        Excess Allocation Series.
Optional Repurchase...................................  The Offered Securityholders' Interest, the Collateral Interest and
                                                        the Class D Securityholders' Interest will be subject to optional repurchase by the Transferor on any Distribution Date on or after the
                                                        Distribution Date on which the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the
                                                        Class D Invested Amount, if any, is reduced to an amount which is not more than $75,000,000 (10% of the Initial Invested Amount). The purchase price will be equal to the sum of (i) the Class A Invested
                                                        Amount and the Class B Invested Amount (less the Principal Funding
                                                        Account Balance, if any), (ii) the Collateral Invested Amount, if
                                                        any, and the Class D Invested Amount, if any, and (iii) accrued and unpaid interest on the Offered Securities, the Collateral Interest and the Class D Securities (and accrued and unpaid interest with respect to interest amounts that were due but not paid on a prior
                                                        Interest Payment Date) through the day preceding such Distribution
                                                        Date.
Defeasance............................................  The Securities may be defeased in whole or in part at any time upon satisfaction of the following conditions: (i) there shall have been deposited (x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balances of the Class A Securities, the Class B Securities and the Collateral Interest, which amount shall be invested in Eligible Investments and (y) in the Reserve
                                                        Account an amount equal to or greater than the anticipated excess of the Base Rate over the investment earnings on the amount deposited in the Principal Funding Account pursuant to clause (x), as estimated by the Transferor, for the period from the date of such deposit to the
                                                        Principal Funding Account through the Class B Scheduled Payment Date;
                                                        (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment
                                                        Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve
                                                        Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a
                                                        corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the
                                                        Transferor reasonably believes that such deposits will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; (iv) the Rating
                                                        Agency Condition shall have been satisfied in connection with such events; and (v) the amounts deposited into the Principal Funding
                                                        Account and the Reserve Account pursuant to the foregoing clauses (x)
                                                        and (y) are proceeds from the issuance of a Series of Investor
                                                        Securities. If the Securities have been defeased in whole, the
                                                        Securities will no longer be entitled to the security interest of the
                                                        Trust in the Receivables and other Trust assets (except those set forth above), and the percentages applicable to the allocation to the
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                                                        Securityholders of Principal Collections, Finance Charge Collections
                                                        and Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class D Invested Amount will be reduced to zero. See "Series Provisions -- Defeasance"
                                                        herein.
Stated Series Termination Date........................  The November 2004 Distribution Date (the "Stated Series Termination
                                                        Date"). See "Series Provisions -- Series Termination" herein.
Trustee...............................................  The Bank of New York, in its capacity as Trustee under the Pooling and Servicing Agreement.
Tax Status............................................  Special tax counsel to the Transferor is of the opinion that under existing law the Offered Securities will be characterized as debt for federal income tax purposes. Under the Pooling and Servicing
                                                        Agreement, the Security Owners will agree to treat the Offered
                                                        Securities as debt of the Transferor for federal income tax purposes.
                                                        See "U.S. Federal Income Tax Consequences" in the Prospectus for
                                                        additional information concerning the application of federal income tax laws.
ERISA Considerations..................................  Subject to the considerations described below, the Class A Securities are eligible for purchase by employee benefit plan investors. Under a regulation issued by the United States Department of Labor, the
                                                        Trust's assets would not be deemed "plan assets" of an employee benefit plan holding the Class A Securities if the Class A Securities qualify as "publicly offered securities" under the regulation. To qualify as publicly offered securities, certain conditions must be met, including that the Class A Securities must be held, upon completion of the public offering made hereby, by at least 100 investors who are independent of the Transferor and of one another.
                                                        The Class A Underwriters expect that the Class A Securities will be held by at least 100 independent investors at the conclusion of the offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met. The Transferor anticipates that the other conditions of the regulation will also be met. If the Trust's assets were deemed to be
                                                        "plan assets" of an employee benefit plan investor (E.G., if the 100 independent investor criterion is not satisfied), violations of the
                                                        "prohibited transaction" rules of the Employee Retirement Income
                                                        Security Act of 1974, as amended ("ERISA"), and Section 4975 of the
                                                        Internal Revenue Code of 1986, as amended (the "Code"), could result and generate excise tax and other liabilities unless a statutory, regulatory or administrative exemption is available. It is uncertain whether existing exemptions from the "prohibited transaction" rules of ERISA and Section 4975 of the Code would apply to all transactions involving the Trust's assets. Accordingly, fiduciaries or other persons contemplating purchasing the Class A Securities on behalf or with "plan assets" of any employee benefit plan should consult their counsel before making a purchase. See "ERISA Considerations" in the
                                                        Prospectus.
                                                        The Class B Underwriters currently do not expect that the Class B
                                                        Securities will be held by at least 100 independent investors and, therefore, do not expect that the Class B Securities will qualify as publicly offered securities under the regulation referred to in the preceding paragraph. Accordingly, the Class B Securities may not
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                                                        be acquired by (a) any employee benefit plan that is subject to
                                                        ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Code, or (c) any entity whose underlying assets include "plan assets" under the regulation (or otherwise under ERISA) by reason of any such plan's investment in the entity, including without limitation an insurance company general account (each of (a), (b) and
                                                        (c), a "Plan"). By its acceptance of a Class B Security or any interest therein, each Class B Securityholder will be deemed to have represented and warranted that it is neither a Plan nor acquiring or holding such Class B Security or interest therein for, on behalf of or otherwise using the plan assets of any Plan.
Class A Security Rating...............................  It is a condition to the issuance of the Class A Securities that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Securities is based primarily on the value of the Receivables, the terms of the
                                                        Class B Securities and the benefits of the Collateral Interest, the
                                                        Class D Securities and the Yield Supplement Account. See "Risk
                                                        Factors -- Limited Nature of Rating" in the Prospectus.
Class B Security Rating...............................  It is a condition to the issuance of the Class B Securities that they be rated in one of the three highest rating categories by at least one nationally recognized rating agency. The rating of the Class B
                                                        Securities is based primarily on the value of the Receivables and the benefits of the Collateral Interest, the Class D Securities and the
                                                        Yield Supplement Account. See "Risk Factors -- Limited Nature of
                                                        Rating" in the Prospectus.
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                                  RISK FACTORS

     POTENTIAL INVESTORS SHOULD CONSIDER THE RISK FACTORS DISCUSSED UNDER "RISK
FACTORS" IN THE PROSPECTUS AND THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE
PURCHASE OF THE OFFERED SECURITIES.

     LIMITED AMOUNTS OF CREDIT ENHANCEMENT. Although Credit Enhancement with respect to the Class A Securities will be provided by the subordination of the Class B Securities, the Collateral Interest and the Class D Securities to the extent described herein and by the Yield Supplement Account, and with respect to the Class B Securities, by the subordination of the Collateral Interest and the Class D Securities to the extent described herein and by the Yield Supplement
Account, the amount available thereunder is limited, may decline during the Controlled Accumulation Period and will be reduced by payments made pursuant thereto. If the Enhancement Invested Amount has been reduced to zero, Class B
Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class B Invested Amount may be reduced. If the Class B Invested Amount is reduced to zero, Class A
Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust. Further, in the event of a reduction of the Class B Invested Amount or the Enhancement Invested Amount, the amount of principal and interest available to make distributions with respect to the Class
A Securities and the Class B Securities may be reduced.

     EFFECT OF SUBORDINATION OF CLASS B SECURITIES; PRINCIPAL PAYMENTS. The
Class B Securities are subordinated in right of payment of principal to the Class A Securities. Payments of principal in respect of the Class B Securities will not commence until after the final principal payment with respect to the Class A Securities has been made as described herein. Moreover, the Class B
Invested Amount is subject to reduction if the Class A Required Amount for any Monthly Period is greater than zero and is not funded from Excess Spread and Excess Finance Charge Collections allocated to the Offered Series, Redirected
Principal Collections with respect to the Class D Securities and reductions in the Class D Invested Amount, if any, and Redirected Principal Collections with respect to the Collateral Interest and reductions in the Collateral Invested
Amount, if any. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocable to the Class B
Securityholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal and interest distributable to the Class B
Securityholders will be reduced. See "Series Provisions -- Allocation
Percentages" and " -- Subordination of the Class B Securities, the Collateral
Interest and the Class D Securities" herein. If the Class B Invested Amount is reduced to zero, the holders of the Class A Securities will bear directly the credit and other risks associated with their undivided interest in the Trust.

                            MATURITY CONSIDERATIONS

     The Pooling and Servicing Agreement and the Supplement for the Offered
Series provide that the Class A Securityholders will not receive payments of principal until the Class A Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Early Amortization
Period. Class A Securityholders will receive payments of principal on each Distribution Date following the Monthly Period in which a Pay Out Event occurs until the Class A Invested Amount has been paid in full or the Stated Series
Termination Date has occurred. The Class B Securityholders will not receive payments of principal until the Class B Scheduled Payment Date, or earlier in the event of a Pay Out Event which results in the commencement of the Early
Amortization Period, but not until the Class A Invested Amount has been paid in full. The Class B Securityholders will not begin to receive payments of principal until the final principal payment on the Class A Securities has been made.

     On each Distribution Date during the Controlled Accumulation Period, amounts equal to the least of (a) Available Principal Collections (see "Series
Provisions -- Principal Payments" herein) for the related Monthly Period on deposit in the Collection Account, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such Monthly Period and any Deficit Controlled Accumulation Amount (both as defined under "Series
Provisions -- Application of Collections -- Payments of Principal" herein) and
(c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted
Invested Amount (prior to any deposits on such day) will be deposited in the Principal Funding Account for the Offered Series held by the Trustee (the
"Principal Funding Account") until the principal amount on deposit in the Principal Funding Account (the "Principal Funding Account Balance") equals the sum of the Class A Invested Amount and the Class B Invested Amount or the first
Distribution Date with respect to the Early Amortization Period. After the Class
A Invested Amount has been paid in full, or following the first Distribution
Date on which the Principal Funding Account Balance has increased to the Class A
Invested Amount, Available Principal Collections, to the extent required, will be distributed to the Class B Securityholders on each Distribution Date beginning, during the Controlled Accumulation Period, on the Class B Scheduled
Payment Date, until the earlier of the Distribution Date on which the Class B
Invested Amount has been

                                      S-16

paid in full and the Stated Series Termination Date. Amounts in the Principal Funding Account are expected to be available to pay the Class A Invested Amount on the Class A Scheduled Payment Date. After payment of the Class A Invested Amount in full, Available Principal Collections are expected to be available to pay the Class B Invested Amount on the Class B Scheduled Payment Date. Although it is anticipated that collections of Principal Receivables will be available on each Distribution Date during the Controlled Accumulation Period to make a deposit of the applicable Controlled Deposit Amount and that the Class A Invested Amount will be paid to the Class A Securityholders on the Class A Scheduled Payment Date and that the Class B Invested Amount will be paid to the Class B Securityholders on the Class B Scheduled Payment Date, respectively, no assurance can be given in this regard. See "Series Provisions -- Principal Payments" herein for a discussion of the circumstances under which the commencement of the Controlled Accumulation Period may be delayed.

     The Transferor may, at or after the time at which the Controlled Accumulation Period commences for the Offered Series, cause the Trust to issue another Series (or some portion thereof, to the extent that the full principal amount of such other Series is not otherwise outstanding at such time) as a Paired Series with respect to the Offered Series to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the Principal Funding Account with respect to the Offered Series. Although no assurances can be given as to whether such other Series will be issued and, if issued, the terms thereof, the outstanding principal amount of such Series may vary from time to time (whether or not a Pay Out Event occurs with respect to the Offered Securities), and the interest rate with respect to securities of such other Series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Offered Securities will vary from the terms of such other Series, the Pay Out Events or Reinvestment Events with respect to such other Series will vary from the Pay Out Events with respect to the Offered Series and may include Pay Out Events or Reinvestment Events which are unrelated to the status of the Transferor or the Servicer or the Receivables, such as Pay Out Events or Reinvestment Events related to the continued availability and rating of certain providers of Series Enhancement to such other Series. If a Pay Out Event or Reinvestment Event does occur with respect to any such Paired Series prior to the payment in full of the Offered Securities, the final payment of principal to the Series Securityholders may be delayed.

     Should a Pay Out Event occur with respect to the Offered Securities and the Early Amortization Period commence, any amount on deposit in the Principal Funding Account will be paid to the Class A Securityholders on the Distribution Date in the month following the commencement of the Early Amortization Period and the Class A Securityholders will be entitled to receive Available Principal Collections on each Distribution Date with respect to such Early Amortization Period (as described herein) until the Class A Invested Amount has been paid in full or until the Stated Series Termination Date occurs. After the Class A Invested Amount has been paid in full and if the Stated Series Termination Date has not occurred, Available Principal Collections will be paid to the Class B Securities on each Distribution Date until the earlier to occur of the date on which the Class B Invested Amount has been paid in full and the Stated Series Termination Date.

     Should a Pay Out Event occur with respect to the Offered Securities and the Early Amortization Period commence, any amount on deposit in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any Series, including the Offered Series, entitled to the benefits of Shared Principal Collections. See "Description of the Securities -- Pay Out Events and Reinvestment Events" in the Prospectus and "Series Provisions -- Pay Out Events" herein.

     The ability of the Class A Securityholders and the Class B Securityholders to receive payments of principal on the Class A Scheduled Payment Date and on the Class B Scheduled Payment Date, respectively, depends on the payment rates on the Receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the Accounts, the potential issuance by the Trust of additional Series and the availability of Shared Principal Collections. Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of cardholders and to changes in any terms of rebate programs in which cardholders participate. See the table entitled "Cardholder Monthly Payment Rates -- Partners First Portfolio" under "The Partners First Portfolio -- Payment Rates" herein. The Transferor cannot predict, and no assurance can be given, as to the cardholder monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Offered Securities or whether the terms of any subsequently issued Series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors -- Generation of Additional Receivables; Dependency on Cardholder Repayments" and "Description of the Pooling and Servicing Agreement -- Shared Principal Collections" in the Prospectus.

     In addition, the amount of outstanding Receivables and the delinquencies, charge-offs and new borrowings on the Accounts may vary from month to month due to the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio, and thus the rate at which the Series Securityholders could expect to receive payments of principal on their Securities during the Early Amortization Period or the rate at which the Principal Funding Account could be funded during the Controlled Accumulation Period, will be similar to the historical experience set forth in the table entitled "Cardholder Monthly Payment Rates -- Partners First Portfolio" under "The Partners First
Portfolio -- Payment Rates" herein. As described under "Series
Provisions -- Principal Payments," the Transferor may shorten the Accumulation Period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the Class A Scheduled Payment Date and on the Class B Scheduled Payment Date, respectively. In addition, the Trust, as a master trust, may issue additional Series from time to time, and there can be no assurance that the terms of any such Series might not have an impact on the timing or amount of payments received by the Series Securityholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Securities and the Class B Securities could be significantly reduced.

     For the reasons set forth above, there can be no assurance that deposits in the Principal Funding Account will be made on or prior to the Class A Scheduled Payment Date in an amount sufficient to pay the Class A Invested Amount to the Class A Securityholders on the Class A Scheduled Payment Date, or that the amount remaining in the Principal Funding Account following payment in full of the Class A Securities together with Available Principal Collections will be sufficient to pay the Class B Invested Amount in full on the Class B Scheduled Payment Date or that the actual number of months elapsed from the date of issuance of the Class A Securities and Class B Securities to their respective final Distribution Dates will equal the expected number of months. See "Risk Factors -- Generation of Additional Receivables; Dependency on Cardholder Repayments" in the Prospectus.

                          THE PARTNERS FIRST PORTFOLIO

GENERAL

     The Receivables to be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be generated from transactions made by holders of certain credit card accounts (the "Trust Portfolio") that have been selected from the total portfolio of VISA and MasterCard accounts of BKB (the "BKB Portfolio") and Harris (the "Harris Portfolio") serviced by Partners First (the "Partners First Portfolio"). The BKB Portfolio includes all credit card accounts originated or acquired by it with the exception of (i) those accounts of cardholders who reside in the primary geographic market of BKB and its affiliates (I.E., Massachusetts, Rhode Island, Connecticut and New Hampshire),
(ii) those accounts of other cardholders having other banking relationships with BKB or its affiliates and (iii) student, VIP, foreign accounts and accounts with employees of BKB and its affiliates. The Harris Portfolio includes all of its credit card accounts except corporate accounts. The Receivables also will include all fees billed to the Accounts. The Accounts were generated under the VISA and MasterCard associations of which BKB and Harris are members.

     The Partners First Portfolio may in the future also include accounts originated by financial institutions other than BKB or Harris. Any such other financial institutions may choose not to include all of their credit card accounts in the Partners First Portfolio, particularly if, similar to BKB, any such financial institution chooses to retain its regional or relationship accounts. See "Credit Card Activities -- Account Origination" in the Prospectus. Following the acquisition of any such new accounts, the receivables arising under such Accounts will be originated and serviced following the business model currently used in originating and servicing the Partners First Portfolio. See "Credit Card Activities -- Development of the Business Model of Partners First; The Role of FAMIS" in the Prospectus. Receivables originated by financial institutions other than BKB and Harris may be included in the Trust Portfolio upon satisfaction of certain conditions, including the Rating Agency Condition. See "Credit Card Activities -- Account Origination" in the Prospectus.

     The Accounts and Receivables will primarily be serviced by First Data Resources Inc. ("FDR"). Additional Accounts may be designated from time to time and Receivables arising therein will be included in the Trust on and after their respective cut-off dates. During the period beginning on April 1, 1998 and ending on or about the Closing Date, the Transferor added and will add to the Trust the Receivables arising in all Eligible Accounts that had not previously been designated to have their Receivables added to the Trust. See "Risk
Factors -- Addition of Trust Assets" and "Description of the Pooling and Servicing Agreement -- Additions of Accounts and Participation Interests" in the Prospectus. Set forth below is certain information with respect to the Partners First Portfolio. See "Credit Card Activities" and "The Accounts" in the Prospectus. Because the Trust's assets consist of Receivables more than half of which were generated from Accounts originated since September 1995, the historical information set forth below with respect to the Partners First Portfolio may not be indicative of the performance of the Partners First Portfolio as the Receivables and the Accounts mature. There can be no assurance that the yield, loss and delinquency experience with respect to the Receivables will be comparable to that set forth below with respect to the entire Partners First Portfolio.
                                       S-18

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the loss and delinquency experience for the Partners First Portfolio for each of the periods shown.

                LOSS EXPERIENCE FOR THE PARTNERS FIRST PORTFOLIO

                                                                                  YEAR ENDED DECEMBER 31,
                                                QUARTER ENDED       ----------------------------------------------------
                                                MARCH 31, 1998           1997                1996             1995(5)
                                                --------------      --------------      --------------      ------------
Average Receivables Outstanding(1)...........   $1,847,431,186      $1,830,299,437      $1,548,027,125      $977,326,058
Total Net Charge-Offs(2)(3)..................   $   32,831,899      $  127,021,955      $   50,492,120      $ 27,437,327
Total Net Charge-Offs as a Percentage of
  Average Receivables Outstanding(3)(4)......             7.11%(6)            6.94%               3.26%             2.81%

---------------
(1) Average receivables outstanding ("Average Receivables Outstanding") is calculated by determining the daily average of outstanding account balances for each month during the period indicated and then dividing the sum of such daily averages for such months by the number of months in such period.

(2) Total Net Charge-Offs for 1998 are credit and bankruptcy charge-offs net of recoveries, accrued interest and accrued fees, with the exception of Harris losses prior to the conversion to the FDR system (March 13, 1998), which include accrued fees. Prior to 1998, Total Net Charge-Offs were net of recoveries and accrued interest only.

(3) Total Net Charge-Offs for the calendar month ended April 30, 1998 were $11,229,629, which represented 7.52% of Average Receivables Outstanding for April 1998 (annualized). Total Net Charge-Offs for the calendar month ended May 31, 1998 were $11,464,642, which represented 7.82% of Average Receivables Outstanding for May 1998 (annualized).

(4) Prior to the conversion to the FDR system (March 13, 1998), the Harris charge-off policy was to charge off delinquent accounts at 180 days past due. Under the Harris policy, credit charge-offs occurred multiple times throughout the month. Upon the conversion to the FDR system, the Harris charge-off policy was changed to mirror the BKB policy: accounts more than 180 days contractually past due are charged off once a month, on the first business day of the following month. Accordingly, the conversion caused contractual charge-offs in the Harris Portfolio to be delayed one month. Receivables in accounts in the Harris Portfolio that became 180 days past due between March 14 and March 31, 1998 were not charged off until April 1, 1998, and were considered April losses. There were approximately $2,541,547 of such receivables. Had the conversion not occurred, the Total Net Charge-Offs as a Percentage of Average Receivables Outstanding for the Partners First Portfolio for the quarter would have been 7.66%.

(5) Includes information with respect to the Harris Portfolio for 12 months and with respect to the BKB Portfolio for the last 4 months of the year.

(6) Annualized.

         DELINQUENCIES AS A PERCENTAGE OF THE PARTNERS FIRST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                               AS OF DECEMBER 31,
                                                       ----------------------------------------------------
                             AS OF MARCH 31, 1998                1997                        1996
                           ------------------------    ------------------------    ------------------------

                             AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE
                           ----------    ----------    ----------    ----------    ----------    ----------
Receivables
  Outstanding(1)........   $1,819,886                  $1,963,885                  $1,854,657
Receivables Delinquent:
  30-59 Days............   $   33,497       1.84%      $   33,268       1.69%      $   28,937       1.55%
  60-89 Days............       20,959       1.15           21,397       1.09           18,332       0.99
  90-119 Days...........       16,583       0.91           16,433       0.84           14,066       0.76
  120 Days or More(2)...       44,777       2.46           30,448       1.55           23,484       1.27
                           ----------        ---       ----------        ---       ----------        ---
    Total...............   $  115,816       6.36%      $  101,546       5.17%      $   84,819       4.57%
                           ----------        ---       ----------        ---       ----------        ---
                           ----------        ---       ----------        ---       ----------        ---





                              ---------------------------
                                          1995(3)
                              ---------------------------

                                AMOUNT         PERCENTAGE
                              ----------       ----------
Receivables
  Outstanding(1)........      $1,124,774
Receivables Delinquent:
  30-59 Days............      $   13,541          1.20%
  60-89 Days............           7,352          0.65
  90-119 Days...........           5,456          0.49
  120 Days or More(2)...           5,231          0.47
                              ----------           ---
    Total...............      $   31,580          2.81%
                              ----------           ---
                              ----------           ---

---------------
(1) Receivables Outstanding in the Accounts consist of all amounts due from cardholders as posted to the Accounts.

(2) Includes amounts pending charge-off.

(3) Includes information with respect to the Harris Portfolio for 12 months and with respect to the BKB Portfolio for the last 4 months of the year.

     Partners First believes that the trend since 1994 in the delinquencies and losses in the Partners First Portfolio is comparable to that experienced by other issuers in the credit card market over this time period and is attributable in part to the maturation of the Partners First Portfolio and overall marketplace trends. The increase in delinquencies and losses is consistent with the seasoning of new credit card accounts. As accounts mature, delinquencies, which typically are low in the early periods of account activity, may be expected to increase for some of the accounts. There can be no assurance that the delinquency and loss experience for the Receivables in the Trust Portfolio will be similar to the historical portfolio set forth above.

REVENUE EXPERIENCE

     The revenues for the Partners First Portfolio from finance charges and fees billed to cardholders and Interchange are set forth in the following table for each of the periods shown.

     The historical revenue figures in the following table include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on credit card receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See "Risk Factors" in the Prospectus.

              REVENUE EXPERIENCE FOR THE PARTNERS FIRST PORTFOLIO

                                                                                 YEAR ENDED DECEMBER 31,
                                              QUARTER ENDED       ------------------------------------------------------
                                              MARCH 31, 1998           1997                1996              1995(7)
                                              --------------      --------------      --------------      --------------
Average Receivables Outstanding............   $1,847,431,186      $1,830,299,437      $1,548,027,125      $  977,326,058
Total Finance Charges and Fees
  Billed(1)(2).............................       76,040,870         284,044,536         200,160,362         136,094,855
Interchange(2)(3)..........................        4,756,108          22,408,554          22,235,597          16,291,790
Total Revenues(2)(4).......................       80,796,978         306,453,090         222,395,959         152,386,645
Average Revenue Yield(2)(5)................            17.49%(6)           16.74%              14.37%              15.59%

---------------
(1) Total Finance Charges and Fees Billed are comprised of periodic finance charges, cash advance fees, annual membership fees and other charges.

(2) For the calendar month ended April 30, 1998, Total Finance Charges and Fees Billed were $25,349,401, Interchange was $1,761,017 and Total Revenues were $27,110,418 which represented 18.16% of Average Receivables Outstanding (annualized). For the calendar month ended May 31, 1998, Total Finance Charges and Fees Billed were $25,334,826, Interchange was $1,702,665 and Total Revenues were $27,037,491 which represented 18.43% of Average Receivables Outstanding (annualized).

(3) Interchange represents revenue attributable to Interchange received during the period indicated. The amount of Interchange allocable to each period indicated above has been estimated.

(4) Total Revenues are the result of adding Total Finance Charges and Fees Billed and Interchange.

(5) Average Revenue Yield is the result of dividing Total Revenues by the Average Receivables Outstanding during the period indicated.

(6) Annualized.

(7) Includes information with respect to the Harris Portfolio for 12 months and with respect to the BKB Portfolio for the last 4 months of the year.

     The revenues for the Partners First Portfolio shown in the tables above are related to finance charges, together with fees, billed to holders of the accounts and Interchange. The revenues related to finance charges depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and paying off credit card account balances over several months as opposed to convenience use, where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding finance charges on purchases, and upon other services of which cardholders choose to avail themselves and which are paid for by the use of the card. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the Account Originators on the accounts in the Partners First Portfolio and on whether such accounts are non-premium or premium credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and on the respective percentages of the receivable balances of non-premium and premium credit card accounts. Revenues could be adversely affected by future changes in the charges and fees assessed by the Account Originator and other factors. See "Certain Legal Aspects of the Receivables -- Consumer Protection Laws" in the Prospectus. Neither the Servicer nor any of its affiliates has any basis to predict how any future changes in the usage of the accounts by cardholders or in the terms of accounts may affect the revenue for the Partners First Portfolio.

INTERCHANGE

     The Transferor will be required, pursuant to the terms of the Supplement applicable to the Offered Series (the "Offered Series Supplement"), to transfer to the Trust for the benefit of the Offered Series, a percentage of the Interchange attributed to cardholder charges for goods and services in the Accounts. Interchange arising under the Accounts will be allocated to the Offered Series on the basis of the Series Allocation Percentage for the Offered Series of the amount of Interchange attributable to the Accounts, as reasonably estimated by the Transferor. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange will be treated as a portion of Series Allocable Finance Charge Collections for the purposes of allocating collections of Finance Charge Receivables, making required monthly payments and calculating the Portfolio Yield. See "Credit Card Activities -- Interchange" in the Prospectus.

     In the future, subject to certain requirements contained in the Offered Series Supplement and the Pooling and Servicing Agreement, the Transferor may, in lieu of transferring Interchange to the Trust as set forth above, allocate Interchange to the Trust and the Offered Series by treating a percentage of collections of the Principal Receivables (whether arising from cardholder charges for goods and services or cash advances) as collections of Finance Charge Receivables approximately equivalent to the then current Interchange on the credit card accounts in the Partners First Portfolio (subject to adjustment at the option of the Transferor upon the satisfaction of certain conditions as described in the Prospectus under "Description of the Pooling and Servicing Agreement -- Discount Option").

PAYMENT RATES

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Partners First Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. For the highest and lowest monthly payment rates, the numerator of the fraction is equal to all payments from cardholders as posted to the accounts during the applicable month and the denominator is equal to the Average Receivables Outstanding for such month. For the monthly average payment rate, the numerator of the fraction is equal to all payments from cardholders as posted to the accounts during the indicated period divided by the number of months in the period, and the denominator is equal to the Average Receivables Outstanding.

                        CARDHOLDER MONTHLY PAYMENT RATES
                            PARTNERS FIRST PORTFOLIO

                                                                                                    YEAR ENDED DECEMBER 31,
                                                                             QUARTER ENDED       -----------------------------
                                                                             MARCH 31, 1998      1997       1996       1995(1)
                                                                             --------------      -----      -----      -------
AVERAGE
Lowest Month..............................................................        10.20%         10.55%      8.95%      12.67%
Highest Month.............................................................        12.70%         12.55%     13.47%      16.18%
Monthly Average...........................................................        11.34%         11.61%     11.91%      14.11%

---------------
(1) Includes information with respect to the Harris Portfolio for 12 months and with respect to the BKB Portfolio for the last four months of the year.

     Partners First generally determines the minimum monthly payment with respect to the accounts by multiplying the combined new balance of purchases and cash advances, less any disputed amounts, by 2% ( 1/50 expressed as a percentage). If the amount so calculated is less than $15, it is increased to $15. The sum of such amount and any past due amounts equals the minimum payment amount. The minimum payment amount, however, is never more than the new balance.

     It should be noted that the payment rates reflected above are driven primarily by Harris payment rate experience. A decrease in payment rates may be expected due to an anticipated change in minimum payment policy for Harris originated accounts to conform to Partners First/BKB policy.

     There can be no assurance that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables with respect to the Trust Portfolio will be similar to the historical experience set forth above or that deposits into the Collection Account or the Principal Funding Account, as applicable, will be made in accordance with the applicable Controlled Accumulation Amount. If a Pay Out Event occurs, the average life of the Securities could be significantly reduced or increased.

                                THE RECEIVABLES

     The aggregate amount of Receivables in the Trust Portfolio as of April 30, 1998 was $1,770,206,794, comprised of $1,733,134,153 of Principal Receivables and $37,072,641 of Finance Charge Receivables. The active Accounts had an average total receivables balance of $2,181 and an average credit limit of $5,636. The percentage of the aggregate total receivables balance to the aggregate total credit limit was 27.8%. The average age of the Accounts was approximately 48.9 months. As of April 30, 1998, all of the Accounts in the Trust Portfolio were VISA or MasterCard credit card accounts, of which 68.55% were non-premium accounts and 31.45% were premium accounts, and the total receivables balances of non-premium accounts and premium accounts, as a percentage of the total receivables, were 70.39% and 29.61%, respectively. Approximately 15.43%, 6.30%, 5.87%, 5.73% and 5.36% of the Receivables related to cardholders having billing addresses in Illinois, Texas, New Jersey, Florida and Ohio, respectively. Not more than 4.49% of the Receivables related to cardholders having billing addresses in any other single state.

     The following tables summarize the Trust Portfolio by various criteria as of April 30, 1998. During the period beginning on April 1, 1998 and ending on or about the Closing Date, the Transferor added and will add to the Trust the Receivables arising in all Eligible Accounts that had not previously been designated to have their Receivables included in the Trust. The Transferor may designate Additional Accounts from time to time and Receivables arising therein will be included in the Trust. Because the composition of the Trust Portfolio will change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any time subsequent to April 30, 1998. References to "Receivables Outstanding," "Receivables" and to "total receivables" in the preceding paragraph and in the following tables include Finance Charge Receivables and Principal Receivables.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                 PERCENTAGE                     PERCENTAGE
                                                                 OF TOTAL                        OF TOTAL
                                                    NUMBER OF    NUMBER OF     RECEIVABLES      RECEIVABLES
              ACCOUNT BALANCE RANGE                  ACCOUNTS    ACCOUNTS      OUTSTANDING      OUTSTANDING
-------------------------------------------------   ----------   ---------    --------------    -----------
Credit Balance...................................       20,236       1.79%    $   (2,248,816)       (0.13)%
No Balance.......................................      316,555      28.06                  0         0.00
$    0-$1,000....................................      286,410      25.39        103,168,335         5.83
$1,001-$2,000....................................      136,800      12.13        207,020,681        11.69
$2,001-$3,500....................................      183,348      16.25        497,879,994        28.13
$3,501-$5,000....................................      112,573       9.98        468,828,580        26.48
$5,001 or More...................................       72,255       6.40        495,558,020        28.00
                                                    ----------   ---------    --------------    -----------
       TOTAL.....................................    1,128,177     100.00%    $1,770,206,794       100.00%
                                                    ----------   ---------    --------------    -----------
                                                    ----------   ---------    --------------    -----------

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                 PERCENTAGE                     PERCENTAGE
                                                                 OF TOTAL                        OF TOTAL
                                                    NUMBER OF    NUMBER OF     RECEIVABLES      RECEIVABLES
               CREDIT LIMIT RANGE                    ACCOUNTS    ACCOUNTS      OUTSTANDING      OUTSTANDING
-------------------------------------------------   ----------   ---------    --------------    -----------
Less than or equal to $1,000.....................       89,800       7.96%    $   30,820,021         1.74%
$1,001-$2,000....................................       86,867       7.70         91,491,860         5.17
$2,001-$3,500....................................      194,716      17.26        304,991,623        17.23
$3,501-$5,000....................................      252,518      22.38        462,798,144        26.14
$5,001 or More...................................      504,276      44.70        880,105,146        49.72
                                                    ----------   ---------    --------------    -----------
       TOTAL.....................................    1,128,177     100.00%    $1,770,206,794       100.00%
                                                    ----------   ---------    --------------    -----------
                                                    ----------   ---------    --------------    -----------

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                                     PERCENTAGE                     PERCENTAGE
                                                                                     OF TOTAL                        OF TOTAL
                        PERIOD OF DELINQUENCY                           NUMBER OF    NUMBER OF     RECEIVABLES      RECEIVABLES
                   (DAYS CONTRACTUALLY DELINQUENT)                      ACCOUNTS     ACCOUNTS      OUTSTANDING      OUTSTANDING
---------------------------------------------------------------------   ---------    ---------    --------------    -----------
Current-29 Days......................................................   1,091,743       96.77%    $1,666,090,358        94.12%
30-59 Days...........................................................      12,550        1.11         31,964,542         1.81
60-89 Days...........................................................       7,546        0.67         21,467,238         1.21
90-119 Days..........................................................       5,523        0.49         16,533,012         0.93
120 or More Days.....................................................      10,815        0.96         34,151,644         1.93
                                                                        ---------    ---------    --------------    -----------
       TOTAL.........................................................   1,128,177      100.00%    $1,770,206,794       100.00%
                                                                        ---------    ---------    --------------    -----------
                                                                        ---------    ---------    --------------    -----------

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                                     PERCENTAGE                     PERCENTAGE
                                                                                     OF TOTAL                        OF TOTAL
                                                                        NUMBER OF    NUMBER OF     RECEIVABLES      RECEIVABLES
                             ACCOUNT AGE                                ACCOUNTS     ACCOUNTS      OUTSTANDING      OUTSTANDING
---------------------------------------------------------------------   ---------    ---------    --------------    -----------
Not More than 6 Months...............................................      66,418        5.89%    $  140,220,860         7.92%
Over 6 Months to 12 Months...........................................     150,369       13.33        319,806,517        18.07
Over 12 Months to 18 Months..........................................      85,983        7.62        150,831,373         8.52
Over 18 Months to 24 Months..........................................     136,120       12.07        176,519,115         9.97
Over 24 Months to 36 Months..........................................     288,312       25.55        457,185,821        25.83
Over 36 Months to 48 Months..........................................     117,208       10.39        111,066,361         6.27
Over 48 Months to 60 Months..........................................      72,157        6.40         70,723,740         4.00
Over 60 Months to 72 Months..........................................      19,021        1.69         30,315,484         1.71
Over 72 Months.......................................................     192,589       17.06        313,537,523        17.71
                                                                        ---------    ---------    --------------    -----------
       TOTAL.........................................................   1,128,177      100.00%    $1,770,206,794       100.00%
                                                                        ---------    ---------    --------------    -----------
                                                                        ---------    ---------    --------------    -----------

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                                TRUST PORTFOLIO

                                                                                   PERCENTAGE                       PERCENTAGE
                                                                                       OF                            OF TOTAL
                                                                     NUMBER OF    TOTAL NUMBER     RECEIVABLES      RECEIVABLES
                              STATE                                  ACCOUNTS     OF ACCOUNTS      OUTSTANDING      OUTSTANDING
------------------------------------------------------------------   ---------    ------------    --------------    -----------
Illinois..........................................................     184,508        16.34%      $  272,729,783        15.43%
Texas.............................................................      63,917         5.67          111,315,046         6.30
New Jersey........................................................      68,042         6.03          103,887,122         5.87
Florida...........................................................      59,357         5.26          101,503,587         5.73
Ohio..............................................................      59,971         5.32           94,826,169         5.36
Pennsylvania......................................................      56,454         5.00           79,518,775         4.49
California........................................................      45,775         4.06           76,193,598         4.30
New York..........................................................      56,712         5.03           74,509,485         4.21
Michigan..........................................................      41,857         3.71           63,752,210         3.60
Indiana...........................................................      35,556         3.15           60,594,181         3.42
Wisconsin.........................................................      35,792         3.17           60,322,360         3.41
Virginia..........................................................      28,250         2.50           50,881,014         2.87
Maryland..........................................................      27,360         2.43           47,100,468         2.66
Georgia...........................................................      25,670         2.28           44,664,850         2.52
Missouri..........................................................      24,793         2.20           42,170,849         2.38
North Carolina....................................................      25,384         2.25           41,432,404         2.34
Minnesota.........................................................      25,246         2.24           37,681,132         2.13

                                                                                   PERCENTAGE                       PERCENTAGE
                                                                                       OF                            OF TOTAL
                                                                     NUMBER OF    TOTAL NUMBER     RECEIVABLES      RECEIVABLES
                              STATE                                  ACCOUNTS     OF ACCOUNTS      OUTSTANDING      OUTSTANDING
------------------------------------------------------------------   ---------    ------------    --------------    -----------
Tennessee.........................................................      18,358         1.63%      $   29,691,472         1.68%
Arizona...........................................................      16,869         1.50           25,776,055         1.46
Alabama...........................................................      12,956         1.15           24,021,828         1.36
Colorado..........................................................      17,054         1.51           23,962,388         1.35
Louisiana.........................................................      14,138         1.25           22,854,091         1.29
Kentucky..........................................................      13,003         1.15           21,794,377         1.23
Oklahoma..........................................................      12,256         1.09           20,263,604         1.14
Iowa..............................................................      13,271         1.18           19,395,670         1.10
Kansas............................................................      11,481         1.02           17,959,055         1.01
South Carolina....................................................      10,946         0.97           16,994,005         0.96
Mississippi.......................................................       9,272         0.82           16,483,155         0.93
Arkansas..........................................................      10,035         0.89           16,345,715         0.92
Oregon............................................................      10,247         0.91           15,341,453         0.87
Washington........................................................      11,099         0.98           15,285,352         0.86
Nevada............................................................       8,711         0.77           14,169,600         0.80
Massachusetts.....................................................       9,996         0.89           11,226,304         0.63
New Mexico........................................................       5,937         0.53            9,251,322         0.52
Maine.............................................................       5,562         0.49            8,829,002         0.50
Nebraska..........................................................       6,135         0.54            7,893,034         0.45
West Virginia.....................................................       4,808         0.43            7,231,644         0.41
Utah..............................................................       5,140         0.46            6,952,710         0.39
Montana...........................................................       4,136         0.37            6,328,231         0.36
Idaho.............................................................       4,211         0.37            6,025,548         0.34
Delaware..........................................................       3,093         0.27            5,541,574         0.31
South Dakota......................................................       3,087         0.27            5,204,854         0.29
Connecticut.......................................................       4,085         0.36            5,100,520         0.29
North Dakota......................................................       3,042         0.27            5,058,572         0.29
Washington, DC....................................................       2,539         0.23            4,757,220         0.27
Vermont...........................................................       2,364         0.21            4,099,013         0.23
Hawaii............................................................       2,027         0.18            3,184,349         0.18
Wyoming...........................................................       1,946         0.17            2,827,711         0.16
Other.............................................................       1,819         0.16            2,530,866         0.14
New Hampshire.....................................................       1,492         0.13            1,670,344         0.09
Alaska............................................................       1,016         0.09            1,635,032         0.09
Rhode Island......................................................       1,402         0.12            1,438,091         0.08
                                                                     ---------    ------------    --------------    -----------
       Total......................................................   1,128,177       100.00%      $1,770,206,794       100.00%
                                                                     ---------    ------------    --------------    -----------
                                                                     ---------    ------------    --------------    -----------

                                USE OF PROCEEDS

     The net proceeds from the issuance of the Offered Securities will be paid to the Transferor. The Transferor will use such net proceeds together with net proceeds from the issuance of the Series 1998-3 Investor Securities to repurchase a previously issued Series of Investor Securities which the Transferor sold privately on January 29, 1998. In addition, on the Closing Date, the Transferor will utilize net proceeds from the issuance of the Offered Securities to fund the Initial Yield Supplement Deposit, in the amount of $11,250,000.

                                 PARTNERS FIRST

     As of April 30, 1998, Partners First had approximately $527,000,000 in total assets, approximately $402,000,000 in total liabilities and approximately $125,000,000 in member's equity.

                               SERIES PROVISIONS

     The Offered Securities will be issued pursuant to the Pooling and Servicing Agreement and the Offered Series Supplement specifying the Principal Terms of the Securities. The following summary describes certain terms applicable to the Offered Securities. Reference should be made to the Prospectus for additional information concerning the Offered Securities and the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement" in the Prospectus.

INTEREST PAYMENTS

     Interest on the Class A Securities and the Class B Securities will accrue from the Closing Date on the outstanding principal balance of the Class A Securities and the Class B Invested Amount at the Class A Interest Rate and Class B Interest Rate, respectively. Interest will be distributed on August 17, 1998 and on the 15th day of each month thereafter, or if any such 15th day is not a business day, the next succeeding business day (each, a "Distribution Date"), to the Securityholders in whose names the Offered Securities were registered at the close of business on the preceding Record Date. Interest for any Distribution Date will accrue during the period from and including the preceding Distribution Date (or in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date (each such period, an "Interest Period"). "Record Date" means, with respect to any Distribution Date, the business day preceding such Distribution Date, except that, with respect to any Definitive Securities, Record Date means, with respect to any Distribution Date, the fifth day of the Monthly Period during which such Distribution Date occurs. Interest payments on the Offered Securities with respect to each Distribution Date will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year.

     Interest payments with respect to the Class A Securities for each Distribution Date will be calculated on the outstanding principal balance of the Class A Securities as of the preceding Record Date (or in the case of the initial Distribution Date, on the Class A Initial Invested Amount). On each Distribution Date, Class A Available Funds for the related Monthly Period will be applied to pay Class A Monthly Interest and Class A Monthly Interest previously due but not paid to the Class A Securityholders and any Class A Additional Interest. To the extent Class A Available Funds allocated to the Class A Securityholders' Interest for such Monthly Periods are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and Redirected Principal Collections allocable first to the Class D Invested Amount, then to the Collateral Invested Amount and then to the Class B Invested Amount will be used to make such payments. "Class A Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class A Floating Percentage of the sum of the Redirected Investor Finance Charge Collections allocated to the Offered Series with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to the Offered Series in accordance with the Pooling and Servicing Agreement and the Offered Series Supplement) and the Yield Supplement Draw Amount, if any, with respect to the related Distribution Date, (ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, Principal Funding Investment Proceeds, if any, with respect to the related Distribution Date, and (iii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class A Available Funds pursuant to the Offered Series Supplement with respect to such Distribution Date.

     Interest payments with respect to the Class B Securities for each Distribution Date will be calculated on the Class B Invested Amount as of the preceding Record Date (or in the case of the initial Distribution Date, on the Class B Initial Invested Amount). On each Distribution Date, Class B Available Funds for the related Monthly Period will be applied to pay Class B Monthly Interest and Class B Monthly Interest previously due but not paid to the Class B Securityholders and any Class B Additional Interest. To the extent Class B Available Funds allocated to the Class B Securityholders' Interest for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and Redirected Principal Collections allocable first to the Class D Invested Amount and then to the Collateral Invested Amount, in each case not required to pay the Class A Required Amount or reimburse Class A Charge-Offs will be used to make such payments. "Class B Available Funds" means, with respect to any Monthly Period, an amount equal to the sum of (i) the Class B Floating Percentage of the sum of the Redirected Investor Finance Charge Collections allocated to the Offered Series with respect to such Monthly Period (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to the Offered Series in accordance with the Pooling and Servicing Agreement and the Offered Series Supplement) and the Yield Supplement Draw Amount, if any, with respect to the related Distribution Date, and (ii) amounts, if any, to be withdrawn from the Reserve Account that must be included in Class B Available Funds pursuant to the Offered Series Supplement with respect to such Distribution Date.

     The Servicer will determine LIBOR (i) for the period from the Closing Date through July 14, 1998, on June 24, 1998, (ii) for the period from July 15, 1998 through August 16, 1998, on July 13, 1998, and (iii) for each subsequent Interest Period, on the second London business day prior to the commencement of such Interest Period (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a London business day is any day on which dealings in deposits in United States dollars are transacted in the London interbank market.


     "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks (as defined below) at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

     "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "Reference Banks" means three major banks in the London interbank market selected by the Servicer.

PRINCIPAL PAYMENTS

     During the Revolving Period (which begins on the Closing Date and ends on the day before the commencement of the Controlled Accumulation Period or, if earlier, the Early Amortization Period), no principal payments will be made to the holders of the Offered Securities. During the Controlled Accumulation Period (on or prior to the Class A Scheduled Payment Date), principal will be deposited in the Principal Funding Account as described below and on the Class A Scheduled Payment Date will be distributed to Class A Securityholders up to the Class A Invested Amount and then on the Class B Scheduled Payment Date to Class B Securityholders up to the Class B Invested Amount. During the Early Amortization Period, which will begin upon the occurrence of a Pay Out Event, and until the Stated Series Termination Date occurs, principal will be paid first to the Class A Securityholders until the Class A Invested Amount has been paid in full, and then to the Class B Securityholders until the Class B Invested Amount has been paid in full. Unless a reduction in the Required Enhancement Amount has occurred, no principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class B Securityholders. No principal payments will be made to the Class D Securityholders until the Collateral Invested Amount has been paid in full.

     On each Distribution Date with respect to the Controlled Accumulation Period, the Trustee will deposit in the Principal Funding Account an amount equal to the least of (a) Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date, (b) the Controlled Deposit Amount for such Distribution Date and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, until the Principal Funding Account Balance equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the Principal Funding Account up to the Class A Invested Amount will be paid to the Class A Securityholders on the Class A Scheduled Payment Date. If the amount on deposit in the Principal Funding Account on the Class A Scheduled Payment Date exceeds the Class A Invested Amount, the amount of such excess, up to the Class B Invested Amount, will be paid to the Class B Securityholders on the Class B Scheduled Payment Date. After the Class A Invested Amount has been paid in full, on each Distribution Date during the Controlled Accumulation Period, amounts equal to the lesser of (a) Available Principal Collections with respect to such Distribution Date and (b) the Class B Invested Amount will be deposited in the Collection Account for distribution to the Class B Securityholders until the Class B Invested Amount has been paid in full. Such amounts in the Collection Account will be paid to the Class B Securityholders on the Class B Scheduled Payment Date.

     If a Pay Out Event occurs with respect to the Offered Securities during the Controlled Accumulation Period, the Early Amortization Period will commence and any amount on deposit in the Principal Funding Account will be paid first to the Class A Securityholders on the first Distribution Date with respect to the Early Amortization Period and then, after the Class A Invested Amount is paid in full, to the Class B Securityholders. After payment in full of the Class A Invested Amount, the Class B Securityholders will be entitled to receive an amount equal to the Class B Invested Amount.
                                       S-26

     "Available Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) an amount equal to the Principal Allocation Percentage of the Series Allocation Percentage of all collections of Principal Receivables received during such Monthly Period (minus the Redirected Principal Collections, if any, used to fund the Required Amount), (ii) any Shared Principal Collections with respect to other Principal Sharing Series that are allocated to the Offered Series and (iii) certain other amounts which pursuant to the Offered Series Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

     The Controlled Accumulation Period is currently expected to commence at the close of business on May 31, 2000; however, the date on which the Controlled Accumulation Period actually commences may be delayed if the Controlled Accumulation Period Length (determined as described below) is less than twelve months. Beginning on the Determination Date immediately preceding the February 2000 Distribution Date and on each Determination Date thereafter until the Controlled Accumulation Period actually commences, the Transferor will determine the "Controlled Accumulation Period Length" based on, among other things, the then current principal payment rate on the Accounts and the principal amount of Principal Sharing Series that are entitled to share principal with the Offered Series; PROVIDED, HOWEVER, that the Controlled Accumulation Period Length will not be less than one month. If the Controlled Accumulation Period Length is less than twelve months, the Controlled Accumulation Period will commence no later than the close of business on April 30, 2001, and the number of months in the Controlled Accumulation Period will be equal to the Controlled Accumulation Period Length. The effect of the foregoing calculation is to reduce the Controlled Accumulation Period Length based on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and thus scheduled to make Shared Principal Collections available to the Offered Series during the Controlled Accumulation Period. In addition, if the Controlled Accumulation Period Length shall have been determined to be less than 12 months and, after the date on which such determination is made, a Pay Out Event or Reinvestment Event (as those terms are defined in the Supplement for such Series) shall occur with respect to any outstanding Principal Sharing Series, the Controlled Accumulation Period will commence on the earlier of (i) the date that such Pay Out Event or Reinvestment Event shall have occurred with respect to such Series and (ii) the date on which the Controlled Accumulation Period is then scheduled to commence.

     On each Distribution Date with respect to the Early Amortization Period until the Class A Invested Amount has been paid in full or the Stated Series Termination Date occurs, the holders of the Class A Securities will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B Securities will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Stated Series Termination Date. After payment in full of the Class B Invested Amount, the Collateral Interest Holder will be entitled to receive, on each Distribution Date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Stated Series Termination Date. After payment in full of the Collateral Invested Amount, the Class D Securityholders will be entitled to receive on each Distribution Date, Available Principal Collections until the earlier of the date the Class D Invested Amount is paid in full and the Stated Series Termination Date.

SUBORDINATION OF THE CLASS B SECURITIES, THE COLLATERAL INTEREST AND THE CLASS D SECURITIES

     The Class B Securities, the Collateral Interest and the Class D Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class A Securities. In addition, the Collateral Interest and the Class D Securities will be subordinated to the extent necessary to fund certain payments with respect to the Class B Securities. Certain principal payments otherwise allocable to the Class B Securities may be redirected to the Class A Securities and the Class B Invested Amount may be reduced. Certain principal payments otherwise allocable to the Collateral Interest may be redirected to the Class A Securities and the Class B Securities and the Collateral Invested Amount may be reduced. Similarly, certain principal payments otherwise allocable to the Class D Securities may be redirected to the Class A Securities, the Class B Securities and the Collateral Interest and the Class D Invested Amount may be reduced. If the Class D Invested Amount and the Collateral Invested Amount are each reduced to zero, holders of the Class B Securities will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Securityholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Securityholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust. In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount or the Class D Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A

Securities and the Class B Securities will be decreased. See " -- Allocation Percentages," " -- Redirection of Cash Flows" and " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections" below.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Offered Series and all other Series outstanding all collections of Finance Charge Receivables and Principal Receivables and the Defaulted Amount with respect to such Monthly Period as described under "Description of the Pooling and Servicing Agreement -- Allocations" in the Prospectus and, with respect to the Offered Series specifically, as described below.

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the Servicer will allocate to the Offered Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

     "Series Allocable Finance Charge Collections," "Series Allocable Principal Collections" and "Series Allocable Defaulted Amount" mean, with respect to the Offered Series and for any Monthly Period, the product of (a) the Series Allocation Percentage for the Offered Series and (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts, respectively, with respect to such Monthly Period.

     "Series Allocation Percentage" means, with respect to the Offered Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the sum of the Series Adjusted Invested Amount for the Offered Series as of the last day of the immediately preceding Monthly Period plus the Required Transferor Amount for the Offered Series as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Required Transferor Amounts as of such last day.

     "Series Adjusted Invested Amount" means, with respect to the Offered Series and for any Monthly Period, the Series Invested Amount for the Offered Series, less the excess, if any, of all reductions in the Invested Amount (other than any reductions occasioned by payments of principal to the Series Securityholders or to the Collateral Interest Holder) as of the last day of the preceding Monthly Period over the aggregate amount of any reimbursement of such reductions as of such last day.

     The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for the Offered Series with respect to any Monthly Period will be allocated to the Offered Securities, the Collateral Interest and the Class D Securities based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the Transferor's Interest. The "Floating Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is equal to the product of (a) the sum of the total amount of the Principal Receivables in the Trust as of such day (subject to adjustment to give effect to designations of Additional Accounts and Removed Accounts) (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and the principal amount on deposit in the Special Funding Account as of such day and (b) the Series Allocation Percentage.

     Investor Finance Charge Collections (which for any Monthly Period is equal to the product of the Floating Allocation Percentage and the Series Allocable Finance Charge Collections) will be redirected among all Series in Group I as set forth in "Description of the Pooling and Servicing
Agreement -- Reallocations Among Securities of Different Series within a Reallocation Group" in the Prospectus. Redirected Investor Finance Charge Collections allocated to the Offered Series and the Series Default Amount will be further allocated among the Class A Securityholders, the Class B Securityholders, the Collateral Interest Holder and the Class D Securityholders in accordance with the Class A Floating Percentage, the Class B Floating Percentage, the Collateral Floating Percentage and the Class D Floating Percentage, respectively. The "Class A Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first Monthly Period, the Initial Invested Amount). The "Class B Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period

(or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Collateral Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing
Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount). The "Class D Floating Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class D Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, as of the Closing Date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first Monthly Period, the Initial Invested Amount).

     The Series Allocable Principal Collections for the Offered Series will be allocated to the Offered Securities, the Collateral Interest and the Class D Securities based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the Transferor's Interest. The "Principal Allocation Percentage" means, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to (a) during the Revolving Period, the Series Adjusted Invested Amount for the Offered Series as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Controlled Accumulation Period or the Early Amortization Period, the Series Adjusted Invested Amount for the Offered Series as of the last day of the Revolving Period and the denominator of which is equal to the product of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (subject to adjustment to give effect to designations of Additional Accounts and Removed Accounts) and the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the Series Allocation Percentage for the Offered Series as of the last day of the immediately preceding Monthly Period; PROVIDED, HOWEVER, that because the Offered Securities are subject to being paired with a future Series, if a Pay Out Event or a Reinvestment Event (as those terms are defined in the related Supplement) occurs with respect to a Paired Series during the Controlled Accumulation Period with respect to the Offered Series, the Transferor may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series and the Transferor shall have received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition and the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would constitute a Pay Out Event, to occur with respect to the Offered Series.

     Such amounts so allocated to the Offered Securities, the Collateral Interest and the Class D Securities will be further allocated to the Class A Securityholders, the Class B Securityholders, the Collateral Interest Holder and the Class D Securityholders based on the Class A Principal Percentage, the Class B Principal Percentage, the Collateral Principal Percentage and the Class D Principal Percentage, respectively. The "Class A Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) or (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is equal to the Invested Amount as of such day. The "Class B Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) or (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the Invested Amount as of such day. The "Collateral Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) or (ii) during the Controlled Accumulation Period or the Early Accumulation Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the Invested Amount as of such day. The "Class D Principal Percentage" means, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class D Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Class D Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Initial Invested Amount) or (ii) during the Controlled Accumulation Period or the Early Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class D Invested Amount as of the last day of the Revolving Period and the denominator of which is equal to the Invested Amount as of such day.

     As used herein, the following terms have the meanings indicated:

          "Class A Invested Amount" for any date means an amount equal to (i) the Class A Initial Invested Amount, less (ii) the amount of principal payments made to the Class A Securityholders on or prior to such date, less
     (iii) the excess, if any, of the aggregate amount of Class A Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Charge-Offs for all Distribution Dates prior to such date; PROVIDED, HOWEVER, that the Class A Invested Amount may not be reduced below zero.

          "Class B Invested Amount" for any date means an amount equal to (i) the Class B Initial Invested Amount, less (ii) the amount of principal payments made to the Class B Securityholders on or prior to such date, less
     (iii) the aggregate amount of Class B Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates which have been used to fund the Required Amount with respect to such Distribution Dates (excluding any Redirected Principal Collections that have resulted in a reduction of the Collateral Invested Amount or the Class D Invested Amount), less (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Default Amount on all prior Distribution Dates as described below under " -- Defaulted Receivables; Charge-Offs," plus
     (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); PROVIDED, HOWEVER, that the Class B Invested Amount may not be reduced below zero.

          "Class A Adjusted Invested Amount" for any date means an amount equal to the then current Class A Invested Amount less the funds on deposit in the Principal Funding Account (up to the Class A Invested Amount) on such date.

          "Class B Adjusted Invested Amount" for any date means an amount equal to the then current Class B Invested Amount less the funds on deposit in the Principal Funding Account in excess of the Class A Invested Amount on such date.

          "Class D Invested Amount" for any date means an amount equal to (i) the Class D Initial Invested Amount, less (ii) the aggregate amount of principal payments made to the Class D Securityholders prior to such date, less (iii) the aggregate amount of Class D Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates, less (v) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced to fund the Class A Default Amount, the Class B Default Amount and the Collateral Default Amount on all prior Distribution Dates as described below under " -- Defaulted Receivables; Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); PROVIDED, HOWEVER, that the Class D Invested Amount may not be reduced below zero.

          "Collateral Invested Amount" for any date means an amount equal to (i) the Collateral Initial Invested Amount, less (ii) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, less (iii) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates, less (iv) the aggregate amount of Redirected Principal Collections for all prior Distribution Dates (excluding any Redirected Principal Collections that have resulted in a reduction of the Class D Invested Amount), less (v) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Default Amount and the Class B Default Amount on all prior Distribution Dates as described below under " -- Defaulted Receivables; Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); PROVIDED, HOWEVER, that the Collateral Invested Amount may not be reduced below zero.

          "Invested Amount" for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the Class D Invested Amount on such date.

PRINCIPAL FUNDING ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, the Principal Funding Account as a deposit account meeting the eligibility requirements specified in the Pooling and Servicing Agreement (an "Eligible Deposit Account") held for the benefit of the Series Securityholders. During the Controlled Accumulation Period, the Servicer will transfer collections in respect of Principal Receivables, Shared Principal Collections allocated to the Offered Series and other amounts described herein to be treated in the same manner as collections of Principal Receivables from the Collection Account to the Principal Funding Account as described below under " -- Application of Collections."

     Unless a Pay Out Event has occurred with respect to the Offered Securities, all amounts on deposit in the Principal Funding Account (the "Principal Funding Account Balance") on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Principal Funding Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date with respect to the Controlled Accumulation Period, the interest and other investment income (net of investment expenses and losses) earned on such investments (the "Principal Funding Investment Proceeds") will be withdrawn from the Principal Funding Account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such Distribution Date yield less than the Class A Interest Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from other Class A Available Funds (including a withdrawal from the Reserve Account, if necessary, as described below under " -- Reserve Account"). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "Covered Amount" means, for any Distribution Date with respect to the Controlled Accumulation Period or the first Distribution Date with respect to the Early Amortization Period, if such Distribution Date occurs prior to the payment in full of the Class A Invested Amount and the Class B Invested Amount, an amount equal to the product of (i) a fraction, the numerator of which is equal to the actual number of days in the related Interest Period and the denominator of which is 360, (ii) the sum of (a) the product of
(x) a fraction, the numerator of which is an amount equal to the excess, if any, of the outstanding principal amount of the Class A Securities, over the Class A Adjusted Invested Amount, and the denominator of which is an amount equal to the excess of the sum of the outstanding principal amount of the Class A Securities and the outstanding principal amount of the Class B Securities, over the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, in each case as of the preceding Distribution Date and (y) the Class A Interest Rate in effect during such Interest Period and (b) the product of (x) a fraction, the numerator of which is equal to the excess, if any, of the outstanding principal amount of the Class B Securities, over the Class B Adjusted Invested Amount, and the denominator of which is an amount equal to the excess of the sum of the outstanding principal amount of the Class A Securities and the outstanding principal amount of the Class B Securities, over the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, in each case as of the preceding Distribution Date and (y) the Class B Interest Rate in effect during such Interest Period, and (iii) the Principal Funding Account Balance (but not in excess of the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount), if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series Securityholders (the "Reserve Account"). The Reserve Account is established to assure the subsequent distribution of interest on the Securities as provided in this Prospectus Supplement during the Controlled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to the Offered Series (in the order of priority described below under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections") to increase the amount on deposit in the Reserve

Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each such Distribution Date, the Transferor will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread and Excess Finance Charge Collections allocated and available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount. The "Reserve Account Funding Date" will be the Distribution Date which occurs not later than the earliest of
(a) the Distribution Date with respect to the Monthly Period which commences 3 months prior to the commencement of the Controlled Accumulation Period; (b) the first Distribution Date for which the difference between (x) the Series Adjusted Portfolio Yield and (y) the Base Rate is less than 2.00%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date which commences 12 months prior to the commencement of the Controlled Accumulation Period; (c) the first Distribution Date for which the difference between (x) the Series Adjusted Portfolio Yield and (y) the Base Rate is less than 3.00%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date which commences 6 months prior to the commencement of the Controlled Accumulation Period; or (d) the first Distribution Date for which the difference between (x) the Series Adjusted Portfolio Yield and (y) the Base Rate is less than 3.50%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Distribution Date which commences 4 months prior to the commencement of the Controlled Accumulation Period. The "Required Reserve Account Amount" for any Distribution Date on or after the Reserve Account Funding Date will be equal to 0.5% of the sum of the Class A Invested Amount and the Class B Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferor, provided that the Transferor, the Servicer and the Trustee each has received written notice from each Rating Agency that such designation will satisfy the Rating Agency Condition. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested to the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to the Offered Series.

     On or before each Distribution Date with respect to the Controlled Accumulation Period and on the first Distribution Date with respect to the Early Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in collections of Finance Charge Receivables in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date over the Principal Funding Investment Proceeds with respect to such Distribution Date; PROVIDED, HOWEVER, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Offered Securities are paid in full and (c) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay Out Event with respect to the Offered Securities or, if the Controlled Accumulation Period has commenced, the earlier of the first Distribution Date with respect to the Early Amortization Period and the Class B Scheduled Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement until the Collateral Invested Amount has been paid in full and then to the Class D Securityholders until the Class D Invested Amount has been paid in full. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder or the Class D Securityholders as described above will not be available for distribution to the Class A Securityholders or the Class B Securityholders.

REDIRECTION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class A Required Amount"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) the amount of any Class A Monthly Interest previously due but not distributed to the Class A Securityholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and the amount of any Class A Additional Interest previously due but not distributed to the Class A Securityholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds for the related Monthly Period. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and available for such purpose will be used to fund the Class A Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Class D Securities, second to the Collateral Invested Amount and last to the Class B Securities for the related Monthly Period ("Redirected Principal Collections") will be used to fund the remaining Class A Required Amount. If Redirected Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charge Collections allocated to the Offered Series are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Class D Invested Amount (after giving effect to reductions for any Class D Charge-Offs on such Distribution Date) will be reduced by the amount of such deficiency (but not by more than the Class A Default Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Class D Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Class B Charge-Offs) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount and the Collateral Invested Amount with respect to such Distribution Date, as described above). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount, the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date, as described above). Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A Securityholders. In such case, the Class A Securityholders will bear directly the credit and other risks associated with their undivided interest in the Trust. See " -- Defaulted Receivables; Charge-Offs" below.

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Class B Required Amount"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) the amount of any Class B Monthly Interest previously due but not distributed to Class B Securityholders on a prior Distribution Date, (iii) any Class B Additional Interest for such Distribution Date and the amount of any Class B Additional Interest previously due but not distributed to Class B Securityholders on a prior Distribution Date, and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee exceeds the Class B Available Funds for the related Monthly Period and (b) the Class B Default Amount. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and not required to pay the Class A Required Amount or reimburse Class A Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charge Collections available with respect to such Distribution Date are less than the Class B Required Amount, Redirected Principal Collections allocable to the Class D Invested Amount and not required to fund the Class A Required Amount for the related Monthly Period will then be used to fund the remaining Class B Required Amount. If such Redirected Principal Collections allocable to the Class D Invested Amount are insufficient to fund the remaining Class B Required Amount, then the Class D Invested Amount (after any adjustments made thereto for the benefit of the Class A Securityholders) will be reduced by the amount of such insufficiency (but not by more than the Class B Default Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Default Amount for such Distribution Date over the amount of such reduction of the Class D Invested Amount). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class B Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount and the Collateral Invested Amount with respect to such Distribution Date, as described above), and the Class B Securityholders will bear directly the credit and other risks associated with their undivided interests in the Trust. See " -- Defaulted Receivables; Charge-Offs" below.

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "Collateral Required Amount"), which will be equal to the sum of (a) the sum of (i) Collateral Monthly Interest for such Distribution Date, (ii) the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, (iii) any Collateral Additional Interest for such Distribution Date and the amount of any Collateral Additional Interest previously due but not distributed to Collateral Interest Holder on a prior Distribution Date, and (iv) the Collateral Default Amount and (b) the amount, if any, by which the Collateral Servicing Fee for such Distribution Date and any unpaid Collateral Servicing Fee exceeds the Collateral Available Funds for the related Monthly Period. If the Collateral Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and available to pay such amounts after prior applications thereof will be used to fund the components of the Collateral Required Amount. If such Excess Spread and Excess Finance Charge Collections available with respect to such Distribution Date are less than the Collateral Required Amount, Redirected Principal Collections allocable to the Class D Invested Amount and not required to fund the Class A Required Amount or the Class B Required Amount for the related Monthly Period will then be used to fund the remaining Collateral Required Amount. If such Redirected Principal Collections allocable to the Class D Invested Amount are insufficient to fund the remaining Collateral Required Amount, then the Class D Invested Amount (after any adjustments made thereto for the benefit of the Class A Securityholders and the Class B Securityholders) will be reduced by the amount of such insufficiency (but not by more than the Collateral Default Amount for such Distribution Date). In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero (but not by more than the excess of the Collateral Default Amount for such Distribution Date over the amount of such reduction of the Class D Invested Amount).

     Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased on each Distribution Date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable and available to reimburse such amounts. See " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections" below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of first, the Collateral Invested Amount and then the Class D Invested Amount will be reimbursed to the extent of the full amount of any prior reduction thereof.

APPLICATION OF COLLECTIONS

     PAYMENT OF FEES, INTEREST AND OTHER ITEMS. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds, Collateral Available Funds and Class D Available Funds (see " -- Interest Payments" above) on deposit in the Collection Account in the following priority:

     (A) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed in the following priority:

          (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to Class A Securityholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Securityholders on a prior Distribution Date, will be distributed to the Class A Securityholders;

          (ii) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be paid to the Servicer;

          (iii) an amount equal to the Class A Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date; and

          (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under " -- Excess Spread; Excess Finance Charge Collections" below.

     (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed in the following priority:

          (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to Class B Securityholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Securityholders on a prior Distribution Date, will be distributed to the Class B Securityholders;

          (ii) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be paid to the Servicer; and

          (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under " -- Excess Spread; Excess Finance Charge Collections" below.

     (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

          (i) an amount equal to the Collateral Interest Servicing Fee for such Distribution Date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be paid to the Servicer; and

          (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed or deposited as described under " -- Excess Spread; Excess Finance Charge Collections" below.

     (D) On each Distribution Date, an amount equal to the Class D Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

          (i) an amount equal to the Class D Servicing Fee for such Distribution Date, plus the amount of any Class D Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be paid to the Servicer; and

          (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed or deposited as described under " -- Excess Spread; Excess Finance Charge Collections" below.

     "Class A Additional Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is equal to the actual number of days in the preceding Interest Period and the denominator of which is 360, (ii) the Class A Interest Rate plus 2% PER ANNUM and (iii) the amount of any Class A Interest Shortfall for such Distribution Date.

     "Class A Interest Shortfall" means, with respect to any Distribution Date, the excess, if any, of the Class A Monthly Interest for the preceding Distribution Date, over the aggregate amount of funds allocated and available to pay the Class A Monthly Interest on such preceding Distribution Date.

     "Class A Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is equal to the actual number of days in the Interest Period preceding such Distribution Date, and the denominator of which is 360, (ii) the Class A Interest Rate and
(iii) the outstanding principal balance of the Class A Securities as of the close of business on the last day of the preceding Monthly Period (or with respect to the initial Distribution Date, the Closing Date).

     "Class B Additional Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is equal to the actual number of days in the preceding Interest Period and the denominator of which is 360, (ii) the Class B Interest Rate plus 2% PER ANNUM and (iii) the amount of any Class B Interest Shortfall for such Distribution Date.

     "Class B Interest Shortfall" means, with respect to any Distribution Date, the excess, if any, of the Class B Monthly Interest for the preceding Distribution Date, over the aggregate amount of funds allocated and available to pay the Class B Monthly Interest on such preceding Distribution Date.

     "Class B Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i) a fraction, the numerator of which is equal to the actual number of days in the Interest Period preceding such Distribution Date and the denominator of which is 360, (ii) the Class B Interest Rate and
(iii) the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the initial Distribution Date, the Closing Date).

     "Collateral Available Funds" means, with respect to any Monthly Period, an amount equal to the product of (i) the Collateral Floating Percentage and (ii) the sum of the Redirected Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to the Offered Series in accordance with the Pooling and Servicing Agreement and the Offered Series Supplement) and the Yield Supplement Draw Amount, if any, for the related Distribution Date.

     "Class D Available Funds" means, with respect to any Monthly Period, an amount equal to the product of (i) the Class D Floating Percentage and (ii) the sum of the Redirected Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charge Receivables allocable to the Offered Series in accordance with the Pooling and Servicing Agreement and the Offered Series Supplement) and the Yield Supplement Draw Amount, if any, for the related Distribution Date.

     "Excess Spread" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described above in clause (A)(iv), clause
(B)(iii), clause (C)(ii) and clause (D)(ii).

     EXCESS SPREAD; EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, the Trustee, acting in accordance with the applicable monthly Servicer's Certificate, will apply Excess Spread and Excess Finance Charge Collections allocated to the Offered Series with respect to the related Monthly Period, to make the following distributions or deposits in the following priority:

          (a) an amount equal to the Class A Required Amount, if any, with respect to the related Monthly Period will be used to fund any deficiency pursuant to clauses (A) (i), (ii) and (iii) above under " -- Payment of Fees, Interest and Other Items" in such order of priority;

          (b) an amount equal to the aggregate amount of Class A Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date as described under " -- Payments of Principal" below;

          (c) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (I) used to fund any deficiency pursuant to clauses (B) (i) and (ii) above under " -- Payment of Fees, Interest and Other Items" in such order of priority and then (II) treated, up to the Class B Default Amount, as a portion of Available Principal Collections for such Distribution Date;

          (d) an amount equal to the difference, if any, between (x) the sum of
     (A) the product of (i) a fraction, the numerator of which is equal to the actual number of days in the Interest Period preceding such Distribution Date, and the denominator of which is 360, (ii) the Class B Interest Rate and (iii) the outstanding principal balance of the Class B Securities as of the close of business on the last day of the preceding Monthly Period and
     (B) any amounts in respect of the foregoing clause (A) previously due but not distributed to the Class B Securityholders on a prior Distribution Date, and (y) the amount distributed to the Class B Securityholders pursuant to clause (B) (i) above under " -- Payment of Fees, Interest and Other Items";

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under " -- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such Distribution Date;

          (f) an amount equal to the excess, if any, of the sum of the Monthly Servicing Fee for such Distribution Date and the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, over the sum of the amounts distributed to the Servicer on such Distribution Date pursuant to clauses (A)(ii), (B)(ii), (C)(i) and
     (D)(i) above under " -- Payment of Fees, Interest and Other Items" shall be distributed to the Servicer;

          (g) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, plus the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement (as hereinafter defined);

          (h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" under " -- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

          (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under " -- Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

          (k) an amount equal to Class D Monthly Interest for such Distribution Date, plus the amount of any Class D Monthly Interest previously due but not distributed to Class D Securityholders on a prior Distribution Date, plus additional interest at a rate equal to the Class D Interest Rate plus 2% PER ANNUM (the "Class D Additional Interest"), will be distributed to the holders of the Class D Securities;

          (l) an amount equal to the Class D Default Amount shall be treated as a portion of Available Principal Collections with respect to such Distribution Date;

          (m) an amount equal to the aggregate amount by which the Class D Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class D Invested Amount" under " -- Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

          (n) an amount equal to the aggregate of any other amounts then required to be applied pursuant to the Loan Agreement among the Transferor, the Trustee, the Servicer and the Collateral Interest Holder (the "Loan Agreement") (to the extent such amounts are required to be applied pursuant to the Loan Agreement out of Excess Spread and Excess Finance Charge Collections) shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

          (o) the balance, if any, will be applied first to any other amounts that the Trust may be liable for from time to time and not otherwise provided for above, and then will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Excess Allocation Series or to the holders of the Transferor Securities as described in "Description of the Pooling and Servicing Agreement -- Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in the Prospectus.

     "Collateral Monthly Interest" means, with respect to any Distribution Date, an amount equal to the product of (i)(A) a fraction, the numerator of which is equal to the actual number of days in the Interest Period preceding such Distribution Date, and the denominator of which is 360, times (B) the Collateral Rate in effect with respect to the applicable Interest Period and (ii) the Collateral Invested Amount as of the preceding Record Date; PROVIDED, HOWEVER, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Invested Amount at the Collateral Rate for the period from the Closing Date to but excluding the first Distribution Date.


     "Collateral Rate" means a rate specified in the Loan Agreement not to exceed the reserve adjusted London interbank offered quotations rate for United States dollar deposits for a period of one month ("Reserve Adjusted LIBOR") plus 1.0% PER ANNUM.


     "Collateral Additional Interest" means, with respect to any Distribution Date, additional interest with respect to Collateral Monthly Interest due but not paid to the Collateral Interest Holder on a prior Distribution Date at a rate equal to the Collateral Rate.

     PAYMENTS OF PRINCIPAL. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Principal Collections (see " -- Principal Payments" above) on deposit in the Collection Account in the following priority:

          (i) on each Distribution Date with respect to the Revolving Period, all such Available Principal Collections will be distributed or deposited in the following priority:

             (A) an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder to be applied in accordance with the terms of the Loan Agreement; and

             (B) the balance will be treated as Shared Principal Collections and applied as described under "Description of the Pooling and Servicing Agreement -- Shared Principal Collections" in the Prospectus;

          (ii) on each Distribution Date with respect to the Controlled Accumulation Period, all such Available Principal Collections will be distributed or deposited in the following priority:

             (A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the Principal Funding Account;

             (B) for each Distribution Date before the Class B Invested Amount is paid in full, if a reduction in the Required Enhancement Amount has occurred, an amount equal to the Collateral Monthly Principal will be paid to the Collateral Interest Holder to be applied in accordance with the Loan Agreement;

             (C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest Holder to be applied in accordance with the Loan Agreement;

             (D) for each Distribution Date beginning on the Distribution Date on which the Collateral Invested Amount is paid in full, an amount up to the Class D Invested Amount will be paid to the Class D Securityholders; and

             (E) for each Distribution Date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A) and (B) or
        (C) or (D) (as applicable) above will be treated as Shared Principal Collections and applied as described under "Description of the Pooling and Servicing Agreement -- Shared Principal Collections" in the Prospectus; and

          (iii) on each Distribution Date with respect to the Early Amortization Period, all such Available Principal Collections will be distributed as follows:

             (A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A Securityholders;

             (B) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B Securityholders;

             (C) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement;

             (D) for each Distribution Date beginning on the Distribution Date on which the Collateral Invested Amount is paid in full, an amount up to the Class D Invested Amount will be paid to the Class D Securityholders; and

             (E) for each Distribution Date, after giving effect to paragraphs
        (A), (B), (C) and (D) above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Pooling and Servicing Agreement.

     "Controlled Accumulation Amount" means for any Distribution Date with respect to the Controlled Accumulation Period, $53,416,667; PROVIDED, HOWEVER, that, if the commencement of the Controlled Accumulation Period is delayed as described above under " -- Principal Payments," the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period may be different for each Distribution Date with respect to the Controlled Accumulation Period and will be determined by the Transferor in accordance with the Offered Series Supplement based on the principal payment rates for the Accounts and on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the Controlled Accumulation Period.

     "Deficit Controlled Accumulation Amount" means (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

     "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

     "Collateral Monthly Principal" means (a) with respect to any Distribution Date relating to the Revolving Period following any reduction of the Required Enhancement Amount pursuant to clause (3) of the proviso of the definition thereof, an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs and Redirected Principal Collections for which the Class D Invested Amount was not reduced on such Distribution Date and after giving effect to any adjustments thereto for the benefit of the holders of the Offered Securities on such Distribution Date) and the Class D Invested Amount (after giving effect to any distributions and deposits to be made on such Distribution
Date) over the Required Enhancement Amount on such Distribution Date, and (ii) the Available Principal Collections on such Distribution Date or (b) with respect to any Distribution Date relating to the Controlled Accumulation Period, an amount equal to the lesser of (i) the excess, if any, of the sum of the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs and Redirected Principal Collections on such Distribution Date and after giving effect to any adjustments thereto for the benefit of the holders of the Offered Securities on such Distribution Date) and the Class D Invested Amount (after giving effect to any distributions to be made on such Distribution
Date) over the Required Enhancement Amount on such Distribution Date, and (ii) the excess, if any, of (A) the Available Principal Collections on such Distribution Date over (B) the lesser of (x) the Controlled Deposit Amount and
(y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount for such Distribution Date.

YIELD SUPPLEMENT ACCOUNT


     The Securities will have the benefit of an account (the "Yield Supplement Account"), which will be held in the name of the Trustee for the benefit of the Securityholders. On the Closing Date, the Transferor will deposit $11,250,000 (the "Initial Yield Supplement Deposit") into the Yield Supplement Account. On each Distribution Date, an amount equal to the Yield Supplement Draw Amount will be released and deposited into the Collection Account and will be treated as collections of Finance Charge Receivables allocable to the Securities. The Yield Supplement Account will not be replenished following the withdrawals of amounts on deposit therein on any Distribution Date. The "Yield Supplement Draw Amount" means an amount equal to the sum of (a) (i) for the six Distribution Dates from and including the August 1998 Distribution Date through and including the January 1999 Distribution Date, 1/9th of the Initial Yield Supplement Deposit,
(ii) for the six Distribution Dates from and including the February 1999 Distribution Date through and including the July 1999 Distribution Date, 1/18th of the Initial Yield Supplement Deposit, and (iii) thereafter, zero, and (b) with respect to any such Distribution Date, the investment earnings on the amounts on deposit in the Yield Supplement Account during the preceding Interest Period.


REQUIRED ENHANCEMENT AMOUNT

     The "Required Enhancement Amount" means (a) $109,000,000 on the initial Distribution Date and (b) on any Distribution Date thereafter, an amount equal to the greater of (i) 14.5% of the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount on such Distribution Date, in each case, after taking into account deposits into the Principal Funding Account and payments to be made on such Distribution Date, and the Collateral Invested Amount and the Class D Invested Amount on such Distribution Date, and (ii) 5.0% of the Initial Invested Amount; PROVIDED, HOWEVER, (1) that if certain reductions in the Collateral Invested Amount are made or if a Pay Out Event occurs, the Required Enhancement Amount for such Distribution Date shall equal the Required Enhancement Amount for the Distribution Date immediately preceding the occurrence of such reduction or Pay Out Event, (2) in no event shall the Required Enhancement Amount exceed the unpaid principal amount of the Offered Securities as of the last day of the Monthly Period preceding such Distribution Date after taking into account payments to be made on such immediately preceding Distribution Date and subtracting amounts then on deposit in the Principal Funding Account and (3) the Required Enhancement Amount may be reduced at the Transferor's option to a lesser amount at any time if the Rating Agency Condition is satisfied.

DEFAULTED RECEIVABLES; CHARGE-OFFS

     On each Determination Date, the Servicer will calculate the Series Default Amount for the preceding Monthly Period. The term "Series Default Amount" means, for any Monthly Period, the product of (i) the Floating Allocation Percentage with respect to such Monthly Period and (ii) the Series Allocable Defaulted Amount for such Monthly Period. A portion of the Series Default Amount will be allocated to the Class A Securities (the "Class A Default Amount") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Series Default Amount for such Monthly Period. A portion of the Series Default Amount will be allocated to the Class B Securities (the "Class B Default Amount") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Series Default Amount for such Monthly Period. An amount equal to the Class A Default Amount for each Monthly Period will be paid from Class A Available Funds, then from Excess Spread and Excess Finance Charge Collections allocated to the Offered Series, and then from Redirected Principal Collections, if applicable, and applied as described above under " -- Application of Collections -- Payment of Fees, Interest and Other Items." An amount equal to the Class B Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charge Collections allocated to the Offered Series, and from Redirected Principal Collections allocable to the Collateral Invested Amount and the Class D Invested Amount, if applicable, and applied as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to the Offered Series and Redirected Principal Collections, the Class D Invested Amount (after giving effect to reductions for any Redirected Principal Collections on such Distribution Date) will be reduced by the amount of such excess, but not by more than the Class A Default Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to any Redirected Principal Collections for which the Class D Invested Amount was not reduced on such Distribution Date) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for such Distribution Date over the amount of the reduction, if any, of the Class D Invested Amount in respect of the Class A Default Amount on such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount (after giving effect to reductions for any Redirected Principal Collections for which the Collateral Invested Amount was not reduced on such Distribution Date) will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount and the Collateral Invested Amount in respect of the Class A Default Amount on such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount, the Collateral Invested Amount and of the Class B Invested Amount in respect of the Class A Default Amount on such Distribution Date (a "Class A Charge-Off"), which will have the effect of slowing or reducing the return of principal to the holders of the Class A Securities. If the Class A Invested Amount has been reduced by the amount of any Class A Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to the Offered Series available for such purpose as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections."

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to the Offered Series and not required to pay the Class A Required Amount or reimburse Class A Charge-Offs, then the Class D Invested Amount (after giving effect to reductions for any Redirected Principal Collections on such Distribution Date and after giving effect to any reductions thereto as described in the preceding paragraph) will be reduced by the amount of such excess, but not by more than the Class B Default Amount for such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to Redirected Principal Collections for which the Class D Invested Amount was not reduced on such Distribution Date and after giving effect to any reductions thereto as described in the preceding paragraph) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Default Amount for such Distribution Date over the amount of the reduction, if any, of the Class D Invested Amount in respect of the Class A Default Amount and the Class B Default Amount on such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be reduced below zero, then the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount (after giving effect to reductions for any Redirected Principal Collections for which the Collateral Interest was not reduced on such Distribution Date) will be reduced by the amount of such excess, but not by more than the excess, if any, of the Class B Default Amount for such Distribution Date over the amount of the reductions, if any, of the Class D Invested Amount and the Collateral Invested Amount in respect of the Class B Default Amount on such Distribution Date (a "Class B Charge-Off"). The Class B Invested Amount will also be reduced by the amount of Redirected Principal Collections in excess of the Collateral Invested Amount (after giving effect to reductions for any Collateral Charge-Offs and any Redirected Principal Collections on such Distribution Date) and the amount of any portion of the Class B Invested Amount allocated to the Class A Securities to avoid a reduction in the Class A Invested Amount. The Class B Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to the Offered Series available for such purpose as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections."


     On each Distribution Date, if the Collateral Floating Percentage of the Series Default Amount (the "Collateral Default Amount") for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series which is allocated and available to fund such amount as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections," then the Class D Invested Amount (after giving effect to reductions for any Redirected Principal Collections on such Distribution Date and after giving effect to any reductions thereto as described in the preceding two paragraphs) will be reduced by the amount of such excess, but not by more than the excess, if any, of the Collateral Default Amount over the amount of the reduction, if any, of the Class D Invested Amount in respect of the Collateral Default Amount on such Distribution Date. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Collateral Invested Amount (after giving effect to reductions for any Redirected Principal Collections for which the Class D Invested Amount was not reduced on such Distribution Date) will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Collateral Default Amount for such Distribution Date, over the amount of the reduction, if any, of the Class D Invested Amount in respect of the Collateral Default Amount on such Distribution Date (a "Collateral Charge-Off"). The Collateral Interest will also be reduced by the amount of Redirected Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A Securities to avoid a reduction in the Class A Invested Amount or to the Class B Securities to avoid a reduction in the Class B Invested Amount. The Collateral Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and available for that purpose as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections."

     On each Distribution Date, if the Class D Floating Percentage of the Series Default Amount (the "Class D Default Amount") for such Distribution Date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series which is allocated and available to fund such amount as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections," not required to fund the Class A Required Amount, the Class B Required Amount or the Collateral Required Amount, the Class D Invested Amount will be reduced by the amount of such excess, but not by more than the lesser of the Class D Default Amount and the Class D Invested Amount for such Distribution Date (a "Class D Charge-Off"). The Class D Invested Amount will also be reduced by the amount of Redirected Principal Collections and the amount of any portion of the Class D Invested Amount allocated to the Class A Securities to avoid a reduction in the Class A Invested Amount, to the Class B Securities to avoid a reduction in the Class B Invested Amount or to the Collateral Interest to avoid a reduction in the Collateral Invested Amount. The Class D Invested Amount will thereafter be increased on any Distribution Date (but not by an amount in excess of the amount of such reductions in the Class D Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to the Offered Series and available for that purpose as described above under " -- Application of Collections -- Excess Spread; Excess Finance Charge Collections."

PAY OUT EVENTS

     The "Pay Out Events" with respect to the Offered Securities will include each of the following:

          (a) the occurrence of an Insolvency Event relating to the Transferor or the occurrence of certain events of insolvency with respect to PFR or Partners First unless, in the case of PFR or Partners First, the Rating Agency Condition is satisfied with respect to the deletion of PFR or Partners First, as applicable, from this Pay Out Event;

          (b) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (c) a failure on the part of the Transferor (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Offered Series Supplement within five business days after the day such payment or deposit is required to be made; or (ii) to observe or perform any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement or the Offered Series Supplement, which failure has a material adverse effect on the Series Securityholders and which continues unremedied for a period of 60 days after written notice;

          (d) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Offered Series Supplement or any information required to be given by the Transferor to the Trustee to identify the Accounts proves to have been incorrect in any material respect when made or given and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series Securityholders are materially and adversely affected; PROVIDED, HOWEVER, that a Pay Out Event shall not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all such Receivables, if applicable, during such period in accordance with the provisions of the Pooling and Servicing Agreement;

          (e) a failure by the Transferor to make an addition to the Trust within five business days after the day on which it is required to make such addition pursuant to the Pooling and Servicing Agreement or the Offered Series Supplement;

          (f) the occurrence of any Servicer Default;

          (g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods to a rate less than the average of the Base Rates for such three Monthly Periods; and

          (h) the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement or the Offered Series Supplement.

     Then, in the case of any event described in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of Offered Securities evidencing more than 50% of the aggregate unpaid principal amount of Offered Securities by notice then given in writing to the Transferor and the Servicer (and to the Trustee if given by the Series Securityholders) may declare that a Pay Out Event has occurred with respect to the Offered Series as of the date of such notice, and, in the case of any event described in subparagraph (a), (b), (e), (g) or (h), a Pay Out Event shall occur with respect to the Offered Series without any notice or other action on the part of the Trustee immediately upon the occurrence of such event. The Transferor shall deliver to the Rating Agency a copy of any such notice given or received by it.

     For purposes of the Pay Out Event described in subparagraph (g) above, the terms "Base Rate" and "Series Adjusted Portfolio Yield" will be defined as follows with respect to the Offered Securities:

          "Base Rate" means, with respect to any Monthly Period, the sum of the weighted average of the Class A Interest Rate, the Class B Interest Rate, the Collateral Rate and the Class D Interest Rate as of the last day of such Monthly Period (weighted based on the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the Class D Invested Amount, respectively, as of the last day of such Monthly Period) plus the product of 2.00% and the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount and the denominator of which is the Invested Amount each as of the last day of such Monthly Period.

          "Series Adjusted Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (a) Redirected Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of Finance Charges Receivables allocable to the Offered Series in accordance with the Pooling and Servicing Agreement) for such Monthly Period, plus (b) the amount of Principal Funding Investment Proceeds for the related Distribution Date, plus (c) provided that each Rating Agency has consented to the inclusion thereof in calculating the Series Adjusted Portfolio Yield, any Excess Finance Charge Collections that are allocated to the Offered Series, plus
     (d) the amount of funds withdrawn from the Reserve Account and included in Class A Available Funds or Class B Available Funds for the Distribution Date with respect to such Monthly Period, plus (e) the Yield Supplement Draw Amount, if any, for the Distribution Date with respect to such Monthly Period, less (f) the Series Default Amount for the Distribution Date with respect to such Monthly Period, and (ii) the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

     If the proceeds of any sale of the Receivables following the occurrence of an Insolvency Event with respect to the Transferor, as described in the Prospectus under "Description of the Securities -- Pay Out Events and Reinvestment Events," allocated to the Class A Invested Amount and the proceeds of any collections on the Receivables in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Securities, the Class A Securityholders will suffer a corresponding loss and no such proceeds will be available to the Class B Securityholders.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The share of the Servicing Fee allocable to the Class A Securityholders, the Class B Securityholders, the Collateral Interest Holder and the Class D Securityholders with respect to any Distribution Date (the "Monthly Servicing Fee") will be equal to one-twelfth of the product of (a) 2% (the "Servicing Fee Rate") and (b) (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, less (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and (B) the Series Allocation Percentage for the Offered Series with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"); provided, however, with respect to the first Distribution Date, the Monthly Servicing Fee will be equal to $1,458,333. On each Distribution Date a portion of Interchange with respect to the related Monthly Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer in payment of a portion of the Monthly Servicing Fee with respect to such Monthly Period ("Servicer Interchange"). The Servicer Interchange for any Monthly Period will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Invested Amount with respect to such Monthly Period that is attributable to Interchange; PROVIDED, HOWEVER, that Servicer Interchange for a Monthly Period may not exceed one-twelfth of the product of (i) the Adjusted Invested Amount, as of the last day of such Monthly Period and (ii) 0.75%. In the case of any insufficiency of Servicer Interchange on deposit in the Collection Account on any Distribution Date, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee or the holders of the Offered Securities, the Collateral Interest Holder or the Class D Securityholders be liable for the share of the Monthly Servicing Fee to be paid out of Servicer Interchange. The share of the Monthly Servicing Fee allocable to the Class A Securityholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) 1.25% (the "Net Servicing Fee Rate") and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class A Servicing Fee shall be equal to $641,667. The share of the Monthly Servicing Fee allocable to the Class B Securityholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class B Servicing Fee shall be equal to $137,326. The share of the Monthly Servicing Fee allocable to the Collateral Interest Holder with respect to any Distribution Date (the "Collateral Interest Servicing Fee") shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Collateral Interest Servicing Fee shall be equal to $81,424. The share of the Monthly Servicing Fee allocable to the Class D Securityholders with respect to any Distribution Date (the "Class D Servicing Fee") shall be equal to one-twelfth of the product of
(a) the Class D Floating Percentage, (b) the Net Servicing Fee Rate and (c) the Servicing Base Amount; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Class D Servicing Fee shall be equal to $51,042. The remainder of the Servicing Fee shall be paid by the holders of the Transferor Securities or the securityholders of other Series (as provided in the related Supplements) and in no event will the Trust, the Trustee or the Series Securityholders be liable for the share of the Servicing Fee to be paid by the holders of the Transferor Securities or the securityholders of any other Series.


SERIES TERMINATION

     If, on the Distribution Date which is two months prior to the Stated Series Termination Date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the Servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests in the Principal Receivables or certain Principal Receivables, together in each case with the related Finance Charge Receivables, in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Stated Series Termination Date (after giving effect to all distributions required to be made on the Stated Series Termination Date other than from the proceeds of the sale). The Transferor and the Collateral Interest Holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the Trustee will determine (a) which bid is the highest cash purchase offer (the "Highest Bid") and (b) the amount (the "Available Final Distribution Amount") which otherwise would be available in the Collection Account on the Stated Series Termination Date for distribution to the Series Securityholders, the Collateral Interest Holder and the Class D Securityholders. The Servicer will sell such Receivables on the Stated Series Termination Date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the Collection

Account for allocation (together with the Available Final Distribution Amount) to the Offered Securityholders' Interest, the Collateral Interest and the Class D Securityholders' Interest in the order of priority specified herein.

REPORTS


     No later than the second business day prior to each Distribution Date, the Servicer will forward to the Trustee, the paying agent, each Rating Agency and the Collateral Interest Holder, a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Class A Securities, the Class B Securities, the Collateral Interest and the Class D Securities, including: (a) the aggregate amount of Principal Receivables and Finance Charge Receivables in the Trust as of the end of such Monthly Period; (b) the Invested Amount, the Class A Invested Amount, the Class B Invested Amount, the Collateral Invested Amount and the Class D Invested Amount at the close of business on the last day of the preceding Monthly Period; (c) the amounts on deposit in the Yield Supplement Account, and the Enhancement Invested Amount at the close of business on the last day of the preceding Monthly Period; (d) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage, the Collateral Floating Percentage and the Class D Floating Percentage, the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage, the Collateral Principal Percentage and the Class D Principal Percentage; (e) the amount of collections of Principal Receivables and Finance Charge Receivables processed during the related Monthly Period and the portion thereof allocated to the Offered Securityholders' Interest; (f) the aggregate outstanding balance of Accounts that were 30, 60 and 90 days or more delinquent as of the end of such Monthly Period; (g) the Series Default Amount, the Class A Default Amount, the Class B Default Amount, the Collateral Default Amount, Class D Default Amount and the Defaulted Amount with respect to such Monthly Period; (h) the aggregate amount, if any, of Class A Charge-Offs, Class B Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses
(iv) and (v) of the definition of "Class B Invested Amount" under " -- Allocation Percentages" above, the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" under " -- Allocation Percentages" above, and the amounts by which the Class D Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class D Invested Amount" under " -- Allocation Percentages" above, and any Class A Charge-Offs or Class B Charge-Offs reimbursed on the related Transfer Date, for such Monthly Period; (i) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee, Collateral Interest Servicing Fee and the Class D Servicing Fee for such Monthly Period; (j) the Series Adjusted Portfolio Yield for such Monthly Period;
(k) the Base Rate for such Monthly Period; (l) Redirected Principal Collections; and (m) Shared Principal Collections.


     In addition, no later than March 31 of each calendar year beginning with March 31, 1999, the Servicer will cause a firm of independent certified public accountants to furnish the report described in "Description of the Pooling and Servicing Agreement -- Evidence as to Compliance" in the Prospectus.

DEFEASANCE

     The Securities may be defeased in whole or in part at any time upon satisfaction of the following conditions: (i) there shall have been deposited
(x) in the Principal Funding Account an amount equal to the sum of the outstanding principal balances of the Class A Securities, the Class B Securities and the Collateral Interest, which amount shall be invested in Eligible Investments and (y) in the Reserve Account an amount equal to or greater than the anticipated excess of the Base Rate over the investment earnings on the amount deposited in the Principal Funding Account pursuant to clause (x), as estimated by the Transferor, for the period from the date of such deposit to the Principal Funding Account through the Class B Scheduled Payment Date, (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and an opinion of counsel to the effect that following such deposit none of the Trust, the Reserve Account or the Principal Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposits will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; (iv) the Rating Agency Condition shall have been satisfied in connection with such events; and (v) the amounts deposited into the Principal Funding Account and the Reserve Account pursuant to the foregoing clauses (x) and (y) are proceeds from the issuance of a Series of Investor Securities. If the Securities have been defeased in whole, the Securities will no longer be entitled to the security interest of the Trust in the Receivables and other Trust assets (except those set forth above), and the percentages applicable to the allocation to the Securityholders of Principal Collections, Finance Charge Collections and

Defaulted Receivables will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class D Invested Amount will be reduced to zero.

CONSTITUENT CLASS D SECURITIES

     Subject to the satisfaction of certain conditions set forth in the Offered Series Supplement, including satisfaction of the Rating Agency Condition, the Class D Securityholders may at any time and from time to time subdivide the Class D Securities into two or more subsidiary securities, or reallocate all or any portion of the amounts distributable to the Class D Securityholders or to any other Securityholder. The Class D Securities will initially be retained by the Transferor. For so long as the Transferor is the holder of the Class D Securities, the interest rate applicable to the Class D Securities (the "Class D Interest Rate") will be zero. However, in connection with such subdivision, the Transferor may increase the Class D Rate with respect to all or a portion of the Class D Securities.

DELIVERY, FORM, TRANSFER AND EXCHANGE

     The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the global Securities. No Security Owner acquiring an interest in a global Security will be entitled to receive a certificate representing such person's interest in a global Security unless Definitive Securities are issued. Unless and until Definitive Securities are issued under the limited circumstances described in the Prospectus, all references herein to actions by holders of global Securities shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to holders of global Securities shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the global Securities, as the case may be, for distribution to Security Owners in accordance with DTC procedures. See "Description of the Securities -- Book-Entry Registration" and
" -- Definitive Securities" in the Prospectus.

     The Offered Securities will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Offered Securities, and transfers thereof and of beneficial interests therein, will be registered as provided in the Pooling and Servicing Agreement.

AMENDMENTS

     The holders of the Series 1998-2 Securities, by purchasing their Series 1998-2 Securities, will be deemed to have consented to any amendments to the Pooling and Servicing Agreement that may be necessary for the Transferor Security representing the Transferor Interest to be converted to an uncertificated interest in the Trust.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement as supplemented by the terms agreement relating to the Class A Securities (together, the "Class A Underwriting Agreement") among the Transferor, Partners First and the underwriters of the Class A Securities named below (the "Class A Underwriters") and the terms and conditions set forth in the underwriting agreement as supplemented by the terms agreement relating to the Class B Securities (together, the "Class B Underwriting Agreement," and together with the Class A Underwriting Agreement, the "Underwriting Agreement") among the transferor, Partners First and the underwriters of the Class B Securities named below (the "Class B Underwriters," and together with the Class A Underwriters, the "Underwriters"), the Transferor has agreed to cause the Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the principal amount of the Class A Securities and Class B Securities set forth opposite its name:


                                                          PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF
                     UNDERWRITERS                         CLASS A SECURITIES     CLASS B SECURITIES
-------------------------------------------------------   -------------------    -------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............................      $ 105,600,000          $  28,250,000
BancBoston Securities Inc..............................        105,600,000                     --
Credit Suisse First Boston Corporation.................        105,600,000             28,250,000
Nesbitt Burns Securities Inc...........................        105,600,000             28,250,000
Salomon Brothers Inc...................................        105,600,000             28,250,000
                                                          -------------------    -------------------
  Total................................................      $ 528,000,000          $ 113,000,000
                                                          -------------------    -------------------
                                                          -------------------    -------------------

     The Underwriting Agreement provides that the obligation of the Class A Underwriters to pay for and accept delivery of the Class A Securities and the obligation of the Class B Underwriters to pay for and accept delivery of the Class B Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Offered Securities will be issued if any are issued.

     The Underwriters currently intend to make a market in the Offered Securities; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Securities will develop.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered Securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Securities so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Offered Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Offered Securities originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Offered Securities to be higher than they would otherwise be in the absence of such transactions. None of the Transferor, the Servicer or the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.


     The Class A Underwriters propose initially to offer the Class A Securities to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.15% of the principal amount of the Class A Securities. The Class A Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.10% of the principal amount of the Class A Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A Underwriters.



     The Class B Underwriters propose initially to offer the Class B Securities to the public at the price set forth on the cover page hereof and to certain dealers at such price less concessions not in excess of 0.20% of the principal amount of the Class B Securities. The Class B Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.12% of the principal amount of the Class B Securities to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B Underwriters.


     Each Underwriter has represented and agreed that (a) it has only issued, distributed or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom and
(c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     The Transferor and Partners First will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof. The Underwriters have agreed to reimburse the Transferor for certain expenses of the issuance and distribution of the Offered Securities.

     This Prospectus Supplement and the Prospectus may be used by each of BancBoston Securities Inc., and Nesbitt Burns Securities Inc., each of whom is affiliated with the Transferor, in connection with offers and sales related to market-making transactions in the Offered Securities. Each of BancBoston Securities Inc. and Nesbitt Burns Securities Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Neither BancBoston Securities Inc. nor Nesbitt Burns Securities Inc. has any obligation to make a market in the Offered Securities and any such market-making may be discontinued at any time without notice, in its sole discretion. BancBoston Securities Inc. and Nesbitt Burns Securities Inc. are among the Underwriters participating in the initial distribution of the Offered Securities.

                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Securities will be passed upon for the Transferor and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters will be passed upon for the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal tax consequences of the issuance of the Offered Securities will be passed upon for the Transferor by Skadden, Arps, Slate, Meagher & Flom LLP.

                             INDEX OF DEFINED TERMS


                                                                                                                      PAGE
                                                                                                                   -----------
Accounts........................................................................................................           S-2
Adjusted Invested Amount........................................................................................           S-5
Available Final Distribution Amount.............................................................................          S-43
Available Principal Collections.................................................................................          S-27
Available Reserve Account Amount................................................................................          S-32
Average Receivables Outstanding.................................................................................          S-19
Base Rate.......................................................................................................          S-42
BKB Portfolio...................................................................................................          S-18
Class A Additional Interest.....................................................................................          S-35
Class A Adjusted Invested Amount................................................................................     S-5, S-30
Class A Available Funds.........................................................................................          S-25
Class A Charge-Off..............................................................................................    S-10, S-40
Class A Default Amount..........................................................................................          S-40
Class A Floating Percentage.....................................................................................          S-28
Class A Initial Invested Amount.................................................................................      S-3, S-4
Class A Interest Rate...........................................................................................           S-2
Class A Interest Shortfall......................................................................................          S-35
Class A Invested Amount.........................................................................................     S-4, S-30
Class A Monthly Interest........................................................................................          S-35
Class A Principal Percentage....................................................................................          S-29
Class A Required Amount.........................................................................................     S-9, S-33
Class A Scheduled Payment Date..................................................................................      S-2, S-7
Class A Securities..............................................................................................      S-1, S-3
Class A Securityholders' Interest...............................................................................           S-4
Class A Servicing Fee...........................................................................................          S-43
Class A Underwriting Agreement..................................................................................          S-45
Class A Underwriters............................................................................................          S-45
Class B Additional Interest.....................................................................................          S-35
Class B Adjusted Invested Amount................................................................................     S-5, S-30
Class B Available Funds.........................................................................................          S-25
Class B Charge-Off..............................................................................................    S-11, S-41
Class B Default Amount..........................................................................................          S-40
Class B Floating Percentage.....................................................................................          S-28
Class B Initial Invested Amount.................................................................................      S-3, S-4
Class B Interest Rate...........................................................................................           S-2
Class B Interest Shortfall......................................................................................          S-35
Class B Invested Amount.........................................................................................     S-4, S-30
Class B Monthly Interest........................................................................................          S-36
Class B Principal Percentage....................................................................................          S-29
Class B Required Amount.........................................................................................     S-9, S-33
Class B Scheduled Payment Date..................................................................................      S-2, S-7
Class B Securities..............................................................................................      S-1, S-3
Class B Securityholders' Interest...............................................................................           S-4
Class B Servicing Fee...........................................................................................          S-43
Class B Underwriter.............................................................................................          S-45
Class B Underwriting Agreement..................................................................................          S-45
Class D Additional Interest.....................................................................................          S-37
Class D Available Funds.........................................................................................          S-36
Class D Charge-Off..............................................................................................          S-41
Class D Default Amount..........................................................................................          S-41
Class D Floating Percentage.....................................................................................          S-29
Class D Initial Invested Amount.................................................................................      S-3, S-5

                                                                                                                      PAGE
                                                                                                                   -----------
Class D Interest Rate...........................................................................................          S-45
Class D Invested Amount.........................................................................................     S-5, S-30
Class D Principal Percentage....................................................................................          S-30
Class D Securities..............................................................................................           S-2
Class D Securityholders' Interest...............................................................................           S-4
Class D Servicing Fee...........................................................................................          S-43
Closing Date....................................................................................................           S-3
Code............................................................................................................          S-14
Collateral Additional Interest..................................................................................          S-37
Collateral Available Funds......................................................................................          S-36
Collateral Charge-Off...........................................................................................          S-41
Collateral Default Amount.......................................................................................          S-41
Collateral Floating Percentage..................................................................................          S-29
Collateral Initial Invested Amount..............................................................................      S-3, S-4
Collateral Interest.............................................................................................           S-4
Collateral Interest Holder......................................................................................           S-4
Collateral Interest Servicing Fee...............................................................................          S-43
Collateral Invested Amount......................................................................................     S-4, S-30
Collateral Monthly Interest.....................................................................................          S-37
Collateral Monthly Principal....................................................................................          S-39
Collateral Principal Percentage.................................................................................          S-29
Collateral Rate.................................................................................................          S-37
Collateral Required Amount......................................................................................     S-9, S-34
Controlled Accumulation Amount..................................................................................          S-38
Controlled Accumulation Period..................................................................................           S-7
Controlled Accumulation Period Length...........................................................................          S-27
Controlled Deposit Amount.......................................................................................          S-39
Covered Amount..................................................................................................          S-31
Deficit Controlled Accumulation Amount..........................................................................          S-38
Distribution Date...............................................................................................     S-2, S-25
Early Amortization Period.......................................................................................           S-8
Eligible Deposit Account........................................................................................          S-31
Enhancement Invested Amount.....................................................................................           S-5
ERISA...........................................................................................................          S-14
Excess Spread...................................................................................................     S-9, S-36
FDR.............................................................................................................          S-18
Floating Allocation Percentage..................................................................................          S-28
Funding.........................................................................................................           S-1
Group I.........................................................................................................          S-12
Harris Portfolio................................................................................................          S-18
Highest Bid.....................................................................................................          S-43
Initial Invested Amount.........................................................................................      S-3, S-4
Initial Yield Supplement Deposit................................................................................     S-8, S-39
Interest Period.................................................................................................     S-2, S-25
Invested Amount.................................................................................................     S-4, S-31
Investor Securities.............................................................................................           S-6
LIBOR...........................................................................................................     S-2, S-26
LIBOR Determination Date........................................................................................          S-26
Loan Agreement..................................................................................................          S-37
MasterCard......................................................................................................           S-6
Monthly Report..................................................................................................          S-44
Monthly Servicing Fee...........................................................................................          S-43
Net Servicing Fee Rate..........................................................................................          S-43

                                                                                                                      PAGE
                                                                                                                   -----------
Offered Securities..............................................................................................      S-1, S-3
Offered Securityholders' Interest...............................................................................           S-4
Offered Series..................................................................................................           S-5
Offered Series Supplement.......................................................................................          S-21
Partners First..................................................................................................           S-1
Partners First Portfolio........................................................................................          S-18
Pay Out Events..................................................................................................          S-41
Plan............................................................................................................          S-15
Principal Allocation Percentage.................................................................................          S-29
Principal Funding Account.......................................................................................          S-16
Principal Funding Account Balance...............................................................................    S-16, S-31
Principal Funding Investment Proceeds...........................................................................          S-31
Prospectus......................................................................................................           S-2
Prospectus Supplement...........................................................................................           S-2
Receivables.....................................................................................................           S-2
Record Date.....................................................................................................          S-25
Redirected Principal Collections................................................................................     S-7, S-33
Reference Banks.................................................................................................          S-26
Required Amount.................................................................................................           S-9
Required Enhancement Amount.....................................................................................    S-12, S-39
Required Reserve Account Amount.................................................................................          S-32
Reserve Account.................................................................................................          S-31
Reserve Account Funding Date....................................................................................          S-32
Reserve Adjusted LIBOR..........................................................................................          S-37
Revolving Period................................................................................................           S-7
Securities......................................................................................................           S-2
Securityholders.................................................................................................           S-8
Series Adjusted Invested Amount.................................................................................          S-28
Series Adjusted Portfolio Yield.................................................................................          S-42
Series Allocable Defaulted Amount...............................................................................          S-28
Series Allocable Finance Charge Collections.....................................................................          S-28
Series Allocable Principal Collections..........................................................................          S-28
Series Allocation Percentage....................................................................................          S-28
Series Default Amount...........................................................................................          S-39
Series Required Transferor Amount...............................................................................           S-3
Series Securityholders..........................................................................................           S-4
Series Termination Date.........................................................................................           S-7
Servicer........................................................................................................           S-1
Servicer Interchange............................................................................................          S-43
Servicing Base Amount...........................................................................................          S-43
Servicing Fee Rate..............................................................................................          S-43
Stated Series Termination Date..................................................................................          S-14
Telerate Page 3750..............................................................................................          S-26
Transferor......................................................................................................           S-1
Transferor's Interest...........................................................................................           S-4
Trust...........................................................................................................      S-1, S-3
Trust Portfolio.................................................................................................          S-18
Trustee.........................................................................................................           S-2
Underwriters....................................................................................................          S-45
Underwriting Agreement..........................................................................................          S-45
VISA............................................................................................................           S-6
Yield Supplement Account........................................................................................     S-8, S-39
Yield Supplement Draw Amount....................................................................................     S-9, S-39

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX I

                                  OTHER SERIES

     The table below sets forth the principal characteristics of the one other Series issued by the Trust that will remain outstanding upon the issuance of the Series 1998-2 Securities. For more specific information with respect to any Series, any prospective investor should contact Partners First Holdings, LLC at
(410) 865-8700. The Transferor will provide, without charge, to any prospective purchaser of the Securities, a copy of the Disclosure Documents for any other publicly issued Series.

SERIES 1998-3


SERIES TERMS
      Group......................................................................  Group I
      Annual Servicing Fee Percentage............................................  2.0%
      Series Termination Date....................................................  November 2006 Distribution Date
      Series Issuance Date.......................................................  June 26, 1998

1.    CLASS A SECURITIES
      Class A Initial Invested Amount............................................  $528,000,000
      Class A Interest Rate......................................................  One Month LIBOR + 0.13%
      Controlled Accumulation Amount (subject to adjustment).....................  $53,416,667
      Commencement of Controlled Accumulation Period (subject to adjustment).....  May 31, 2002
      Enhancement................................................................  Collateral Invested Amount, Class D Invested
                                                                                   Amount
      Other Enhancement..........................................................  Subordination of Class B Securities
      Scheduled Payment Date.....................................................  June 2003 Distribution Date

2.    CLASS B SECURITIES
      Class B Initial Invested Amount............................................  $113,000,000
      Class B Interest Rate......................................................  One Month LIBOR + 0.36%
      Controlled Accumulation Amount (subject to adjustment).....................  Same as for Class A Securities
      Commencement of Controlled Accumulation Period (subject to adjustment).....  Same as for Class A Securities
      Enhancement................................................................  Collateral Invested Amount, Class D Invested
                                                                                   Amount
      Scheduled Payment Date.....................................................  Same as for Class A Securities

3.    COLLATERAL INTEREST
      Collateral Initial Invested Amount.........................................  $67,000,000
      Collateral Rate............................................................  Reserve Adjusted LIBOR + 1.0% or such lesser amount as specified in the Loan Agreement
      Enhancement................................................................  Subordination of Class D Securities

4.    CLASS D SECURITIES
      Class D Initial Invested Amount............................................  $42,000,000
      Class D Interest Rate......................................................  0% (subject to adjustment)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------

                    PARTNERS FIRST CREDIT CARD MASTER TRUST
                            ASSET BACKED SECURITIES
                    PARTNERS FIRST RECEIVABLES FUNDING, LLC
                                   TRANSFEROR
                          PARTNERS FIRST HOLDINGS, LLC
                                    SERVICER
                            ------------------------


     Partners First Receivables Funding, LLC ("PFRF"), as transferor (in such capacity, the "Transferor"), may sell from time to time one or more series (each, a "Series") of asset backed securities (the "Securities") evidencing undivided interests in certain assets of the Partners First Credit Card Master Trust (the "Trust"), created pursuant to the Pooling and Servicing Agreement, among the Transferor, Partners First Holdings, LLC, as Servicer (in such capacity, the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). The property of the Trust includes, among other things, the receivables (the "Receivables") that are generated from time to time in a portfolio of consumer revolving credit card accounts (the "Accounts"), collections thereon, funds on deposit in certain accounts of the Trust, any Participation Interests (as defined herein) included in the Trust, collections thereon and any Credit Enhancement (as defined herein) with respect to any particular Series or Class as more fully described herein and, with respect to a Series offered hereby, in the related Prospectus Supplement (as defined below). The Receivables in the Accounts are sold to PFRF and then transferred by PFRF to the Trust as more fully described herein. All of the Receivables in the Trust on the date hereof were originated or acquired by BankBoston (NH), National Association ("BKB") and Harris Trust and Savings Bank ("Harris"). As more fully set forth herein, it is anticipated that in the future, Receivables originated by financial institutions other than BKB and Harris may be included in the Trust, upon satisfaction of certain conditions, including the Rating Agency Condition. Each of BKB and Harris has retained, and any such other financial institution may retain, the receivables in certain of their respective accounts.


     Securities will be sold from time to time under this Prospectus on terms determined for each Series at the time of the sale and described in the related prospectus supplement (each, a "Prospectus Supplement"). Each Series will consist of one or more classes of Securities (each, a "Class"). Each Security will represent an undivided interest in certain assets of the Trust and the interest of the holders of each Class or Series will include the right to receive a varying percentage of each month's collections with respect to the Receivables at the times, in the manner and to the extent described herein and, with respect to any Series offered hereby, in the related Prospectus Supplement. Interest and principal payments with respect to each Series offered hereby will be made as specified in the related Prospectus Supplement. A Series offered hereby (or any Class within such Series) may be entitled to the benefits of a cash collateral account or guaranty, spread account, yield supplement account, collateral interest, letter of credit, surety bond, insurance policy or other form of credit enhancement as specified in the Prospectus Supplement relating to such Series. In addition, any Series offered hereby may include one or more Classes which are subordinated in right and priority of payment to one or more other Classes of such Series or another Series, in each case to the extent described in the related Prospectus Supplement. Each Series of Securities or Class offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating organization.

POTENTIAL INVESTORS SHOULD CONSIDER THE INFORMATION SET FORTH IN "RISK FACTORS" COMMENCING ON PAGE 20 HEREIN.
                            ------------------------

THE SECURITIES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, THE SERVICER OR ANY AFFILIATE OF EITHER OF THEM. A SECURITY IS NOT A DEPOSIT AND NEITHER THE SECURITIES NOR THE UNDERLYING ACCOUNTS OR RECEIVABLES ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    Securities may be sold by the Transferor directly to purchasers, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. If underwriters or agents are involved in the offering of the Securities of any Series offered hereby, the name of the managing underwriter or underwriters or agents will be set forth in the related Prospectus Supplement. If an underwriter, agent or dealer is involved in the offering of the Securities of any Series offered hereby, the underwriter's discount, agent's commission or dealer's purchase price will be set forth in, or may be calculated from, the related Prospectus Supplement, and the net proceeds to the Transferor from such offering will be the public offering price of such Securities less such discount in the case of an underwriter, the purchase price of such Securities less such commission in the case of an agent or the purchase price of such Securities in the case of a dealer, and less, in each case, the other expenses of the Transferor associated with the issuance and distribution of such Securities. See "Plan of Distribution."

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OF ANY SERIES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.
                            ------------------------


                  THE DATE OF THIS PROSPECTUS IS JUNE 22, 1998

                               TABLE OF CONTENTS

                                                          PAGE
                                                          ----
PROSPECTUS SUPPLEMENT..................................     3
REPORTS TO SECURITYHOLDERS.............................     3
AVAILABLE INFORMATION..................................     3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........     3
PROSPECTUS SUMMARY.....................................     4
RISK FACTORS...........................................    20
USE OF PROCEEDS........................................    29
THE TRUST..............................................    29
CREDIT CARD ACTIVITIES.................................    30
  General..............................................    30
  Development of the Business Model of Partners First;
     The Role of FAMIS.................................    31
  Business Strategy....................................    32
  Processing and Servicing of Credit Card Accounts.....    32
  Account Origination..................................    33
  Underwriting Procedures..............................    34
  Additional Accounts..................................    35
  Billing and Payments.................................    35
  Interchange..........................................    36
  Collection of Delinquent Accounts....................    37
  Recoveries...........................................    37
  Fraud Prevention.....................................    38
PARTNERS FIRST HOLDINGS, LLC...........................    38
PARTNERS FIRST RECEIVABLES FUNDING, LLC................    38
THE ACCOUNTS...........................................    38
DESCRIPTION OF THE SECURITIES..........................    39
  General..............................................    39
  Book-Entry Registration..............................    40
  Definitive Securities................................    42
  Interest.............................................    42
  Principal............................................    43
  Pay Out Events and Reinvestment Events...............    44
  Servicing Compensation and Payment of Expenses.......    45
  Termination of the Trust.............................    46
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT.....    46
  Conveyance of Receivables............................    46
  Eligible Accounts and Receivables....................    47
  Representations and Warranties.......................    47
  Transferor Securities................................    48
  Additions of Accounts or Participation Interests.....    49
  Removal of Accounts..................................    50
  Discount Option......................................    50
  Yield Supplement Account.............................    51
  Premium Option.......................................    51
  Indemnification......................................    51
  Collection and Other Servicing Procedures............    52
  New Issuances........................................    52
  Collection Account...................................    54


                                                          PAGE
                                                          ----
  Allocations..........................................    54
  Groups of Series.....................................    55
  Reallocations Among Securities of Different Series
     within a Reallocation Group.......................    55
  Sharing of Excess Finance Charge Collections Among
     Excess Allocation Series..........................    57
  Shared Principal Collections.........................    57
  Paired Series........................................    57
  Special Funding Account..............................    58
  Funding Period; Pre-Funding Account..................    58
  Defaulted Receivables; Rebates and Fraudulent
     Charges...........................................    58
  Credit Enhancement...................................    59
  Interest Rate Swaps and Related Caps, Floors and
     Collars...........................................    61
  Servicer Covenants...................................    61
  Certain Matters Regarding the Servicer...............    61
  Servicer Default.....................................    62
  Evidence as to Compliance............................    63
  Amendments...........................................    63
  List of Securityholders..............................    63
  The Trustee..........................................    64

DESCRIPTION OF THE PURCHASE AGREEMENTS.................    64
  PFR Purchase Agreements..............................    64
  Transferor Purchase Agreement........................    65
  Formation Transactions; Account Origination..........    66
  Limitations on Liability.............................    67

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES...............    67
  Transfer of Receivables..............................    67
  Certain Matters Relating to Insolvency...............    68
  Consumer Protection Laws.............................    70
  Proposed Legislation.................................    70

U.S. FEDERAL INCOME TAX CONSEQUENCES...................    70
  General..............................................    70
  Characterization of the Securities as Indebtedness...    71
  Taxation of Interest Income of Securityholders.......    71
  Sale of a Security...................................    72
  Tax Characterization of the Trust....................    72
  FASIT................................................    73
  Foreign Investors....................................    74
  Defeasance...........................................    75

STATE AND LOCAL TAXATION...............................    75

ERISA CONSIDERATIONS...................................    76
  General..............................................    76
  Exception for Publicly Offered Securities............    76
  Consequences if Securities of a Series Do Not Qualify
     as Publicly Offered Securities....................    77
  Special Considerations Applicable to Insurance
     Company General Accounts..........................    77

PLAN OF DISTRIBUTION...................................    78

LEGAL MATTERS..........................................    78

INDEX OF DEFINED TERMS.................................    79

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to any Series will, among other things, set forth with respect to such Series: (a) the initial aggregate principal amount of each Class of such Series; (b) the rate of interest on each Security (the "Security Rate") (or method of determining the Security Rate) of each such Class; (c) the expected date or dates on which the Invested Amount with respect to each such Class will have been paid to the holders of the Securities of such Class ("Securityholders"); (d) the extent to which any Class within a Series is subordinated to any other Class of such Series or any other Series; (e) the Distribution Dates for the respective Classes; (f) relevant financial information with respect to the Receivables; (g) additional information with respect to any Series Enhancement relating to such Series; and (h) the plan of distribution of such Series.

                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Securities (as defined herein) are issued, monthly and annual unaudited reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Securities pursuant to the Pooling and Servicing Agreement. Such reports will be made available by DTC and its participants to the Securityholders in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Pooling and Servicing Agreement -- Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Pooling and Servicing Agreement does not require the sending of, and the Transferor does not intend to send, any of its financial reports to the Securityholders or to the owners of beneficial interests in the Securities ("Security Owners").

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Servicer will file with the Commission such periodic reports, if any, with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, proxy and information statements and other information regarding registrants, including all electronic filings, may be viewed. The Internet address of the Commission's World Wide Web site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Servicer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Partners First Holdings, LLC; 900 Elkridge Landing Road, Suite 300, Linthicum, Maryland 21090-2925; Attention: Chief Financial Officer. Telephone requests for such copies should be directed to (410) 865-8700.

                               PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. REFERENCE IS MADE TO THE INDEX OF DEFINED TERMS BEGINNING ON PAGE 79 HEREIN FOR THE LOCATION HEREIN OF THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED HEREIN. UNLESS THE CONTEXT REQUIRES OTHERWISE, CERTAIN CAPITALIZED TERMS, WHEN USED HEREIN AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, RELATE ONLY TO THE PARTICULAR SERIES BEING OFFERED BY SUCH PROSPECTUS SUPPLEMENT.

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Issuer...................................  Partners First Credit Card Master Trust (the "Trust"). The Trust, as a master trust, is expected to issue series of Securities (each, a "Series") from time to time. See "The Trust."
Servicer.................................  Partners First Holdings, LLC, a Delaware limited liability company ("Partners
                                           First"), as Servicer (in such capacity, the "Servicer"). The Servicer will receive a fee as servicing compensation from the Trust in respect of each Series in the amounts and at the times specified in the related Prospectus Supplement (the
                                           "Servicing Fee"). The Servicing Fee may be payable from Finance Charge
                                           Receivables, Interchange or other amounts as specified in the related Prospectus
                                           Supplement.

                                           In certain limited circumstances, Partners First may resign or be removed, in which event the Trustee or, so long as it meets certain eligibility standards set forth in the Pooling and Servicing Agreement, a third-party Servicer may be appointed as successor Servicer (Partners First, or any such successor Servicer, is referred to herein as the "Servicer"). Partners First is permitted to delegate certain of its duties as Servicer to any of its affiliates or, subject to certain conditions, to third-party service providers, but any such delegation will not relieve the Servicer of its liability and responsibility with respect to such duties under the Amended and Restated Pooling and Servicing Agreement, dated as of
                                           June 26, 1998, among the Servicer, the Trustee and the Transferor (as amended and restated, the "Pooling and Servicing Agreement") or any Supplement. Partners First
                                           has delegated substantially all of its servicing duties to First Data Resources
                                           Inc. ("FDR"). See "Description of the Securities -- Servicing Compensation and
                                           Payment of Expenses."

Trustee..................................  The Bank of New York (the "Trustee"), a New York banking corporation.
Transferor...............................  Partners First Receivables Funding, LLC ("PFRF" or, in its capacity as transferor, the "Transferor"), a Delaware limited liability company and a special purpose wholly owned subsidiary of Partners First Receivables, LLC ("PFR"), a Delaware
                                           limited liability company. PFR is a wholly owned subsidiary of Partners First.
Account Originators......................  The Partners First Portfolio will be originated and serviced following a business model which evolved from a business model originally established by BankBoston,
                                           N.A. ("BankBoston") and First Annapolis Marketing Information Services, Inc.
                                           ("FAMIS"). Currently, under such business model: (i) the functions required to be performed by an insured financial institution under applicable law and the rules of MasterCard and VISA are performed by BKB (and, in certain circumstances, may be performed by Harris) and, as described below, would be assumed by the Bank (as defined below) following its establishment; (ii) credit processing, cardholder communication, customer payment processing, certain collection activities and certain other account servicing functions are performed by FDR; and (iii) the account marketing and portfolio management activities, including brand strategy, development of credit policy and product pricing are performed by Partners First, which also proactively monitors and supervises FDR's activities to ensure compliance with performance standards established by Partners First. See "Credit
                                           Card Activities -- Development of the Business Model of Partners First; The Role
                                           of FAMIS."
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                                       4


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                                           Pursuant to separate Contribution Agreements (each, a "Contribution Agreement"), on January 29, 1998, the date of issuance of the first Series of Securities,
                                           BankBoston (NH), National Association ("BKB"), a national banking association organized under the laws of the United States, and Harris Trust and Savings Bank,
                                           a bank chartered under the laws of the State of Illinois ("Harris"), each contributed to Partners First all of their respective rights under specified consumer revolving credit card accounts originated by BKB or Harris, as applicable, except (i) the related cardholder agreements, (ii) all rights to create, enforce and collect receivables and any other amounts arising under the credit card accounts in the Partners First Portfolio (as defined below) and (iii)
                                           all rights to amend and modify the related cardholder agreements (collectively, the "Retained Rights"). As used herein "Partners First Portfolio" means (i) the credit card accounts originated or acquired by BKB and Harris and contributed to
                                           Partners First pursuant to the Contribution Agreements on January 29, 1998, (ii)
                                           any other consumer revolving credit card accounts originated by BKB or Harris, as applicable, following January 29, 1998 and transferred to Partners First by BKB or
                                           Harris pursuant to the Assistance Agreements (as defined below) and (iii) as described in the following paragraph, any other credit card accounts over which
                                           Partners First has acquired the right to designate the financial institution that will exercise the Retained Rights with respect to such credit card accounts.

                                           Under the Contribution Agreements and the Assistance Agreements, Partners First
                                           has the right to designate the financial institutions that will exercise the
                                           Retained Rights with respect to the credit card accounts in the Partners First
                                           Portfolio. On January 29, 1998, Partners First designated each of BKB and Harris as the Account Originator with respect to specified credit card accounts in the
                                           Partners First Portfolio. As used herein, "Account Originator" means, as of any date of determination, each financial institution which (i) has been designated by
                                           Partners First as the financial institution that will exercise the Retained Rights with respect to credit card accounts in the Partners First Portfolio, (ii) if such financial institution is not an affiliate of Partners First, has entered into a written agreement with Partners First in the form of, or substantially similar to, the Assistance Agreements and (iii) has entered into a receivables purchase agreement with PFR in, or substantially in, the form of the PFR Purchase
                                           Agreements (as defined below) pursuant to which PFR purchases receivables which are Eligible Receivables (as defined herein), including receivables which are then sold to the Transferor pursuant to the Transferor Purchase Agreement and then transferred to the Trust pursuant to the Pooling and Servicing Agreement.

                                           On January 29, 1998, Partners First entered into separate Assistance Agreements
                                           (each, an "Assistance Agreement") with each of BKB and Harris, pursuant to which each of BKB and Harris appointed Partners First its sole and exclusive agent to exercise all of its rights and perform all of its obligations with respect to the credit card accounts in the Partners First Portfolio originated by BKB and Harris, as applicable, except for the power to determine the terms under which new credit card accounts will be originated, whether to extend credit under the credit card accounts, and to effect Interchange (as defined below) settlement. In connection with such appointment, Partners First authorized each of BKB and Harris to use, on a non-exclusive basis, Partners First's rights under the credit card accounts in the Partners First Portfolio and related assets, including certain proprietary information related thereto, to the extent necessary for each of BKB and Harris to perform the foregoing functions. In its capacity as agent under the

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                                           Assistance Agreements, Partners First will perform certain functions including making recommendations with respect to the Credit Card Guidelines (as defined below), administering the Credit Card Guidelines, managing the Partners First
                                           Portfolio, arranging for the billing and collection of any receivables arising thereunder, and otherwise servicing and administering the credit card accounts in the Partners First Portfolio and the related receivables. As used herein, "Credit
                                           Card Guidelines" means, with respect to any credit card account and the related receivables, the respective policies and procedures of the applicable Account
                                           Originator, relating to (i) the determination of the creditworthiness of cardholders and potential cardholders, (ii) the extension of credit under the credit card accounts, and (iii) the maintenance and enforcement of the credit card accounts and the collection of the related receivables.

                                           Until March 1998, each of BKB and Harris remained Account Originators, originated new credit card accounts into the Partners First Portfolio and exercised the
                                           Retained Rights with respect to the credit card accounts originated by BKB and
                                           Harris, respectively. In March 1998, Partners First designated BKB as the Account
                                           Originator with respect to the existing credit card accounts in the Partners First
                                           Portfolio, including the Accounts. Going forward, Harris may continue to be an
                                           Account Originator with respect to any new credit card accounts originated through
                                           Harris' marketing efforts, including any New Accounts. In addition, it is anticipated that Partners First will establish a federally insured financial institution as a subsidiary (the "Bank"), which will either be a newly chartered financial institution formed by Partners First or an existing financial institution acquired by Partners First. Upon its establishment Partners First will designate the Bank as the sole Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts and any New
                                           Accounts. Effective as of the date of the Bank's appointment as Account
                                           Originator, each of BKB and Harris will cease to be an Account Originator.

                                           It is anticipated that the Partners First Portfolio may include credit card accounts originated by financial institutions other than BKB, Harris or the Bank.
                                           In addition, prior to the establishment of the Bank, Partners First may designate other financial institutions as Account Originators with respect to the Partners
                                           First Portfolio, including the Accounts. Any such financial institution would originate credit card accounts. However, any such credit card accounts and any credit card accounts originated by the Bank may only be designated as Accounts and the related Receivables may only be included in the Trust, if certain conditions, including the Rating Agency Condition (as defined herein), are satisfied. See
                                           "Risk Factors -- Addition of Trust Assets" and "Description of the Pooling and
                                           Servicing Agreement -- Addition of Accounts or Participation Interests."

                                           The Partners First Portfolio includes all of the credit card accounts originated or acquired by Harris except corporate accounts and all of the credit card accounts originated or acquired by BKB except for (i) those accounts of cardholders who reside in the primary geographic market of BKB and its affiliates
                                           (I.E., Massachusetts, Rhode Island, Connecticut and New Hampshire), (ii) those accounts of other cardholders having other banking relationships with BKB or its affiliates and (iii) student, VIP, foreign accounts and accounts with employees of
                                           BKB and its affiliates. In addition, any other financial institution designated by
                                           Partners First as an Account Originator may choose not to include all of its credit card accounts in the Partners First Portfolio, particularly if, similar to
                                           BKB, such financial institution chooses to retain its regional or relationship customers.

Transfer of Receivables..................  Pursuant to separate PFR Purchase Agreements entered into between PFR and each of
                                           BKB and Harris on January 29, 1998, each of BKB and Harris sold to PFR, all of their respective right, title and interest in and to (i) the receivables existing on January 29, 1998 in designated credit card accounts originated by BKB and
                                           Harris, as applicable, (ii) all of the receivables created in such credit card accounts following January 29, 1998 and (iii) the receivables in each new designated credit card account originated following January 29, 1998 by BKB and
                                           Harris, as applicable, whether such receivables are then existing or are thereafter created. Pursuant to the PFR Purchase Agreements, on January 29, 1998,
                                           PFR acquired approximately $1,870,000,000 aggregate principal amount of receivables of which approximately $1,190,000,000 aggregate principal amount of receivables were conveyed to PFR by BKB and approximately $680,000,000 aggregate principal amount of receivables were conveyed to PFR by Harris. As used herein,
                                           "PFR Purchase Agreement" means a receivables purchase agreement entered into between PFR and an Account Originator providing for the sale by such Account
                                           Originator to PFR of all of its right, title and interest in and to receivables created under specified credit card accounts originated by such Account
                                           Originator, and includes the Original PFR Purchase Agreements (as defined herein)
                                           and any Additional PFR Purchase Agreements (as defined herein). See "Description of the Purchase Agreements -- PFR Purchase Agreements."

                                           In connection with the anticipated establishment by Partners First of the Bank,
                                           PFR and the Bank will enter into one or more receivables purchase agreements in, or substantially in, the form of the PFR Purchase Agreements entered into between
                                           PFR and each of BKB and Harris.

                                           Pursuant to the receivables purchase agreement entered into between PFR and the
                                           Transferor on January 29, 1998 (as amended from time to time, the "Transferor
                                           Purchase Agreement" and, together with the PFR Purchase Agreements, the "Purchase
                                           Agreements"), PFR sells to the Transferor all of the Eligible Receivables included in the receivables purchased from BKB and Harris immediately upon giving effect to any such purchase by PFR. Subject to satisfaction of certain conditions (including the Rating Agency Condition), upon the execution of a PFR Purchase Agreement between PFR and the Bank or any other Account Originator, PFR will sell to the
                                           Transferor all of the Eligible Receivables included in the receivables acquired by
                                           PFR pursuant to the PFR Purchase Agreement with such other Account Originator.
                                           Pursuant to the Transferor Purchase Agreement, on January 29, 1998, PFR sold approximately $1,846,000,000 aggregate principal amount of Receivables (the
                                           "Initial Receivables") to the Transferor. The Transferor in turn transferred the
                                           Initial Receivables to the Trust pursuant to the Pooling and Servicing Agreement in exchange for the Transferor Security and a Series of Securities which the
                                           Transferor sold privately. The Initial Receivables constituted all of the Eligible
                                           Receivables acquired by PFR from BKB and Harris on January 29, 1998.

                                           If so provided in a PFR Purchase Agreement, the Account Originator will assign to
                                           PFR the right to Recoveries (as defined below) and Interchange allocable to the receivables subject to such PFR Purchase Agreement. Pursuant to their respective
                                           PFR Purchase Agreements, each of BKB and Harris assigns to PFR the right to
                                           Recoveries and Interchange allocable to the receivables conveyed by BKB or Harris, as applicable, to PFR or its approximate equivalent in the form of Discount Option
                                           Receivables (as defined herein) allocable to the Receivables. See "Description of the Purchase Agreements."


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                                           Pursuant to the Transferor Purchase Agreement, PFR assigns to the Transferor all of its rights to Recoveries, if any, and Interchange, if any, assigned to it pursuant to the PFR Purchase Agreements. See "Description of the Purchase
                                           Agreements -- Transferor Purchase Agreement."

                                           The Transferor in turn transfers the Receivables and the rights to Recoveries and
                                           Interchange acquired by it under the Transferor Purchase Agreement to the Trust pursuant to the Pooling and Servicing Agreement. See "Description of the Pooling
                                           and Servicing Agreement -- Conveyance of Receivables."

Trust Assets.............................  The assets of the Trust (the "Trust Assets") include the receivables
                                           ("Receivables") arising under certain VISA(Register mark) and
                                           MasterCard(Register mark)* revolving credit card accounts (the "Accounts"), and the proceeds thereof, including recoveries on charged-off Receivables
                                           ("Recoveries"), and any other fees, proceeds of credit insurance policies relating to the Receivables and may include the right to receive Interchange, if any, allocable to the Securities, funds on deposit in certain accounts of the Trust for the benefit of Securityholders, Participation Interests (as defined below), if any, and any Credit Enhancement (as defined herein) issued with respect to a particular Series (the drawing on or payment of any Series Enhancement for the benefit of a Series or Class of Securityholders will not be available to the
                                           Securityholders of any other Series or Class). "Interchange" consists of certain fees received by Account Originators from VISA and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. "Series Enhancement"
                                           means, with respect to any Series or Class of Securities, any Credit Enhancement,
                                           interest rate swap agreement, interest rate cap agreement or other similar arrangement for the benefit of Securityholders of such Series or Class. The subordination of any Series or Class of Securities to another Series or Class of
                                           Securities shall be deemed to be a Series Enhancement. "Participation Interests"
                                           means participations representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, charge card receivables and other self-liquidating financial assets. See "Description of the Pooling and
                                           Servicing Agreement -- Additions of Accounts or Participation Interests."

                                           To the extent provided in any Supplement (as defined below) or in an amendment to the Pooling and Servicing Agreement, all or a portion of the Receivables or
                                           Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or groups of Series (each, a "Group") as long as the Rating Agency Condition shall have been satisfied with respect to such allocation, and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect (as defined herein).

The Securities...........................  The Securities will be issued in Series, each of which will consist of one or more
                                           Classes. The specific terms of a Series or Class will be established as described herein under "Description of the Pooling and Servicing Agreement -- New
                                           Issuances." However, while the specific terms of any Series or Class offered hereby will be described in the related Prospectus Supplement, the terms of such
                                           Series or Class will not be subject to prior review by, or consent of, the holders of the Securities of any previously issued Series.

---------------
* VISA and MasterCard are registered trademarks of VISA U.S.A. Inc. ("VISA") and MasterCard International Incorporated
("MasterCard"), respectively.

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                                           Unless otherwise specified in the related Prospectus Supplement, the Securities of a Series offered hereby will generally be available for purchase in minimum denominations of $1,000 and in integral multiples thereof and will only be available in book-entry form except in certain limited circumstances as described herein under "Description of the Securities -- Definitive Securities." Interests
                                           in the Trust Assets will be allocated among (a) the Securityholders, including
                                           Credit Enhancers (as defined herein) holding uncertificated subordinated interests
                                           (each, an "Enhancement Invested Amount"), of a particular Series (the
                                           "Securityholders' Interest"), (b) the Securityholders (including such holders of
                                           Enhancement Invested Amounts) of other Series, if any, (c) the holders of any
                                           Participations and (d) the interest of the Transferor and its permitted transferees (the "Transferor's Interest"), as described below. The Invested Amount of a Series offered hereby will, except as otherwise provided herein and except with respect to Securities with a variable principal amount, remain fixed at the aggregate initial principal amount of the Securities of such Series. The
                                           Securityholders' Interest of a Series will include the right to receive (but only to the extent needed to make required payments under the Pooling and Servicing
                                           Agreement, including the related Supplement, and subject to any reallocation or redirection of such amounts if the related Supplement so provides) varying percentages of collections of Finance Charge Receivables and Principal Receivables
                                           and will be allocated a varying percentage of the Receivables in defaulted accounts with respect to each calendar month (each, a "Monthly Period"). See
                                           "Description of the Securities -- Interest" and " -- Principal." If the Securities
                                           of a Series offered hereby are included in more than one Class, the collections allocable to the Invested Amount of such Series may be further allocated among each Class in such Series as described in the related Prospectus Supplement.

The Transferor's Interest................  The Transferor's Interest at any time represents the right to the Trust Assets in excess of the Securityholders' Interest, the interest of any holder of a
                                           Participation and Enhancement Invested Amounts of all Series then outstanding. The principal amount of the Transferor's Interest (the "Transferor Amount") will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Transferor intends to cause the issuance of
                                           Series from time to time and any such issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such Series.
                                           See "Risk Factors -- Issuance of New Series."

                                           The level of the "Required Transferor Amount," which equals the sum of the Series
                                           Required Transferor Amounts (as defined herein) for each outstanding Series, is intended to enable the Transferor's Interest to absorb fluctuations in the amount of Principal Receivables held by the Trust from time to time (due to, among other things, seasonal purchase and payment habits of cardholders or adjustments in the amount of Principal Receivables because of rebates, refunds, fraudulent charges or otherwise). See "Risk Factors -- Generation of Additional Receivables; Dependency
                                           on Cardholder Repayments" and "Description of the Pooling and Servicing
                                           Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

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Issuance of New Series...................  The Pooling and Servicing Agreement authorizes the Trustee to issue four types of securities: (a) one or more Series of Securities, (b) Participations representing participation interests in the Receivables, as described below, (c) a security evidencing the Transferor's Interest in the Trust retained by the Transferor (the
                                           "Transferor Security"), which Transferor Security will be held by the Transferor, and (d) securities ("Supplemental Securities") held by transferees of a portion of the Transferor Security. The Transferor Security and any Supplemental Securities
                                           are collectively referred to as the "Transferor Securities." At the option of the
                                           Transferor, the Pooling and Servicing Agreement may be amended to provide that the
                                           Transferor Interest need not be represented by a security but may be an uncertificated interest in the Trust. See "Description of the Pooling and
                                           Servicing Agreement -- Transferor Securities." On January 29, 1998, the Transferor
                                           issued a Supplemental Security to an affiliate of the Transferor.

                                           The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, as may be amended from time to time, a "Supplement"), the Transferor may cause the Trustee without the consent of the Securityholders to issue one or more new Series and accordingly cause a reduction in the Transferor's Interest represented by the Transferor
                                           Securities. There can be no assurance that the terms of any Series might not have an impact on the timing or amount of payments received by a Securityholder of another Series. Under the Pooling and Servicing Agreement, the Transferor may
                                           define, with respect to any Series, the Principal Terms of such Series. See
                                           "Description of the Pooling and Servicing Agreement -- New Issuances." The
                                           Transferor may offer any Series to the public or other investors under a disclosure document (a "Disclosure Document"), which will consist of a Prospectus
                                           Supplement in the case of a Series offered hereby, in transactions either registered under the Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution."

                                           A new Series may be issued only upon satisfaction of the conditions described herein under "Description of the Pooling and Servicing Agreement -- New Issuances"
                                           including, among others, that (a) such issuance will satisfy the Rating Agency
                                           Condition and (b) the Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not, based on the facts known to such representative at the time of such certification, have an Adverse Effect.

                                           The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Participation
                                           Supplement"), the Transferor may direct the Trustee to issue on behalf of the
                                           Trust one or more participations (each, a "Participation"), to be delivered to or upon the order of the Transferor upon the satisfaction of certain conditions described herein under "Description of the Pooling and Servicing Agreement -- New
                                           Issuances."

                                           In addition to the foregoing, it is a condition to the issuance of each Series offered hereby that on the related Series Issuance Date (as defined below) the aggregate amount of Receivables which are more than 30-days past due will not exceed 20% of the aggregate amount of Receivables in the Trust.

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The Accounts.............................  The Accounts generally consist of VISA and MasterCard consumer revolving credit card accounts included in the Partners First Portfolio, which were designated from time to time by the Transferor (or an affiliate thereof), that, in each case, meet the criteria provided in the Pooling and Servicing Agreement for an Eligible
                                           Account (as defined herein), but do not include any Removed Accounts (as defined below). The Accounts are not being sold or transferred to the Trust and will continue to be controlled and held by the Account Originators unless transferred as described herein. See "Credit Card Activities" and "Description of the Purchase
                                           Agreements."

                                           The Transferor conveyed to the Trust Receivables existing on January 29, 1998 in certain VISA and MasterCard consumer revolving credit card accounts (the "Initial
                                           Accounts") that met the criteria provided in the Pooling and Servicing Agreement for an Eligible Account as of January 29, 1998 and will convey Receivables arising in the Initial Accounts from time to time thereafter until the termination of the
                                           Trust. The Initial Accounts constituted all of the Eligible Accounts in the
                                           Partners First Portfolio on January 29, 1998. In addition, pursuant to the Pooling and Servicing Agreement, the Transferor expects (subject to certain limitations and conditions), and in some circumstances will be obligated, to have Additional
                                           Accounts designated, the Receivables of which will be included in the Trust or, in lieu thereof or in addition thereto, to include Participation Interests in the
                                           Trust. Additional Accounts include New Accounts and Aggregate Addition Accounts
                                           (as defined herein). The Transferor will convey to the Trust all Receivables in
                                           Additional Accounts, whether such Receivables are then existing or thereafter created. The addition to the Trust of Receivables in Aggregate Addition Accounts
                                           or Participation Interests will be subject to certain conditions, including, among others, that (a) unless such addition is a required addition or a designation of
                                           New Accounts, such addition will satisfy the Rating Agency Condition and (b) the
                                           Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such addition will not have an Adverse Effect. The Transferor will also have the right, in certain circumstances, to remove from the Trust all Receivables of certain designated Accounts (the "Removed Accounts"). See "Risk Factors -- Addition of
                                           Trust Assets" and "Description of the Pooling and Servicing Agreement -- Additions
                                           of Accounts or Participation Interests" and " -- Removal of Accounts."

The Receivables..........................  The Receivables include (a) periodic finance charges, cash advance fees, late charges, annual membership fees, returned check fees, overlimit fees and other miscellaneous fees and the interest portion of any Participation Interests as determined pursuant to the applicable Supplement (the "Finance Charge
                                           Receivables"), and (b) amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and the principal portion of any Participation Interests as determined pursuant to the applicable
                                           Supplement (the "Principal Receivables"). Recoveries attributed to charged-off
                                           Receivables up to the amount of Defaulted Receivables in any Monthly Period will be treated as collections of Principal Receivables. The excess, if any, of
                                           Recoveries over Defaulted Receivables will be treated as collections of Finance
                                           Charge Receivables. In addition, certain Interchange or its equivalent in the form of Discount Option Receivables attributed to cardholder charges for merchandise and services in the Accounts will be treated as collections of Finance Charge
                                           Receivables. See "Credit Card Activities -- Interchange."
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                                           All receivables arising in the Partners First Portfolio will automatically be sold to PFR. Pursuant to the Transferor Purchase Agreement, all new Eligible
                                           Receivables arising in the Accounts during the term of the Trust will automatically be sold by PFR to the Transferor and then transferred by the
                                           Transferor to the Trust. Accordingly, the amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing
                                           Receivables are collected, charged-off as uncollectible or otherwise adjusted.

                                           If so specified in the related Prospectus Supplement, the Servicer will establish and maintain a yield supplement account for the benefit of the Securityholders of such Series (each, a "Yield Supplement Account"). Amounts on deposit in the Yield
                                           Supplement Account for any Series (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for such Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge
                                           Receivables allocable to the Securities of the related Series. The Yield
                                           Supplement Account for any Series will be funded with proceeds from the offering of the related Series of Securities.

Clearance and Settlement.................  Unless otherwise specified in the related Prospectus Supplement, the Securities will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. Securityholders may elect to hold their
                                           Securities through any of DTC (in the United States) or Cedel Bank, SOCIETE
                                           ANONYME ("Cedel") or the Euroclear System ("Euroclear") (in Europe). See
                                           "Description of the Securities -- Book-Entry Registration."

Interest.................................  Interest will accrue on the Invested Amount or outstanding principal amount of the
                                           Securities of a Series or Class offered hereby at the PER ANNUM rate either specified in or determined in the manner specified in the related Prospectus
                                           Supplement. Except as otherwise provided herein, collections of Finance Charge
                                           Receivables and certain other amounts allocable to the Securityholders' Interest of a Series offered hereby will generally be used to make interest payments to
                                           Securityholders of such Series on each Interest Payment Date with respect thereto;
                                           PROVIDED that if an Early Amortization Period (as defined below) commences with respect to such Series, thereafter interest will be distributed to such
                                           Securityholders monthly on each Special Payment Date (as defined herein). If the
                                           Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class)
                                           will be deposited in one or more trust accounts (each, an "Interest Funding
                                           Account") and used to make interest payments to Securityholders of such Series or
                                           Class on the following Interest Payment Date with respect thereto. If a Series has more than one Class of Securities, each such Class may have a separate Interest
                                           Funding Account. See "Description of the Securities -- Interest."

Principal................................  The principal of the Securities of each Series offered hereby will be scheduled to be paid either (a) in full on an expected date specified in the related Prospectus
                                           Supplement (the "Expected Final Payment Date"), in which case such Series will have a Controlled Accumulation Period as described below under " -- Controlled
                                           Accumulation Period," or (b) in installments commencing on a date specified in the related Prospectus Supplement (the "Principal Commencement Date"), in which case such Series will have a Controlled Amortization Period as described below under
                                           " -- Controlled Amortization Period." If a Series has more than one Class of
                                           Securities, each Class may have a different method of paying principal,
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                                           Expected Final Payment Date or Principal Commencement Date. The payment of principal with respect to the Securities of a Series or Class may commence earlier than the applicable Expected Final Payment Date or Principal Commencement Date,
                                           and the final principal payment with respect to the Securities of a Series or
                                           Class may be made later than the applicable Expected Final Payment Date or other expected date, if a Pay Out Event occurs with respect to such Series or Class or under certain other circumstances described herein. See "Risk Factors --
                                           Generation of Additional Receivables; Dependency on Cardholder Repayments" for a
                                           description of factors that may affect the timing of principal payments on
                                           Securities. See "Description of the Securities -- Principal."

Revolving Period.........................  The Securities of each Series offered hereby will have a revolving period (the
                                           "Revolving Period") that will commence on the date of issuance of the related
                                           Series (the "Series Issuance Date") or on a date prior thereto specified in the related Supplement and, for a Series offered hereby, the related Prospectus
                                           Supplement (the "Series Cut-Off Date") and continue until the earlier of (a) the commencement of the Early Amortization Period or Early Accumulation Period with respect to such Series and (b) the date specified in the related Prospectus
                                           Supplement as the end of the Revolving Period with respect to such Series. If the related Prospectus Supplement provides that a Series is a Principal Sharing Series
                                           (as defined herein), during the Revolving Period with respect to such Series, collections of Principal Receivables and certain other amounts otherwise allocable to the Securityholders' Interest of such Series will be treated as Shared
                                           Principal Collections (as defined herein) and will be distributed to, or for the benefit of, the Securityholders of other Principal Sharing Series or the holders of the Transferor Securities or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. If the related
                                           Prospectus Supplement provides that a Series is not a Principal Sharing Series, during the Revolving Period with respect to such Series collections of Principal
                                           Receivables and certain other amounts otherwise allocable to the Securityholders'
                                           Interest of such Series will be paid to the holders of the Transferor Securities or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. See "Description of the Securities -- Principal"
                                           and " -- Pay Out Events and Reinvestment Events" for a discussion of the events that might lead to the termination of the Revolving Period with respect to a
                                           Series prior to its scheduled date.

Controlled Accumulation Period...........  If the related Prospectus Supplement so specifies, unless an Early Amortization
                                           Period or, if so specified in the related Prospectus Supplement, an Early
                                           Accumulation Period commences with respect to a Series offered hereby, the
                                           Securities of such Series will have a scheduled accumulation period (the
                                           "Controlled Accumulation Period") that will commence at the close of business on the date or dates specified in or determined as specified in such Prospectus
                                           Supplement and continue until the earliest of (a) the commencement of the Early
                                           Amortization Period or, if so specified in the related Prospectus Supplement, an
                                           Early Accumulation Period with respect to such Series, (b) payment in full of the
                                           Invested Amount, including the Enhancement Invested Amount, if any, of the
                                           Securities of such Series and (c) the series termination date with respect to such
                                           Series (the "Series Termination Date"). The Controlled Accumulation Period may be
                                           postponed under the conditions set forth in "Description of the Securities --
                                           Principal." During the Controlled Accumulation Period, if any, with respect to a
                                           Series, collections of Principal Receivables and, if so specified in the related
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                                           Prospectus Supplement, certain other amounts allocable to the Securityholders'
                                           Interest of such Series (including Shared Principal Collections (as defined herein), if any, allocable to such Series) will be deposited on each Distribution
                                           Date in a trust account established for the benefit of the Securityholders of such
                                           Series (each, a "Principal Funding Account") and used to make principal distributions to the Securityholders of such Series or any Class thereof when due.
                                           The amount to be deposited in the Principal Funding Account (the "Controlled
                                           Deposit Amount") for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to an amount specified in or determined as set forth in the related Prospectus Supplement (the "Controlled
                                           Accumulation Amount") plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series
                                           so specifies, the amount to be deposited in the Principal Funding Account on a
                                           Distribution Date may be a variable amount. If a Series has more than one Class of
                                           Securities, each Class may have a separate Principal Funding Account and
                                           Controlled Accumulation Amount and the Controlled Accumulation Period with respect to each Class may commence on different dates. In addition, the related Prospectus
                                           Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

Early Accumulation Period................  If so specified and under the conditions set forth in the Prospectus Supplement relating to a Series having a Controlled Accumulation Period, during the period from the day on which a Reinvestment Event (as defined herein) has occurred, until the earliest of (a) the commencement of the Early Amortization Period (if any),
                                           (b) payment in full of the Invested Amount, including the Enhancement Invested
                                           Amount, if any, of the Securities of such Series, and (c) the Series Termination
                                           Date with respect to such Series (the "Early Accumulation Period"), collections of
                                           Principal Receivables and, if so specified in the related Prospectus Supplement, certain other amounts allocable to the Securityholders' Interest of such Series
                                           (including Shared Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in the Principal Funding Account and used to make distributions of principal to the Securityholders of such Series or any Class thereof on the Expected Final Payment Date. The amount to be deposited in the
                                           Principal Funding Account during the Early Accumulation Period will not be limited to any Controlled Deposit Amount. See "Description of the Securities -- Pay Out
                                           Events and Reinvestment Events" for a discussion of the events which might lead to commencement of an Early Accumulation Period.

Controlled Amortization Period...........  If the related Prospectus Supplement so specifies, unless an Early Amortization
                                           Period commences with respect to a Series offered hereby, the Securities of such
                                           Series will have an amortization period (the "Controlled Amortization Period")
                                           that will commence at the close of business on the date specified in such
                                           Prospectus Supplement and continue until the earliest of (a) the commencement of the Early Amortization Period with respect to such Series, (b) payment in full of the Invested Amount, including the Enhancement Invested Amount, if any, of the
                                           Securities of such Series and (c) the Series Termination Date with respect to such
                                           Series. During the Controlled Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the
                                           Securityholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be used on each Distribution Date to make principal distributions to Securityholders of such Series or any Class thereof then
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                                           scheduled to receive such distributions. The amount to be distributed to
                                           Securityholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount (the "Controlled Distribution
                                           Amount") equal to an amount (the "Controlled Amortization Amount") specified in the related Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each Class may have a different Controlled
                                           Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

Early Amortization Period................  During the period from the day on which a Pay Out Event (as defined herein) has occurred with respect to a Series to the date on which the Invested Amount, including the Enhancement Invested Amount, if any, of the Securities of such
                                           Series has been paid in full or the related Series Termination Date has occurred
                                           (the "Early Amortization Period"), collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series
                                           (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the Securityholders of such Series monthly on each Distribution Date beginning with the first Special Payment Date with respect to such Series. During the Early Amortization Period with respect to a Series, distributions of principal to Securityholders will not be subject to any
                                           Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period with respect to a Series, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Securityholders of the relevant Class or Series on the first Special
                                           Payment Date with respect to such Series. See "Description of the Securities --
                                           Pay Out Events and Reinvestment Events" for a discussion of the events that might lead to the commencement of the Early Amortization Period with respect to a
                                           Series.

Allocations Among Series.................  Pursuant to the Pooling and Servicing Agreement, during each Monthly Period, the
                                           Servicer is required to first allocate to each Series collections of Principal
                                           Receivables and Finance Charge Receivables and the Defaulted Receivables with respect to such Monthly Period based on the Series Allocation Percentage (as defined herein). See "Description of the Pooling and Servicing Agreement --
                                           Allocations." Subject to reallocation among Series in a Reallocation Group, such amounts allocated to each Series are then further allocated within each Series to the Securityholders, any Series Enhancement and the holders of the Transferor
                                           Securities pursuant to the terms of the related Supplement.

Sharing of Excess Finance
Charge Collections Among
Excess Allocation Series.................  If the Prospectus Supplement for a Series so provides, any Series may be designated as a Series that shares with other Series similarly designated, subject to certain limitations, certain Excess Finance Charge Collections (as defined herein) allocable to any such Series (an "Excess Allocation Series"). Subject to certain limitations described under "Description of the Pooling and Servicing
                                           Agreement -- Sharing of Excess Finance Charge Collections Among Excess Allocation
                                           Series," collections of Finance Charge Receivables and certain other amounts allocable to the Securityholders' Interest of any Series that is designated as an
                                           Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) will be applied to cover shortfalls with respect to amounts payable from collections of Finance Charge Receivables
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                                           allocable to any other Series designated as an Excess Allocation Series, in each case PRO RATA based upon the amount of the shortfall with respect to amounts payable from collections of Finance Charge Receivables, if any, with respect to each other Excess Allocation Series. See "Description of the Pooling and Servicing
                                           Agreement -- Sharing of Excess Finance Charge Collections Among Excess Allocation
                                           Series."

Shared Principal Collections.............  If the Prospectus Supplement for a Series so provides, any Series may be designated as a Series that shares with other Series similarly designated, subject to certain limitations, certain excess collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series (a
                                           "Principal Sharing Series"). To the extent that collections of Principal
                                           Receivables and certain other amounts that are allocated to the Securityholders'
                                           Interest of any Principal Sharing Series are not needed to make payments to the
                                           Securityholders of such Series or required to be deposited in a Principal Funding
                                           Account for such Series and to the extent that any amounts are specified in any
                                           Participation Supplement to be treated as Shared Principal Collections, such amounts may be applied to cover principal payments due to or for the benefit of
                                           Securityholders of another Principal Sharing Series. Any such reallocation will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. See "Description of the Pooling and
                                           Servicing Agreement -- Shared Principal Collections."

Reallocations Among Series
in a Reallocation Group..................  If so provided in the related Prospectus Supplement, the Securities of a Series may be included in a Group that will be subject to reallocations of collections of
                                           Finance Charge Receivables and other amounts or obligations among the Series in such Group (a "Reallocation Group"). Collections of Finance Charge Receivables
                                           allocable to each Series in a Reallocation Group will be aggregated and made available for certain required payments for all Series in such Group.
                                           Consequently, the issuance of new Series in such Group may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Securities of other Series in such Group. See "Risk Factors --
                                           Issuance of New Series."

Paired Series............................  If so provided in the related Prospectus Supplement, a Series of Securities may be issued (a "Paired Series") that is paired with one or more other Series or a portion of one or more other Series previously issued by the Trust (a "Prior
                                           Series"). A Paired Series may be issued at or after the commencement of a
                                           Controlled Accumulation Period or Controlled Amortization Period for a Prior
                                           Series. As the Invested Amount of the Prior Series having a Paired Series is reduced, the Invested Amount of the Paired Series will increase by an equal amount. Upon payment in full of such Prior Series, the Invested Amount of the
                                           Paired Series will be equal to the Invested Amount paid to Securityholders of such
                                           Prior Series. If a Pay Out Event or Reinvestment Event occurs with respect to the
                                           Prior Series having a Paired Series or with respect to the Paired Series when such
                                           Prior Series is in a Controlled Amortization Period or Controlled Accumulation
                                           Period, the percentage specified in the applicable Prospectus Supplement for the allocation of collections of Principal Receivables to the Securityholders'
                                           Interest of such Prior Series (the "Principal Allocation Percentage") and the
                                           Series Allocation Percentage for the Prior Series and the Principal Allocation
                                           Percentage and the Series Allocation Percentage for the Paired Series will be reset as specified in the related Prospectus Supplement and the Controlled
                                           Amortization Period, Controlled Accumulation Period, Early Amortization Period or
                                           Early Accumulation Period for such Prior Series could be lengthened.
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Special Funding Account..................  If, on any date, the Transferor Amount is less than or equal to the Required
                                           Transferor Amount, the Servicer will not distribute to the holders of the
                                           Transferor Securities any collections of Principal Receivables that otherwise would be distributed to the holders of the Transferor Securities, but shall deposit such funds in the Special Funding Account.

                                           Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Securities on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required
                                           Transferor Amount on such date; PROVIDED, HOWEVER, that if a Controlled
                                           Accumulation Period, Early Accumulation Period, Controlled Amortization Period or
                                           Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released and treated as collections of Principal Receivables to the extent needed to cover principal payments due to or for the benefit of such Series. See "Description of the Pooling and Servicing
                                           Agreement -- Special Funding Account."

Funding Period; Pre-Funding Account......  The Prospectus Supplement relating to a Series of Securities may specify that for a period beginning on the Series Issuance Date and ending on a specified date before the commencement of a Controlled Amortization Period or Controlled
                                           Accumulation Period with respect to such Series (the "Funding Period"), the aggregate amount of Principal Receivables in the Trust allocable to such Series may be less than the aggregate principal amount of the Securities of such Series and an amount equal to the amount of such deficiency (the "Pre-Funding Amount")
                                           will be held in a trust account established with the Trustee for the benefit of
                                           Securityholders of such Series (the "Pre-Funding Account") pending the transfer of additional Principal Receivables to the Trust or pending the reduction of the
                                           Invested Amounts of other Series issued by the Trust. The related Prospectus
                                           Supplement will specify the initial Invested Amount on the Series Issuance Date with respect to such Series, the aggregate principal amount of the Securities of such Series (the "Full Invested Amount") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Principal Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event as specified in the related Prospectus
                                           Supplement. See "Risk Factors -- Pre-Funding Account."

                                           During the Funding Period, funds on deposit in the Pre-Funding Account for a
                                           Series of Securities will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. In the event that the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding
                                           Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the
                                           Securityholders of such Series in a manner and at such time as set forth in the related Prospectus Supplement.

                                           If so specified in the related Prospectus Supplement, funds in the Pre-Funding
                                           Account with respect to any Series will be invested by the Trustee in Eligible
                                           Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and investment earnings and any applicable payment under any such investment arrangement will be applied to pay interest on the
                                           Securities of such Series.
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Credit Enhancement.......................  The credit enhancement (the "Credit Enhancement") with respect to a Series offered hereby may include a letter of credit, a cash collateral account or guaranty, spread account, yield supplement account, a collateral interest, a surety bond, an insurance policy, guaranteed rate agreement, maturity liquidity facility, tax protection agreement or any other form of credit enhancement described in the related Prospectus Supplement. Credit Enhancement may also be provided to a Class or Classes of a Series or to a Series by subordination provisions which require that distributions of principal or interest be made with respect to the Securities of such Class or Classes or such Series before distributions are made to one or more other Classes of such Series or to another Series (if the Supplement for such
                                           Series so provides).

                                           The type, characteristics and amount of the Credit Enhancement with respect to any
                                           Series will be determined based on several factors, including the characteristics of the Receivables and Accounts underlying or comprising the Trust Assets as of the Series Issuance Date with respect thereto, and will be established on the basis of requirements of each applicable Rating Agency. The terms of the Credit
                                           Enhancement with respect to any Series offered hereby will be described in the related Prospectus Supplement. If so specified in the Prospectus Supplement for a
                                           Series, the level of Credit Enhancement for such Series may be reduced if such reduction satisfies the Rating Agency Condition. See "Risk Factors -- Limited
                                           Nature of Rating" and "Description of the Pooling and Servicing
                                           Agreement -- Credit Enhancement."

Servicing................................  Partners First, in its capacity as Servicer under the Pooling and Servicing
                                           Agreement, is the initial Servicer for the Trust. The Servicer is responsible for servicing, managing and making collections on the Receivables. Partners First has delegated the majority of the credit card processing and account servicing and a significant portion of the collection functions to FDR, following the business model originally established by BankBoston and FAMIS as described in "Credit Card
                                           Activities -- Development of the Business Model of Partners First; The Role of
                                           FAMIS." See "Credit Card Activities -- Processing and Servicing of Credit Card
                                           Accounts." The "Distribution Date" for a Series will be the day occurring in each month (or, if such day is not a business day, the next business day) or such other date specified in the Supplement for a Series. The "Transfer Date" for a Series
                                           will be the business day preceding each Distribution Date or such other date specified in the Supplement for a Series. On the earlier of (a) the second business day following the Date of Processing (as defined below) and (b) the day on which the Servicer deposits any collections into the Collection Account, subject to certain exceptions described herein, the Servicer will pay to the holders of the Transferor Securities and any Participations their allocable portion of any collections then held by the Servicer. The "Date of Processing" is the business day on which a record of any transaction is first recorded pursuant to the Servicer's data processing procedures. The "Determination Date" for a
                                           Series will be the third business day preceding the Distribution Date in each
                                           Monthly Period, or such other date specified in the Supplement for a Series. On each Determination Date, the Servicer will calculate the amounts to be allocated to the Securityholders of each Class or Series, the holders of any Participations and the holders of the Transferor Securities as described herein in respect of collections of Receivables received with respect to the preceding Monthly Period.

Income Tax Withholding...................  Interest on the Securities will be subject to United States withholding tax and backup withholding unless the holder complies with applicable IRS identification requirements.
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Tax Status...............................  Except to the extent otherwise specified in the related Prospectus Supplement, it is anticipated that special tax counsel will be of the opinion that the Securities of each Class offered hereby of each Series will be characterized as indebtedness for Federal income tax purposes. Except to the extent otherwise specified in the related Prospectus Supplement, the Security Owners will agree to treat the
                                           Securities offered hereby as debt for Federal income tax purposes. See "U.S.
                                           Federal Income Tax Consequences" for additional information concerning the application of Federal income tax laws.

ERISA Considerations.....................  See "ERISA Considerations" herein and "Summary of Series Terms -- ERISA
                                           Considerations" in the applicable Prospectus Supplement.

Security Rating..........................  It will be a condition to the issuance of each Series of Securities or Class thereof offered pursuant to this Prospectus and the related Prospectus Supplement that they be rated in one of the four highest applicable rating categories by at least one nationally recognized statistical rating organization selected by the
                                           Transferor, as specified in the applicable Supplement (each rating agency rating any Series, a "Rating Agency"). The rating or ratings applicable to the Securities of each such Series or Class thereof will be set forth in the related Prospectus
                                           Supplement. A security rating should be evaluated independently of similar ratings of different types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each rating should be evaluated independently of any other rating. See "Risk Factors -- Limited Nature of Rating."

Listing..................................  If so specified in the Prospectus Supplement relating to a Series, application will be made to list the Securities of such Series, or all or a portion of any
                                           Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

                                  RISK FACTORS

     Investors should consider the following risk factors in connection with the purchase of the Securities.

     LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the underwriters of any Series of Securities offered hereby will make a market in such Securities, but in no event will any such underwriters be under an obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Securityholders of any Series offered hereby with liquidity of investment or that it will continue for the life of such Securities.

     LIMITED INFORMATION WITH RESPECT TO CERTAIN RECEIVABLES AND ACCOUNTS. It is anticipated that the Accounts will include credit card accounts acquired from credit card issuers other than BKB and Harris. In originating such credit card accounts, any such other credit card issuers may have applied underwriting criteria different from the criteria applied with respect to the Initial Accounts and any such credit card accounts may not have been subject to the same level of credit review as the Initial Accounts. Upon designation of such credit card accounts as Accounts, the Receivables arising therein will be included in the Trust. There can be no assurance that any such credit card accounts will be of the same credit quality as the Initial Accounts. To the extent that any such credit card accounts are designated to have their Receivables included in the Trust following the issuance of a Series of Securities, the related Prospectus Supplement will not include any information with respect to such Receivables or the criteria used in originating the related Accounts. Consequently, prospective purchasers of Securities issued prior to the inclusion of any such Receivables in the Trust will not have such information available to them when making the decision to purchase the Securities.

     LIMITED OPERATING HISTORY. Partners First commenced operations in January 1998 and has limited operating history, underwriting or servicing experience, or delinquency, default and loss experience with respect to credit card accounts, other than through BKB and Harris. Partners First will delegate substantially all of its servicing functions to FDR, which will service the credit card accounts in the Partners First Portfolio, including the Accounts, following the business model originally established by BankBoston and FAMIS. See "Credit Card Activities -- Development of the Business Model of Partners First; The Role of FAMIS." BKB began originating and servicing credit card accounts in September 1995 and therefore, has limited underwriting and servicing experience, and limited delinquency, default and loss experience with respect to the Accounts. As of January 29, 1998, approximately 63% of the Receivables designated to be included in the Trust were originated or purchased by BKB. Until March 1998, each of BKB and Harris remained Account Originators and exercised the Retained Rights with respect to the Accounts originated by BKB and Harris, respectively. In March 1998, Partners First designated BKB as the Account Originator with respect to the existing credit card accounts in the Partners First Portfolio, including the Accounts. Going forward, Harris may continue to act as an Account Originator with respect to any new credit card accounts originated by it, including New Accounts. In addition, it is anticipated that Partners First will establish a federally insured financial institution as a subsidiary (the "Bank"), which will either be a newly chartered financial institution formed by Partners First, or an existing financial institution acquired by Partners First. Partners First will designate the Bank, upon its establishment, as the sole Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts and any New Accounts. Effective as of the date of the Bank's appointment as Account Originator, each of BKB and Harris will cease to be an Account Originator. As an Account Originator, the Bank will also originate credit card accounts; however, none of such credit card accounts may be designated as Accounts and none of the related receivables may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied. The Bank will have little or no operating history, underwriting or servicing experience, or delinquency, default or loss experience with respect to credit card accounts, and will rely on the experience of Partners First to assist the Bank in setting the Credit Card Guidelines, including assisting the Bank in determining the underwriting and origination policies with respect to the Accounts and will rely on FDR for the implementation of such policies.

     LIMITED SEASONING OF TRUST PORTFOLIO. The average age of a credit card issuer's portfolio of accounts is an indicator of the stability of delinquency and loss levels of that portfolio. A portfolio of older accounts generally behaves more predictably than a newly originated portfolio. Approximately 95% of the Receivables transferred to the Trust that were created under Accounts in the BKB Portfolio were generated under Accounts which BKB originated within the 24-month period preceding January 29, 1998 and over 48% of such Receivables were generated under Accounts which BKB originated within the 12-month period preceding January 29, 1998. Approximately 12% of the Receivables transferred to the Trust that were created under Accounts in the Harris Portfolio were generated under Accounts which Harris originated within the 24-month period preceding January 29, 1998. The Accounts originated or purchased by BKB represent a significant portion of the Trust's initial portfolio. The levels of such delinquencies and losses may increase as the average age of the Accounts increases, until the Accounts become more seasoned.

     LIMITED HISTORY OF TRUST AND TRANSFEROR. The Transferor was formed in January 1998, and the Trust was formed on January 29, 1998. The Transferor and the Trust have no substantial assets other than their respective interests in the Receivables and the proceeds thereof as described herein.

     RELIANCE ON FIRST DATA RESOURCES INC. Partners First has delegated the majority of the credit card processing and account servicing and a significant portion of the collection functions to FDR, a subsidiary of First Data Corp. ("FDC"), pursuant to a seven-year contract, automatically renewable for an additional two-year period, entered into on January 29, 1998. Under the terms of this contract, Partners First will be required to obtain some of these services from FDR on an exclusive basis. If FDR should fail to perform its functions or become insolvent or if the agreement is terminated, a Pay Out Event could occur and delays in payments on the Receivables and possible reductions in the dollar amounts thereof could also occur. See "Credit Card Activities -- Processing and Servicing of Credit Card Accounts."

     NON-RECOURSE TO THE ACCOUNT ORIGINATORS, PFR, THE TRANSFEROR OR AFFILIATES THEREOF. No Securityholder will have recourse for payment of its Securities to any assets of the Account Originators, PFR, the Transferor (other than the Transferor Security, to the limited extent described herein), or any affiliate thereof. Consequently, Securityholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Securities. Furthermore, under the Pooling and Servicing Agreement, the Securityholders have an interest in the Receivables and collections thereon only to the extent of the Securityholders' Interest and, to the limited extent described herein, the Transferor's Interest. Should the Securities not be paid in full on a timely basis, Securityholders may not look to any assets of any of the Account Originators, PFR, the Transferor (other than the Transferor Security to the limited extent described herein) or any affiliate thereof to satisfy their claims.

     CHARACTERISTICS AS A SALE; INSOLVENCY AND RECEIVERSHIP RISKS. Each Account Originator and PFR represents and warrants in the applicable Purchase Agreement that the transfer of all Receivables pursuant thereto to the applicable purchaser is a valid sale and assignment of such Receivables from such party to such purchaser, or if notwithstanding their intent, the respective transfers of Receivables are not treated as sales, the respective Purchase Agreements will be deemed to create a first priority security interest in the Receivables.

     With respect to Receivables conveyed by an Account Originator to PFR, in a receivership or conservatorship of the Account Originator, if the conveyance of Receivables by such Account Originator is not treated as a sale, but is deemed to create a security interest in the Receivables conveyed, PFR's interest in such Receivables may be subject to tax or other governmental liens relating to the Account Originator arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. Each of the Account Originators has taken or will take certain actions required to perfect PFR's interest in the Receivables conveyed by such Account Originator.

     A conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Originator. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, an Account Originator, subject to certain qualifications, a valid perfected security interest of PFR in the Receivables conveyed to it by the Account Originator should be enforceable (to the extent of PFR's "actual direct compensatory damages" (as described below)) and payments to PFR with respect to the subject Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require PFR to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Account Originator, as provided under FIRREA, delays in payments to the Trust and on the Securities and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Securities plus interest accrued thereon to the date of payment). The Federal Deposit Insurance Corporation ("FDIC") has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. On April 10, 1990, the Resolution Trust Corporation (the "RTC"), formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator or receiver of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In one case involving the repudiation by the RTC of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damage" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine PFR's "actual direct compensatory damages" in the event a conservator or receiver of an Account Originator repudiated the Purchase Agreement pursuant to which the subject Receivables were conveyed, the amount paid to Securityholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Securities and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency."

     With respect to Receivables conveyed by PFR to the Transferor, if PFR were to become subject to a bankruptcy proceeding and the conveyance of Receivables by PFR to the Transferor is not treated as a sale, but is deemed to create a security interest in the Receivables conveyed, the Transferor's interest in such Receivables may be subject to tax or other governmental liens relating to PFR arising before the Receivables came into existence and to certain administrative expenses of the bankruptcy proceeding. PFR has taken or will take certain actions required to perfect the Transferor's interest in the Receivables conveyed to it by the Account Originators.

     In a receivership or conservatorship of an Account Originator, or in a bankruptcy proceeding involving PFR, if a receiver or conservator for the Account Originator, or if a bankruptcy trustee for PFR, PFR as debtor in possession, or a creditor of PFR were to take the view that the transfer of the Receivables from PFR to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Securities or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments on such Securities could result. In addition, in a bankruptcy proceeding involving Partners First or PFR, if a bankruptcy trustee for Partners First, Partners First as debtor in possession, or a creditor of Partners First, or if a bankruptcy trustee for PFR, PFR as debtor in possession, or a creditor of PFR were to take the view that any of Partners First, PFR or the Transferor should be substantively consolidated, then delays in payments on the Securities or (should the bankruptcy court rule in favor of any such trustee, debtor in possession or creditor) reductions in such payments on such Securities could result.

     Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of Securities issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Transferor Security and any other Class of Securities that may be issued and retained by the Transferor or by the issuance of a Supplemental Security to an affiliate of the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to tax or government lien or other nonconsensual liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the Uniform Commercial Code ("UCC"), a tax or government lien or other nonconsensual lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

     To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, such a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Securities and possible reductions in the amount of those payments could occur.

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency-related Servicer Default exists, the bankruptcy trustee, conservator or receiver may have the power to prevent either the Trustee or the Securityholders from appointing a successor Servicer. If the Transferor consents or fails to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy, insolvency or similar proceedings of or relating to the Transferor, or the commencement of an action for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of the Transferor's affairs, or notwithstanding an objection by the Transferor any such action remains undischarged or unstayed for a period of 60 days, or the Transferor admits in writing its inability to pay its debts generally as they become due, files, or consents or fails to object (or objects without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations (any such event being an "Insolvency Event"), new Principal Receivables would not be transferred by the Transferor to the Trust. In the event of an Insolvency Event, the Trustee would sell the Receivables (unless Holders (as defined herein) of Securities evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of each Series (or with respect to any Series with two or more Classes, 50% of the unpaid principal amount of each Class) and certain other persons specified in the Supplement for a Series instruct otherwise and provided that a trustee for the Transferor does not order a sale despite such instructions not to sell), thereby causing early termination of the Trust. The entire proceeds of such sale or liquidation will be treated as collections of Receivables and allocated accordingly among the Securityholders of each Series, the holders of any Participations and the Transferor. Upon the occurrence of a Pay Out Event, if a trustee, receiver or conservator is appointed for the Transferor and no Pay Out Event other than such insolvency of the Transferor exists, the trustee may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Securities or to prohibit the continued transfer of Receivables to the Trust. See "Certain Legal Aspects of the Receivables -- Certain Matters Relating to Insolvency."

     While Partners First is the Servicer, cash collections held by Partners First may, subject to certain conditions, be commingled and used for the benefit of Partners First prior to each Transfer Date and, in the event of the insolvency or bankruptcy of Partners First or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections and accordingly, be entitled to such collections. Partners First will be allowed to make monthly rather than daily deposits of collections to the Collection Account if either (i) Partners First or an affiliate of Partners First which has guaranteed the obligations of Partners First and is otherwise acceptable to the Rating Agencies obtains a short-term and certificate of deposit rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency or (ii) Partners First makes other arrangements that satisfy the Rating Agency Condition. Unless otherwise provided in the related Prospectus Supplement, if either of the foregoing conditions are not satisfied, then Partners First will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

     CONSUMER PROTECTION LAWS. The Accounts and Receivables are subject to numerous federal and state consumer protection laws which impose requirements on the solicitation, making, enforcement and collection of consumer loans. Such laws, as well as any new laws or rulings which may be adopted (including, but not limited to, federal or state interest rate caps on credit cards), may adversely affect the Servicer's ability to collect on the Receivables or maintain the required level of periodic finance charges, annual membership fees and other fees. In addition, failure by the Servicer or any subservicer to comply with such requirements could adversely affect the ability of the Servicer, as agent for and on behalf of the related Account Originator, to enforce the Accounts or Receivables.

     Pursuant to the Pooling and Servicing Agreement, the Transferor makes certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables and pursuant to the applicable Purchase Agreement the Account Originators and PFR make similar representations and warranties with respect to the Receivables conveyed by each such party. However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. The sole remedy if any such representation or warranty is not complied with and such noncompliance continues beyond the applicable cure period is that the Receivables affected thereby will be reassigned to the Transferor (for reassignment, in turn, to PFR). In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of the entire Trust Portfolio. The proceeds of any such reassignment will be deposited in the Collection Account and treated as collections of Principal Receivables. If the proceeds from such reassignment and any amounts on deposit in the Collection Account, the Reserve Account and any amounts available from any Credit Enhancement are not sufficient to pay any Securities in full, the amount of principal returned to Securityholders will be reduced and some or all of the Securityholders will incur a loss. In addition, because the proceeds of any such reassignment will be distributed to Securityholders as principal prior to the scheduled date of such repayment, Securityholders would not receive the benefit of the interest rate on the Securities specified in the applicable Prospectus

Supplement for the period of time originally expected on the amount of such early repayment, and accordingly, Securityholders will bear the reinvestment risk resulting from faster payment of principal of the Securities. There can be no assurance that a Securityholder would be able to reinvest such early repayment amount at a similar rate of return. See "Description of the Pooling and Servicing Agreement -- Representations and Warranties" and " -- Servicer Covenants" and "Certain Legal Aspects of the Receivables -- Consumer Protection Laws."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of Securityholders in the Receivables if such laws result in any Receivables being written off as uncollectible when there are no funds available pursuant to any applicable Credit Enhancement or other sources. See "Description of the Pooling and Servicing Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

     PROPOSED LEGISLATION -- LIMITATION ON FINANCE CHARGES. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See "Description of the Securities -- Pay Out Events and Reinvestment Events."

     GENERATION OF ADDITIONAL RECEIVABLES; DEPENDENCY ON CARDHOLDER REPAYMENTS. On January 29, 1998, each of BKB and Harris contributed to Partners First all of their respective rights under the credit card accounts in the Partners First Portfolio, including the Accounts, except (i) the related cardholder agreements,
(ii) all rights to create, enforce and collect receivables and any other amounts arising under the credit card accounts in the Partners First Portfolio and (iii) all rights to amend and modify the related cardholder agreements. Under the Contribution Agreements and the Assistance Agreements, Partners First designated each of BKB and Harris as the Account Originators with respect to the credit card accounts in the Partners First Portfolio originated by BKB and Harris, respectively. Since the March 1998 designation of BKB as the Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts, BKB maintains the cardholder relationships under such credit card accounts, including the Accounts and any New Accounts originated by BKB. Upon the anticipated establishment of the Bank, the Bank will maintain the cardholder relationships under all of the Accounts originated by each of BKB and Harris. There can be no assurance that holders of Harris credit cards whose account relationships will be maintained by BKB, or that the holders of BKB and Harris credit cards, whose account relationships will be maintained by the Bank, will be willing to continue their credit card relationship with BKB or the Bank, as applicable. The failure of BKB or the Bank to retain sufficient numbers of these account relationships could have a material adverse effect on the Trust. The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created in the Accounts, that Receivables will be added to the Trust from Additional Accounts designated to the Trust, or that any particular pattern of cardholder repayments will occur. The commencement and continuation of a Controlled Amortization Period or a Controlled Accumulation Period will be dependent upon the continued generation of new Receivables to be conveyed to the Trust. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of the Early Amortization Period or the Early Accumulation Period. The full payment of the Invested Amount of a Series or Class is dependent on cardholder repayments and will not be made if such repayment amounts are insufficient to pay such Series or Class its Invested Amount in full by the Series Termination Date. The Pooling and Servicing Agreement provides that the Transferor will be required, and the Transferor Purchase Agreement provides that PFR and the Transferor will be required (subject to certain conditions), to designate Additional Accounts, the Receivables of which will be added to the Trust in the event that the amount of the Principal Receivables is not maintained at the Required Minimum Principal Balance (as defined herein) or if the Transferor Amount is less than the Required Transferor Amount. Under the PFR Purchase Agreement, the receivables in each newly originated credit card account are sold to PFR. However, if the Account Originators fail to originate enough new credit card accounts and as a result Additional Accounts are not designated by the Transferor and PFR when required, a Pay Out Event or Reinvestment Event may occur and result in the commencement of an Early Amortization Period or Early Accumulation Period. In addition, a decrease in the effective yield on the Receivables due to, among other things, a change in the annual percentage rates applicable to the Accounts, an increase in the level of delinquencies or an increase in convenience use (I.E., where cardholders pay their Receivables early and thus avoid all finance charges on purchases) could cause the commencement of an Early Amortization Period or Early Accumulation Period as well as result in decreased protection to Securityholders against defaults under the Accounts.

     NON-RELATIONSHIP ACCOUNTS. For business reasons, BKB has excluded from the BKB Portfolio accounts of cardholders with whom BKB had banking relationships or potential banking relationships in addition to the credit card relationship. Accordingly, the Receivables in the Trust which arise under the Accounts included in the BKB Portfolio include only credit card accounts with cardholders that do not have and are not expected to have any other significant banking relationship with BKB. Additionally, the Harris Portfolio includes all of its credit card accounts except corporate accounts.

     LIMITATIONS ON LIABILITY. In the event of a breach of a representation or warranty by BKB or Harris under their respective Purchase Agreements or Assignment and Assumption Agreements, BKB or Harris, as applicable, will be liable to PFR for damages. Partners First has agreed to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the applicable Assignment and Assumption Agreement, to the extent that BKB or Harris, as applicable, would not have suffered such losses under the Initial Receivables Purchase Agreements, and except for any such losses caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. In each of the Assistance Agreements, Partners First agrees to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the Additional Receivables Purchase Agreements, except to the extent caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. Under the Additional Receivables Purchase Agreements, the liability of BKB and Harris for any breach of any representation or warranty is limited to the amount of any recovery by BKB or Harris, as applicable, from Partners First pursuant to Partners First's obligation to indemnify BKB and Harris.

     SOCIAL, LEGAL, TECHNOLOGICAL, ECONOMIC AND OTHER FACTORS. Changes in card use and payment patterns by cardholders result from a variety of social, legal, technological and economic factors. Social factors include potential changes in consumers' attitudes towards financing purchases with debt. Legal factors include changes in the laws affecting creditor's rights. Technological factors include new methods of payment, such as debit cards, electronic billing and payment services and personal computer banking services. Economic factors include the rate of inflation, unemployment levels, tax law changes, bankruptcy levels and relative interest rates. The use of incentive programs (E.G., gift awards for card usage) may also affect card use. The Transferor and Partners First are unable to determine and have no basis to predict whether or to what extent social, legal, technological or economic factors will affect card use or repayment patterns. See "The Accounts."

     COMPETITION IN THE CREDIT CARD INDUSTRY. The credit card industry is highly competitive and operates in a legal and regulatory environment increasingly focused on the cost of services charged for credit cards. As new credit card issuers seek to enter the market and issuers seek to expand their market share, there is increased use of advertising, target marketing and pricing competition. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess annual percentage rates or other fees or charges at rates lower than the rate currently being assessed on most of the Accounts. If cardholders choose to utilize competing sources of credit, the rate at which new Receivables are generated in the Accounts may be reduced and certain purchase and payment patterns with respect to Receivables may be affected. The Trust will be dependent upon the continued ability of the Account Originators to generate new Receivables. If the rate at which new Receivables are generated declines significantly and the Transferor and PFR do not designate Additional Accounts, a Pay Out Event or Reinvestment Event could occur, in which event an Early Amortization Period or Early Accumulation Period would commence.

     In September 1994, the United States Court of Appeals for the Tenth Circuit reversed a 1992 Utah federal court decision that the VISA association violated antitrust laws when it denied membership in VISA to a subsidiary of Sears, Roebuck & Co., on the basis that another former Sears subsidiary at the time was the issuer of the Discover credit card, a competitor of the VISA credit card. In June 1995, the United States Supreme Court declined to review the decision of the court of appeals. MasterCard has settled a similar lawsuit. This settlement by MasterCard or a similar lawsuit against VISA could result in increased competition among issuers of VISA and MasterCard credit cards and thereby have adverse consequences for members of the MasterCard and VISA associations, such as the Account Originators.

     ABILITY OF THE ACCOUNT ORIGINATORS TO CHANGE TERMS OF THE ACCOUNTS; DECREASE IN FINANCE CHARGES. Pursuant to the Pooling and Servicing Agreement, the Transferor is not transferring to the Trust the Accounts but only the Receivables arising in the Accounts. The Account Originators and, upon the anticipated establishment of the Bank, the Bank will have the right to determine the annual percentage rates and the fees which are applicable from time to time to the Accounts, to alter the Minimum Monthly Payment required under the Accounts and to change various other terms with respect to the Accounts. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Accounts and could result in the occurrence of a Pay Out Event or Reinvestment Event and the commencement of an Early Amortization Period or Early Accumulation Period. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the applicable Purchase Agreement, each Account Originator agrees that, unless required by law or unless it deems it necessary to maintain on a competitive basis its credit card business or a program operated by such credit card business based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it will not take any action which would have the effect of reducing the Portfolio Yield (as defined below) to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series Adjusted Portfolio Yield (as defined in the applicable Prospectus Supplement) or any similar test or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate (as defined below) for any Group. "Portfolio Yield" means, with respect to the Trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections (as defined herein) for all Series during the immediately preceding Monthly Period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount (as defined herein) for all Series for such Monthly Period and (b) the denominator of which is the total amount of Principal Receivables as of the last day of such immediately preceding Monthly Period. Unless otherwise provided in the Prospectus Supplement with respect to any Series, "Average Rate" means, with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within a Series consisting of more than one Class) within such Group obtained by multiplying (a) the interest rate for such Series or Class (adjusted to take into account any payments made pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Securities of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Securities within such Group. In addition, each Account Originator also agrees that, unless required by law and except as provided above, such Account Originator will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Originator reasonably believes will have a material adverse effect on PFR and the Transferor and the Securityholders, as assignees. In servicing the Accounts, each of the Servicer and any successor Servicer will be required to exercise the same care and apply the same policies that it exercises in handling similar matters for its own or other comparable accounts. Except as specified above, there are no restrictions specified in the Purchase Agreements on the ability of an Account Originator to change the terms of its Accounts.

     There can be no assurances that changes in applicable law, changes in the marketplace or prudent business practice might not result in a determination by an Account Originator to decrease customer finance charges, fees or otherwise take actions which would change other Account terms. Under certain circumstances, the Transferor will have the right and the Transferor and PFR may be required from time to time to designate Receivables existing in Additional Accounts or Participation Interests for inclusion in the Trust. However, such Additional Accounts or Participation Interests may not be of the same credit quality or have the same characteristics as the Accounts, the Receivables of which have been conveyed to the Trust. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

     PRE-FUNDING ACCOUNT. With respect to any Series having a Pre-Funding Account, in the event there is an insufficient amount of Principal Receivables in the Trust at the end of the applicable Funding Period, the Securityholders of such Series will be repaid principal from amounts on deposit in the Pre-Funding Account (to the extent of such insufficiency) following the end of such Funding Period, as described more fully in the Prospectus Supplement. As a result of such repayment, Securityholders would receive a principal payment earlier than they expected. In addition, Securityholders would not receive the benefit of the interest rate on the Securities specified in the applicable Prospectus Supplement for the period of time originally expected on the amount of such early repayment and, accordingly, Securityholders will bear the reinvestment risk resulting from faster payment of principal of the Securities. There can be no assurance that a Securityholder would be able to reinvest such early repayment amount at a similar return.

     PREMIUM OPTION. Under the Pooling and Servicing Agreement the Transferor may, by exercising the Premium Option, at any time or from time to time designate a specified percentage of the amount of Receivables arising in all or a specified portion of the Accounts that otherwise would be treated as Finance Charge Receivables to be treated as Principal Receivables. The Transferor might exercise the Premium Option because an increase in the amount of collections of Principal Receivables could result in a faster repayment of principal to Securityholders during an amortization period or accumulation of principal during an accumulation period. Exercise of the Premium Option by the Transferor could result in a reduction of the portfolio yield with respect to collections of Finance Charge Receivables thereby reducing amounts initially allocated to make interest payments with respect to the Securities and cover losses allocated to the Securities. See "Description of the Pooling and Servicing
Agreement -- Premium Option."

     BASIS RISK. The Accounts generally have finance charges set at a variable rate above the prime rate or another specified index. Any Class of Securities offered hereby may bear interest at a floating rate based on a different floating rate index. If there is a decline in the prime rate or such other specified index, the amount of collections of Finance Charge Receivables on the Accounts may be reduced, whereas the amounts payable as interest with respect to the Securities and other amounts required to be funded out of collections of Finance Charge Receivables may not be similarly reduced.

     RISKS OF SWAPS. The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Securityholders from adverse changes in interest rates. However, such transactions will not eliminate fluctuations in the value of the Receivables or prevent such losses if the value of the Receivables decline.

     The Trust's ability to hedge all or a portion of its portfolio of Receivables through transactions in Swaps (as defined herein) depends on the degree to which interest rate movements in the market generally correlate with interest rate movements in the Receivables.

     The Trust's ability to engage in transactions involving Swaps will depend on the degree to which the Trust can identify acceptable counterparties (as defined herein). There can be no assurance that acceptable counterparties will be available for a specific Swap at any specific time.

     The costs to the Trust of hedging transactions vary among the various hedging techniques and also depend on such factors as market conditions and the length of the contract. Furthermore, the Trust's ability to engage in hedging transactions may be limited by tax considerations.

     Swaps are not traded on markets regulated by the Commission or the Commodity Futures Trading Commission, but are arranged through financial institutions acting as principals or agents. In an over-the-counter environment, many of the protections afforded to exchange participants are not available. For example, there are no daily fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Because the performance of over-the-counter Swaps is not guaranteed by any settlement agency, there is a risk of counterparty default.

     The Trust may consider taking advantage of investment opportunities in Swaps that are not presently contemplated for use by the Trust or that are not currently available but that may be developed, to the extent such opportunities are both consistent with the Trust's objectives and legally permissible investments for the Trust. Such opportunities, if they arise, may involve risks that differ from or exceed those involved in the activities described above and will be more fully described in the applicable Prospectus Supplement. See "Description of the Pooling and Servicing Agreement -- Interest Rate Swaps and Related Caps, Floors and Collars."

     LIMITED NATURE OF RATING. Any rating assigned to the Securities of a Series or a Class by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Securityholders of such Series or Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the related Supplement and will be based primarily on the value of the Receivables in the Trust and the availability of any Credit Enhancement with respect to such Series or Class. Any such rating will therefore generally address credit risk and will not, unless otherwise specified in the related Prospectus Supplement with respect to any Class or Series offered hereby, address the likelihood that the principal of, or interest on, any Securities of such Class or Series will be prepaid, paid on a scheduled date or paid on any particular date before the applicable Series Termination Date. In addition, any such rating will not address the possibility of the occurrence of a Pay Out Event or Reinvestment Event with respect to such Class or Series or the possibility of the imposition of United States withholding tax with respect to non-U.S. Securityholders. Further, the available amount of any Credit Enhancement with respect to any such Series or Class will be limited and will be subject to reduction from time to time as described in the related Prospectus Supplement. In addition, the rating of any Series or Class may be dependent upon the rating of any provider of Series Enhancement for such Series or Class. The rating of the Securities of a Class or Series will not be a recommendation to purchase, hold or sell such Securities, and such rating will not comment as to the marketability of such Securities, any market price or suitability for a particular investor. There is no assurance that any rating will remain for any given period of time or that any rating will not be lowered or withdrawn entirely by a Rating Agency if in such Rating Agency's judgment circumstances so warrant.

     ISSUANCE OF NEW SERIES. The Trust, as a master trust, is expected to issue new Series from time to time. While the terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any new Series, will not be subject to the prior review by, or consent of, holders of the Securities of any previously issued Series. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or other Series Enhancements, provisions subordinating such Series to other Series or subordinating other Series (if the Supplement relating to such other Series so permits) to such Series, and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. The obligation of the Trustee to issue any new Series is subject to the following conditions, among others: (a) such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Securities of any outstanding Series or Class with respect to which it is a Rating Agency (the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition") and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such issuance will not (i) result in the occurrence of a Pay Out Event or Reinvestment Event or (ii) materially adversely affect the timing or amount of payments to the Securityholders of any Series or Class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "Adverse Effect"). There can be no assurance, however, that the issuance of any other Series, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Securityholder. In addition, the Supplements relating to Series which are part of a Group as described herein may provide that collections of Receivables allocable to such Series will be reallocated among all Series in the Group. Consequently, the issuance of new Series in a Group may have the effect of reducing the amount of collections of Receivables which are reallocated to the Securities of existing Series in such Group. For example, in a Reallocation Group, which will provide for the reallocation of collections of Finance Charge Receivables allocable to a Series among all Series in such Group, an additional Series which is issued with a larger claim with respect to monthly interest than that of previously issued Series in such Group (due to a higher interest rate) will receive a proportionately larger reallocation of collections of Finance Charge Receivables. Such issuance will reduce the amount of collections of Finance Charge Receivables which are reallocated to the existing Series in such Group. Furthermore, there can be no assurance that, for any Series in a Group, the Trust will issue any other Series in such Group. Accordingly, the anticipated benefits of sharing or reallocation of collections of Receivables may not be realized. See "Description of the Pooling and Servicing
Agreement -- New Issuances" and " -- Groups of Series."

     ADDITION OF TRUST ASSETS. The Transferor may from time to time designate Participation Interests to be conveyed to the Trust or may designate Additional Accounts, the Receivables in which will be conveyed to the Trust. In addition, under certain circumstances, the Transferor will be obligated to designate Aggregate Addition Accounts or, at the Transferor's option, Participation Interests for inclusion in the Trust. "Aggregate Addition Accounts" means revolving credit card accounts established pursuant to a credit card agreement between the Account Originators and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by the Transferor to be included as an Account. Aggregate Addition Accounts may be subject to different eligibility criteria than the Initial Accounts and may include accounts originated using criteria different from those which were applied to the Initial Accounts, because such accounts were originated at a later date or were part of a portfolio of credit card accounts which were not part of the Initial Accounts or which were acquired from another credit card issuer. Moreover, Aggregate Addition Accounts may not be accounts of the same credit quality as those previously included in the Trust. Consequently, there can be no assurance that such Aggregate Addition Accounts will be of the same credit quality as the Accounts, the Receivables of which were initially included in the Trust. In addition, such Aggregate Addition Accounts may consist of credit card accounts which have different terms than the Accounts, the Receivables of which are now included in the Trust, including lower periodic finance charges, which may have the effect of reducing the average yield on the portfolio of Accounts. The designation of Aggregate Addition Accounts will be subject to the satisfaction of certain conditions, including that (a) such addition will satisfy the Rating Agency Condition and (b) the Transferor shall have delivered to the Trustee a certificate of an authorized officer to the effect that, in the reasonable belief of the Transferor, such addition will not have an Adverse Effect. The Transferor expects to convey from time to time to the Trust the Receivables arising in certain Aggregate Addition Accounts in accordance with the provisions of the Pooling and Servicing Agreement.

     After obtaining the consent of each Rating Agency, the Transferor may also, from time to time, at its sole discretion, designate newly originated Eligible Accounts to be included as Accounts ("New Accounts") subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, Eligible Accounts will be deemed to include only types of revolving credit card accounts which are included as Initial Accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of revolving credit card account is permitted to be designated as a New Account. Until such time as each applicable Rating Agency otherwise consents, the number of New Accounts may be subject to certain restrictions. To the extent New Accounts are designated for inclusion in the Trust, the Transferor will deliver to the Trustee, at least semi-annually, an opinion of counsel with respect to the New Accounts included as Accounts confirming the validity and perfection of each transfer of such New Accounts. If such opinion of counsel with respect to any New Accounts is not so received, all Receivables arising in the New Accounts to which such failure relates will be removed from the Trust. The Transferor will designate New Accounts subject to the following conditions, among others: (a) the New Accounts will all be Eligible Accounts; (b) such conveyance will not result in the occurrence of a Pay Out Event or Reinvestment Event; and (c) such conveyance will not have been made in contemplation of an Insolvency Event with respect to the Transferor, PFR, Partners First or any Account Originator. New Accounts and Aggregate Addition Accounts are collectively referred to herein as "Additional Accounts."

     Any Participation Interests to be included as Trust Assets or any Eligible Accounts, other than New Accounts, to be included as Accounts after January 29, 1998, are collectively referred to herein as an "Aggregate Addition." See "Description of the Pooling and Servicing Agreement -- Addition of Accounts or Participation Interests."

     ALLOCATIONS. To the extent provided in any Supplement, or any amendment to the Pooling and Servicing Agreement, all or a portion of the Receivables or Participation Interests conveyed to the Trust and all collections received with respect thereto may be allocated to one or more Series or Groups as long as the Rating Agency Condition shall have been satisfied with respect to such allocation, and the Servicer shall have delivered an officer's certificate to the Trustee to the effect that the Servicer reasonably believes such allocation will not have an Adverse Effect.

                                USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds from the sale of the Securities of any Series offered hereby, before the deduction of expenses, will be paid to the Transferor. Unless otherwise specified in the related Prospectus Supplement, the Transferor will use such proceeds to pay PFR the purchase price of the Receivables, which in turn will apply such amounts to pay the Account Originators the purchase price of the Receivables acquired from such parties.

                                   THE TRUST

     The Trust has been formed pursuant to the Pooling and Servicing Agreement. The Trust does not and will not engage in any business activity other than acquiring and holding the Receivables and the other assets of the Trust and proceeds therefrom, issuing Securities, the Transferor Security, Participations and any Supplemental Security and making payments thereon and on any Series Enhancements and related activities. As a consequence, the Trust does not and is not expected to have any source of capital other than the Trust Assets. The Trust is administered in accordance with the laws of the State of Delaware.

     The Transferor conveyed to the Trust, without recourse, its interests in all Eligible Receivables existing in the Initial Accounts at the close of business on January 29, 1998, and will convey to the Trust, without recourse, its interest in all Eligible Receivables arising under such Accounts thereafter, in exchange for the net cash proceeds from the sale of one or more Series of Securities plus the Transferor Security representing the Transferor's Interest. In addition, the Transferor may convey from time to time to the Trust, without recourse, except as provided in the Pooling and Servicing Agreement, its interests in all Eligible Receivables existing in certain Additional Accounts and Participation Interests, if any, at the close of business on each applicable date of designation thereof. The Trust Assets consist of the Eligible Receivables arising under certain VISA and MasterCard revolving credit card accounts (the "Accounts"), and the proceeds thereof, including recoveries on charged-off Receivables, any other fees, proceeds of credit insurance policies relating to the Receivables and may include the right to receive Interchange, if any, allocable to the Securities, funds on deposit in certain accounts of the Trust for the benefit of Securityholders, Participation Interests, if any, and any Credit Enhancement issued with respect to a particular Series (the drawing on or payment of any Series Enhancement for the benefit of a Series or Class of Securityholders will not be available to the Securityholders of any other Series or Class). Pursuant to the Transferor Purchase Agreement, the Transferor has the right (subject to certain limitations and conditions, including satisfaction of the Rating Agency Condition) and in some circumstances under the Pooling and Servicing Agreement is obligated, to require PFR to designate from time to time Additional Accounts to be included as Accounts and the Transferor will convey to the Trust, pursuant to the Pooling and Servicing Agreement, its interests in all Eligible Receivables of such Additional Accounts or Participation Interests. Under the Pooling and Servicing Agreement, the Transferor may convey Participation Interests to the Trust. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests." In addition, the Transferor may, but is not obligated to, designate from time to time Participation Interests or Receivables from Accounts to be removed from the Trust. See "Description of the Pooling and Servicing Agreement -- Removal of Accounts."

                             CREDIT CARD ACTIVITIES

GENERAL

     The Receivables conveyed and to be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be generated from transactions made by holders of certain credit card accounts (the "Trust Portfolio") that have been selected from the Partners First Portfolio including the total portfolio of VISA and MasterCard accounts originated or acquired by BKB (the "BKB Portfolio") and Harris (the "Harris Portfolio"). The BKB Portfolio includes all credit card accounts originated or acquired by it with the exception of (i) those accounts of cardholders who reside in the primary geographic market of BKB and its affiliates (I.E., Massachusetts, Rhode Island, Connecticut and New Hampshire), (ii) those accounts of other cardholders having other banking relationships with BKB or its affiliates and (iii) student, VIP, foreign accounts and accounts with employees of BKB and its affiliates. The Harris Portfolio includes all of its credit card accounts except corporate accounts. Going forward, it is anticipated that BKB and Harris (and, following its establishment, the Bank) will originate new Accounts to be included in the Partners First Portfolio. See " -- Account Origination." Such new Accounts will be originated and serviced following the business model currently used in originating and servicing the Partners First Portfolio. That business model evolved from the business model originally developed by BKB and FAMIS. See
" -- Development of the Business Model of Partners First; The Role of FAMIS."

     The Partners First Portfolio may in the future also include accounts originated by financial institutions other than BKB or Harris. Any such other financial institutions may choose not to include all of their credit card accounts in the Partners First Portfolio, particularly if, similar to BKB, any such financial institution chooses to retain its regional or relationship accounts. See " -- Account Origination." Following the acquisition of any such new accounts, the receivables arising under such Accounts will be originated and serviced following the business model currently used in originating and servicing the Partners First Portfolio. See " -- Development of the Business Model of Partners First; The Role of FAMIS." Receivables originated by financial institutions other than BKB and Harris may be included in the Trust Portfolio upon satisfaction of certain conditions, including the Rating Agency Condition. It is anticipated that Partners First will continue operating its business as described herein and that the Account Originators will continue to originate new Accounts regardless of whether the Bank is established or whether additional portfolios of accounts are acquired.

     The Accounts were generated under the VISA and MasterCard associations of which BKB and Harris are members. The BKB Portfolio and the Harris Portfolio include VISA Classic and MasterCard standard accounts, which are standard accounts, and VISA Gold and Gold MasterCard accounts, which are premium accounts. Premium accounts are generally subject to stricter underwriting criteria than standard accounts, including higher income requirements. Premium accounts generally have higher credit limits and provide cardholders with services not available to cardholders of standard accounts. For the BKB originated accounts, the same finance charges are applied to its premium and standard accounts. In general, for the Harris Portfolio, premium accounts are priced at a lower annual percentage rate than standard accounts; however, there are exceptions based on risk profile and cardholder behavior. With regard to both portfolios, for accounts with an annual membership fee, premium accounts are assessed a higher fee than standard accounts.

     Cardholders may use their VISA and MasterCard credit cards for three types of transactions: credit card purchases, cash advances and convenience checks issued by the Account Originator. Cardholders obtain cash advances when they use their VISA or MasterCard credit card to obtain cash from a financial institution or via an automated teller machine. Cardholders may also effect balance consolidations by transferring their balances from credit card accounts at other financial institutions to their credit card account at the Account Originator. The balances so transferred are then consolidated with their account at the Account Originator. Balance consolidations, which have been treated by BKB in the same manner as purchases and by Harris as cash advances, may be done by cardholders either at the time an account is originated or anytime thereafter. The Servicer will treat balance consolidations for the BKB Portfolio in the same manner as purchases and by the end of 1998, the Servicer will treat balance consolidations for the Harris Portfolio in the same manner as purchases. Cardholders also receive and may utilize special convenience checks issued by an Account Originator. Convenience checks may be used by cardholders to draw against their VISA and MasterCard credit card accounts at any time. The Servicer treats such draws in the same manner as cash advances. All amounts due with respect to purchases, cash advances and convenience checks are included in the Receivables.

     Each cardholder is subject to an agreement with the Account Originator governing the terms and conditions of the related VISA or MasterCard credit card account. Pursuant to each such agreement, except as described herein, the Account Originator reserves the right, subject to advance notice to the cardholder as may be required by law, to add to, delete or change the terms and conditions of its VISA or MasterCard credit card accounts at any time, including increasing or decreasing periodic finance charges, fees, other charges or minimum monthly payment requirements.

DEVELOPMENT OF THE BUSINESS MODEL OF PARTNERS FIRST; THE ROLE OF FAMIS

     The Partners First Portfolio will be originated and serviced following a business model originally established by BankBoston, N.A. ("BankBoston") and First Annapolis Marketing Information Services, Inc. ("FAMIS"), a wholly owned subsidiary of First Annapolis Consulting, Inc. ("First Annapolis"). Currently, under such business model: (i) the functions required to be performed by an insured financial institution under applicable law and the rules of MasterCard and VISA are performed by BKB (and, in certain circumstances, may be performed by Harris) and, as described herein, would be assumed by the Bank following its establishment; (ii) credit processing, cardholder communication, customer payment processing, certain collection activities and certain other account servicing functions are performed by FDR; and (iii) the account marketing and portfolio management activities, including brand strategy, development of credit policy and product pricing are performed by Partners First, which also proactively monitors and supervises FDR's activities to ensure compliance with performance standards established by Partners First.

     In 1995, BankBoston determined to enter the domestic credit card business, and entered into a contract with FAMIS to facilitate the bank's credit card activities. BankBoston began soliciting accounts in September 1995. Under its agreement with BankBoston, FAMIS utilized its database management, data mining, and predictive modeling techniques to develop credit card performance models. These models were used by BankBoston, in connection with the origination of new credit card accounts, to provide a statistical correlation of certain characteristics of potential cardholders with credit risk and to formulate target cardholder profiles to be used in monthly direct mailings. Under its agreement with BankBoston, FAMIS was also responsible for performing most of BankBoston's account marketing and portfolio management activities, including functions pertaining to brand strategy and development of credit policy and product pricing. BankBoston was responsible for the performance of functions required to be performed by an insured financial institution under applicable law and the rules of MasterCard and VISA, including entering into credit card agreements with cardholders, issuing credit cards, making all final credit decisions and providing certain settlement services.

     Concurrent with the formation of its relationship with FAMIS, BankBoston also entered into an agreement with FDR to provide support to FAMIS primarily with respect to account servicing. Under the terms of its agreement with BankBoston, FDR performed account servicing functions including (i) processing credit requests in accordance with the credit policies developed by FAMIS and adopted by BankBoston, (ii) communicating with cardholders and potential cardholders, all final determinations with respect to credit card applications,
(iii) providing credit card "plastics" to customers approved for accounts in accordance with the models developed by FAMIS and adopted by BankBoston, (iv) handling customer inquiries and similar customer service functions, (v) processing customer payments and facilitating settlement of merchant payments and interchange, and (vi) certain collection activities. FAMIS was responsible for supervising, on behalf of BankBoston, all of FDR's activities and developed various systems to perform these monitoring functions proactively. FAMIS also was responsible for evaluating FDR's compliance with performance standards established by FAMIS.

     In order to consolidate its affiliates' credit card activities, in April 1997, BankBoston formed and transferred all of its customer credit card accounts to BKB and assigned to BKB its agreements with each of FAMIS and FDR. Additional accounts generated by other bank affiliates of BankBoston were also subsequently transferred to BKB.

     By mid-1997, BKB and FAMIS had structured a unique business model (substantially similar to the current model employed by Partners First and FAMIS) for engaging in the consumer credit card business in which BKB provided basic functions related to its status as an insured financial institution while all other account servicing and management functions were performed by unaffiliated third parties with expertise in those areas. As of December 31, 1997, BKB had approximately $1.7 billion in outstanding credit card receivables maintained under the business model developed with FAMIS.

     Pursuant to an agreement entered into on January 29, 1998, BKB and First Annapolis entered into a joint venture with Bankmont pursuant to which Partners First was capitalized. As part of this transaction, Harris, a subsidiary bank of Bankmont, contributed to Partners First the Harris Portfolio and $115 million in cash in exchange for a 69% equity interest in Partners First. BKB contributed to Partners First the BKB Portfolio in exchange for a 19% equity interest in Partners First. First Annapolis contributed to Partners First substantially all of the assets and liabilities of FAMIS (approximately 70 employees of FAMIS, including management, are now employed by Partners First); its models, databases and intellectual property; its equipment (including sophisticated hardware and software); and all of its other intangible property (including its marketing and analysis expertise), in exchange for a 12% equity interest in Partners First. In exchange for such contributions, Partners First agreed to provide essentially the same services with respect to the BKB Portfolio and the Harris Portfolio as

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FAMIS provided to BankBoston and BKB with respect to their credit card business, including marketing and account solicitation and management services, and monitoring FDR's account servicing functions.

     Partners First concurrently entered into a services agreement with FDR pursuant to which FDR performs substantially the same services with respect to the accounts in the BKB and Harris Portfolios as it performed with respect to the credit card business of BankBoston and BKB.

     Partners First also entered into an Assistance Agreement with BKB pursuant to which BKB provides similar services with respect to the BKB Portfolio and Harris Portfolio as BKB had provided with respect to the accounts originated under its agreement with FAMIS. Under the Assistance Agreement, BKB, as an Account Originator, acts as the insured financial institution party (either as the original issuer or by assignment) to the cardholder agreements pertaining to the BKB Portfolio and the Harris Portfolio. Similar to the prior agreement with FAMIS, while BKB has adopted the credit policies devised by Partners First, BKB is responsible for all final credit decisions, as well as providing certain settlement services with respect to the accounts. Partners First may enter into an agreement with Harris for the provision of substantially similar services by Harris with respect to new accounts originated as a result of Harris' marketing initiatives.

     Partners First contemplates that, in the future, it will establish a federally insured financial institution as a subsidiary (the "Bank"), which will either be a newly chartered financial institution formed by Partners First, or an existing financial institution acquired by Partners First and that the Bank will replace BKB as the Account Originator with respect to the BKB Portfolio and the Harris Portfolio and consistent therewith, will perform BKB's issuing functions. At such time, the Purchase Agreements pertaining to the BKB Portfolio and the Harris Portfolio will be assigned to the Bank, and the Assistance Agreement with BKB and any similar Assistance Agreement with Harris will be terminated. It is anticipated that any such new relationship will be structured in a manner consistent with the current BKB-Partners First arrangement, as well as the former BankBoston-BKB-FAMIS arrangement, in that the Bank will adopt credit policies devised by Partners First (in accordance with requirements of any applicable federal regulatory agencies) and will only perform those limited credit, issuing and settlement functions as had been performed by BKB, and that the bulk of the credit card business will be conducted by Partners First with the assistance of FDR.

BUSINESS STRATEGY

     Following the business strategy and credit card performance models established by FAMIS, Partners First will design and market its credit card program based on an empirical analysis of the credit card business at the level of the individual cardholder. Partners First will collect information about credit card issuers, the consumer credit market, and current as well as historical behavior of individual customers and prospective customers from both internal and external sources. Factors which Partners First will consider include credit scores, balance amounts, purchase types and amounts, finance charges paid and other indicia of cardholder behavior over time.

     It is anticipated that following the establishment of the Bank, the Bank may enter into alliances with credit card issuers who have concluded, among other things, that their current size and operational capacities are too limited to allow them to maintain successful credit card businesses on a stand alone basis. It is anticipated that such arrangements may involve the selling of such a credit card issuer's non-strategic accounts to the Bank at fair market value and the retention by such credit card issuer of those assets it considers strategic (E.G., relationship or regional accounts). Any such non-strategic accounts acquired by the Bank would be included as Accounts and the Receivables arising thereunder added to the Trust only if certain conditions, including the Rating Agency Condition, are satisfied.

     Partners First may provide management and advisory services for the strategic credit card accounts retained by any such credit card issuer in a manner analogous to FAMIS's prior relationship with BKB; however, any such retained strategic credit card accounts would not be included in the Partners First Portfolio and the receivables arising in such credit card accounts would not be included in the Trust.

PROCESSING AND SERVICING OF CREDIT CARD ACCOUNTS

     Historically, following the business model developed with FAMIS, BKB delegated the processing, servicing and collection of its accounts to FDR. In addition, FAMIS performed the functions related to the development of credit policy and risk management, marketing acquisition and account management, data mining and FDR oversight as described above in " -- Development of the Business Model of Partners First; The Role of FAMIS."

     Historically, the Harris Portfolio was serviced by Harris' employees in Buffalo Grove, Illinois. As of January 29, 1998, the accounts in the Harris Portfolio were maintained on the system utilized by Harris prior to January 29, 1998, which is the

CardPac System. FDR has recently acquired the Buffalo Grove facility, has hired certain of its employees and is servicing the Harris Portfolio. The Harris Portfolio was converted to the FDR processing system in March 1998.

     Continuing the practice established by FAMIS and BankBoston as described above (see " -- Development of the Business Model of Partners First; The Role of FAMIS"), Partners First has delegated the majority of the credit card processing and a significant portion of the account servicing and collection functions to FDR, a subsidiary of First Data Corp. ("FDC"), pursuant to a seven-year contract, automatically renewable for an additional two-year period, entered into on January 29, 1998. Certain database management, data mining and predictive model creating functions and all daily oversight of FDR and FDR activities will be performed in-house by employees of Partners First. The remainder of the processing and servicing work will be performed by a combination of alternative vendors and in-house staff. FDR facilities currently located in Omaha, Nebraska, Tulsa, Oklahoma, Buffalo Grove, Illinois, Atlanta, Georgia, Matteson, Illinois and Phoenix, Arizona are utilized to clear transactions through the VISA and MasterCard systems, post transactions to cardholder accounts, create billing statements, provide credit processing and operational support (including customer service), and perform collections activity on delinquent accounts according to the policies and procedures recommended by Partners First. Transactions creating the Receivables flow through both the VISA and MasterCard systems and the FDR processing system. If FDR should fail to perform its functions or become insolvent, or if the agreement described above is terminated, or should either the VISA or MasterCard system materially curtail its activities, or should the Account Originators cease to be members of either VISA or MasterCard associations for any reason, a Pay Out Event could occur and delays in payments on the Receivables and possible reductions in the dollar amounts thereof could also occur.

ACCOUNT ORIGINATION

     BankBoston began originating accounts in September 1995 through (i) direct mail solicitations of individuals residing in the United States who had been prescreened at credit bureaus on the basis of criteria furnished by FAMIS; (ii) direct mail solicitations of individuals residing in the United States without prescreening; (iii) outbound telemarketing programs; and (iv) applicant initiated requests made at BankBoston's branch offices or by telephone or via written letter. Consistent with the methodology formulated by FAMIS and BankBoston, BKB later applied the same credit criteria without distinction among the foregoing sources of applications, as described below in " -- Underwriting Procedures." In addition, BKB purchased a credit card portfolio consisting of approximately 324,000 accounts with outstanding principal receivables of approximately $311 million in July 1996 from BayBank, N.A., of which approximately $19 million of Receivables were transferred to the Trust on January 29, 1998.

     In 1966, Harris began originating accounts through applicant initiated requests. In 1983, Harris began soliciting new cardholders through mass mailings from bureau extracts. Outbound telemarketing programs conducted in 1994 and 1995 were an additional source of applications for Harris. Credit policy, as described below in " -- Underwriting Procedures" does not vary with application source; however, it has varied over time. In September 1990, Harris purchased a portfolio of credit card accounts with approximately $207 million of outstanding receivables from United Jersey Bank ("UJB"). As of December 1997, the UJB portfolio comprised approximately 36,830 active accounts and $80 million of receivables outstanding.

     In March 1998, Partners First designated BKB as the Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts originated by Harris. Going forward, it is anticipated that BKB and Harris (and, following its establishment, the Bank) will originate new Accounts to be included in the Partners First Portfolio. Prior to the establishment of the Bank, Partners First may also designate other financial institutions as Account Originators and any such Account Originator would originate credit card accounts into the Partners First Portfolio. Any such new Accounts will be originated and serviced following the business model currently used in originating and servicing the Partners First Portfolio. See " -- Development of the Business Model of Partners First; The Role of FAMIS." Following the establishment of the Bank, the Bank will be the sole Account Originator with respect to the Accounts and any New Accounts. In addition, it is anticipated that the Bank or Partners First will acquire accounts through the selective acquisition of portfolios. None of the credit card accounts originated by the Bank or any Account Originator may be designated as Accounts and none of the receivables arising under such credit card accounts may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied.

     Going forward, the Account Originators will continue to originate accounts through pre-approved and non-prescreened direct mail solicitations to creditworthy consumers on a nationwide basis.

     Partners First has developed and will undertake in connection with any portfolio acquisitions a detailed due diligence process with respect to the related accounts, including analyzing all available data and other information pertaining to such accounts, and initiating direct dialogue between Partners First management officials who are primarily responsible for certain functions (particularly marketing and product management, risk, collections, credit and legal and regulatory compliance) and their counterparts at any such prospective account originator.

     Partners First generally seeks to acquire accounts which will complement its existing credit card management strategy. Partners First's due diligence process focuses on credit quality, card utilization and activation, pricing and whether the anticipated revenue on the accounts in the portfolio is sufficient to justify the acquisition thereof.

     On April 3, 1998, Partners First purchased a credit card portfolio consisting of approximately 101,000 VISA and MasterCard consumer revolving credit card accounts with outstanding principal receivables of approximately $188 million from Comerica Bank Midwest, N.A. ("Comerica"). Partners First determined to make this acquisition after concluding, following a detailed due diligence review with respect to this portfolio, that the acquisition was consistent with Partners First's portfolio acquisition objectives, as described above. None of the accounts in the Comerica portfolio has been designated as an Additional Account. While no decision has been made as to whether receivables in these accounts originated by Comerica will be added at any time to the Trust, such a decision may be made in the future. Any such addition would be subject to the restrictions on additions of Accounts in the Pooling and Servicing Agreement, including the Rating Agency Condition. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

     The accounts which Partners First purchased from Comerica have not been included in the Trust. Such accounts are currently being financed with borrowings under certain credit lines which are secured by the receivables arising therein. Going forward, to the extent Partners First determines not to include the receivables arising in any of such accounts in the Trust, it is anticipated that such accounts will continue to be financed with borrowings under such credit lines.

UNDERWRITING PROCEDURES

     Historically, Harris, BankBoston and later BKB reviewed all applications for credit card accounts for completeness and creditworthiness based on credit underwriting criteria established by BKB and Harris, as applicable. They used credit reports issued by independent credit reporting agencies and, in the event of any discrepancies between the application and the credit report and in certain other circumstances, they verified certain information regarding applicants.

     Going forward, the primary new account source for the Account Originators will be prescreened direct mail solicitation of qualified prospective cardholders. Following the model established by FAMIS with respect to the credit card business of BankBoston and BKB, underwriting criteria included in the Credit Card Guidelines recommended by Partners First will be utilized by the Account Originator at the credit bureaus to generate a list of qualifying prospective cardholders. Account Originators will also obtain credit scores using scoring models licensed by the credit bureaus from Fair Isaac & Company ("FICO"), which specializes in developing credit scoring models. The credit scoring models to be used by Account Originators are intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay the applicant's obligations. Credit scoring will evaluate a potential cardholder's credit profile and certain of the information provided by the applicant in the credit application in order to statistically quantify credit risk. Models for credit scoring, similar to those designed by FAMIS as described above (see " -- Development of the Business Model of Partners First; The Role of FAMIS"), will be developed by Partners First using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring models used will often be reviewed and updated to reflect more current statistical data.

     Partners First will also use information obtained on behalf of the Account Originators from various third-party sources and Partners First's internal database and then apply various predictive models to the list of potential cardholders supplied by the credit bureaus to determine the most creditworthy and more profitable prospects to solicit by mail. Potential cardholders who receive direct mail solicitations will be required to complete and return an acceptance certificate. The information supplied by the potential cardholder on the acceptance certificate will be used by Partners First to verify the potential cardholder's credit information. As part of the verification process Partners First will review a new credit bureau report and credit score which will be updated based on the information supplied by the applicant and established lending criteria. Credit lines will be established by the Account Originators after this verification process has been completed and will be in an amount commensurate with the new cardholder's updated credit profile, credit score and income.

     Non-prescreened applications for credit cards will be reviewed for completeness and accuracy. The Servicer will credit score all non-prescreened applicants utilizing a FICO supplied credit scorecard. Applicants who score above or below pre-set thresholds will be accepted or rejected by the Account Originators accordingly. Applicants whose credit score lies between these pre-set thresholds will be reviewed manually by a credit analyst as part of the determination of the applicant's creditworthiness. Account Originators have the ability to override decisions made by the scorecard upon receipt of additional information from the applicant. Credit lines will be assigned by the Account Originators based upon the cardholder's credit score, income and credit profile.

     Generally, the Account Originators will issue credit cards that expire two years after issuance and will reissue credit cards with two-year expiration dates, so long as the payment behavior and usage of the cardholder satisfy certain criteria.

ADDITIONAL ACCOUNTS

     Eligible Receivables from Additional Accounts, if needed, will be added to the Trust from accounts originated or acquired by the Account Originators through pre-approved applications and other sources, as described above. It is expected that portfolios of credit card accounts purchased by an Account Originator from other credit card issuers will be added to the Trust from time to time. Any such addition would be subject to the restrictions on additions of Accounts in the Pooling and Servicing Agreement, including the Rating Agency Condition. See "Risk Factors -- Addition of Trust Assets."

BILLING AND PAYMENTS

     The VISA and MasterCard credit card accounts of the BKB Portfolio and, since the conversion of the Harris Portfolio to the FDR processing system in March 1998, the Harris Portfolio are currently grouped into twenty-one billing cycles (each, a "Billing Cycle") ending on various days throughout each month. Each Billing Cycle has its own monthly billing date, at which time the activity in the related accounts during the month ending on such billing date is processed and mailed to such cardholders. FDR sends a monthly billing statement to each BKB Portfolio cardholder with a debit or credit balance of at least one dollar at the end of the Billing Cycle or when a finance charge has been imposed. Monthly statements are sent to each Harris Portfolio cardholder unless
(i) the account has been charged off, (ii) the account has a zero balance with no activity, (iii) the account is coded as having a bankrupt or deceased cardholder, (iv) the account activity has been confirmed as fraudulent or (v) the account has had a credit balance for more than six months.

     With respect to the BKB Portfolio, each month cardholders generally are required to make at least a minimum payment (the "Minimum Monthly Payment") equal to the sum of (i) the greater of 2.0% of the new balance shown on the monthly statement or $15, or if the new balance is less than $15, the amount of the new balance, (ii) any past due amount from prior months, (iii) any amounts in excess of the credit limit, (iv) any assessed fees, and (v) any credit insurance premiums.

     With respect to the Harris Portfolio, the Minimum Monthly Payment varies depending on the account and equals (i) for accounts where the current balance is less than the credit limit, the greater of either 1/33rd or 1/36th (depending on the account) of the current balance (not including amounts in dispute) or an amount between $5.00 and $15.00 (depending on the account) and (ii) for accounts that are overlimit, the amount the account balance is above the credit limit.

     Going forward, BKB's policy will generally continue to be applied to new accounts in the Partners First Portfolio.

     With regard to the BKB Portfolio, BKB reserves the option to allow individual cardholders or groups of cardholders to skip their Minimum Monthly Payments for one or more months. Finance charges in connection with such skipped payments continue to accrue, and the amount of the next Minimum Monthly Payment is determined as described above, based on the account balance at the end of the next Billing Cycle. The effect of skipped payments is to increase the amount of Finance Charge Receivables and to decrease the rate of payments of Principal Receivables during the related Billing Cycles. BKB's policy will continue to be applied with respect to both new accounts originated by the Account Originators and accounts from the Harris Portfolio.

     Currently, for both the BKB Portfolio and the Harris Portfolio, monthly periodic finance charges are calculated on both cash advances and purchases by multiplying the average daily cash advance balance or average daily purchase balance, as applicable, by the applicable monthly periodic rate. Monthly periodic finance charges are currently calculated on cash advances and purchases (including certain fees and unpaid finance charges) from the later of (i) the date of the transaction or (ii) the first day of the Billing Cycle in which the transaction is posted to the account, for both the BKB Portfolio and, since the conversion of the Harris Portfolio to the FDR processing system in March 1998, the Harris Portfolio. The monthly periodic finance charges in new accounts originated by the Account Originators will also be calculated in a manner consistent with this policy. Monthly periodic finance charges are not assessed in most circumstances on purchases if the new balance shown in the billing statement is paid by the due date specified in the monthly billing statement, or if the previous balance is zero. The next statement closing date is on average 28-32 days after the billing date. The average annual percentage rates for purchases and cash advances for virtually every account are variable rates. For the BKB Portfolio, the current annual percentage rate for purchases is a variable rate based on THE WALL STREET JOURNAL prime rate plus a spread generally ranging from 3.75% to 7.90%. The current annual percentage rate for cash advances is a variable rate based on THE WALL STREET JOURNAL prime rate plus a spread generally ranging from 5.75% to 9.90%. Spreads in the BKB Portfolio vary depending on risk profile and cardholder behavior. For the Harris Portfolio, the current annual percentage rate for both purchases and cash advances is a variable rate based on THE WALL STREET JOURNAL prime rate plus a spread generally ranging from 5.90% to 7.90%. Spreads vary depending on account type (premium or standard), risk profile and behavior.

     For the BKB Portfolio, for accounts with an annual membership fee, generally the annual membership fee ranges from $15.00 to $20.00 for standard accounts and from $18.00 to $28.00 for premium accounts. Approximately 80% of BKB Portfolio accounts are assessed an annual fee. BKB reserves the right to waive the annual membership fee, or a portion thereof, at its discretion, in connection with solicitations for new accounts, or when BKB determines a waiver to be necessary to operate its credit card business on a competitive basis. For the Harris Portfolio accounts with an annual membership fee, generally the annual membership fee is $20.00 for standard accounts and $35.00 for premium accounts. Approximately 13% of the Harris Portfolio accounts are assessed an annual fee. Harris reserved the right to waive the annual membership fee, or a portion thereof, at its discretion, in connection with solicitations for new accounts, or when Harris determined a waiver to be necessary to operate its credit card business on a competitive basis. In general for the Harris Portfolio, membership fees have not been waived. Generally, an account is closed upon determining that the related cardholder is unwilling to pay the fee. The annual membership fee for both the BKB and the Harris Portfolio accounts is non-refundable. The annual fee policy for new accounts will mirror the previous BKB policy of pricing cardholders according to their behavior and risk profile. Harris Portfolio accounts will be repriced gradually over time to achieve consistency with this policy. However, certain Harris relationship accounts may be given a more favorable structure.

     With reference to the BKB Portfolio, in addition to the annual membership fee, accounts are charged certain other fees including: (i) a late fee, generally in the amount of $25.00 with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2.5% of the amount of the advance subject to a minimum fee of $3.50 per transaction; (iii) a returned check charge, generally in the amount of $25.00; and (iv) an over-the-limit fee, generally in the amount of $25.00 with respect to any account more than a specified amount over its credit limit at the time the monthly billing statement is created. With reference to the Harris Portfolio, in addition to the annual membership fee, accounts are charged certain other fees including: (i) a late fee, generally in the amount of $25.00 with respect to any monthly payment if the required minimum monthly payment is not received by the payment due date shown on the monthly billing statement; (ii) a cash advance fee of 2.0% of the amount of the advance subject to a minimum fee of $3.50; (iii) a returned check charge, generally in the amount of $25.00; and (iv) an over-the-limit fee, generally in the amount of $25.00 with respect to any account more than a specified amount over its credit limit at the time the monthly billing statement is created. Finance charge policies for new accounts will mirror the previous BKB policy of pricing cardholders according to their behavior and risk profile. Harris accounts will be re-priced gradually over time to achieve consistency with this policy.

     With regard to the BKB Portfolio, payments by cardholders are processed and applied first to annual membership fees, next to billed and unpaid finance charges, next to any billed fees and other amounts not subject to finance charges and then to billed and unpaid transactions. Any excess is applied to unbilled transactions in the order determined by BKB and then to unbilled finance charges. Since the conversion of the Harris Portfolio to the FDR processing system in March 1998, Harris Portfolio cardholder payments are processed and applied in the same manner that the BKB Portfolio is processed and applied.

     With respect to pricing, the accounts in the Harris Portfolio will gradually be repriced according to the policy established and utilized in connection with the BKB Portfolio. Annual fees and annual percentage rates will be assigned to accounts based on risk profile and cardholder behavior. It is expected that, eventually, most accounts will be subject to the same late, overlimit, cash advance and returned check fees. There can be no assurance that monthly periodic finance charges, fees and other charges imposed by the Account Originators will remain at current levels in the future.

INTERCHANGE

     Members participating in the VISA and MasterCard associations receive certain fees ("Interchange") as partial compensation for taking credit risk, absorbing fraud losses, and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard associations may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Interchange with respect to each Account Originator will be allocated to PFR in an amount equal to the product of (i) the total Interchange with respect to the Account Originator's entire portfolio of credit card accounts and (ii) a fraction, the numerator of which is the total credit card sales charges arising in the credit card accounts included in the Partners First Portfolio originated by such Account Originator, and the denominator of which is the total credit card sales charges arising in the Account Originator's entire portfolio of credit card accounts. Interchange received by PFR will be allocated to the Trust in an amount equal to the product of (i) the aggregate Interchange received by PFR from the Account Originators and (ii) a fraction, the numerator of which is the total amount of Receivables arising in the Accounts in the Trust Portfolio and the denominator of which is the total credit card sales charges arising in all of the credit card accounts in the Partners First Portfolio. Such amount is an estimate of the actual Interchange and may be greater or less than the actual amount of the Interchange relating to the Accounts from time to time. Unless otherwise stated in the related Prospectus Supplement, Interchange will be included in collections of Finance Charge Receivables for purposes of calculating the Portfolio Yield for a Series.

COLLECTION OF DELINQUENT ACCOUNTS

     With regard to both the Harris Portfolio and the BKB Portfolio, an account is delinquent if a minimum payment due thereunder is not received by the Servicer by the time the cardholder's next billing statement is generated, which is generally within five days after the due date printed in the previous statement. Delinquent accounts are routed to the pre-collections system at FDR where they are prioritized and early stage collection efforts are initiated. These early efforts include the printing of the overdue amount on the next billing statement and either a telephone call or letter requesting payment of the past due amount. If these early stage collection efforts are ineffective, contact by telephone and/or mail is escalated and efforts to collect past due amounts are made more frequently subject to all applicable legal requirements.

     In general, an account is restricted and charging privileges are suspended when the account becomes fifteen (15) to thirty (30) days past due, or when a cardholder exceeds the account's credit limit within pre-set parameters. At sixty (60) days past due, no additional extensions of credit would be authorized for any reason. Account Originators generally reserve the right to enter into agreements with delinquent cardholders to extend or otherwise change an account's payment schedule. A delinquent account could be re-aged once in any twelve (12) month period if the delinquent cardholder makes a payment equal to three minimum payments over a ninety (90) day period.

     The policy for both portfolios is to charge-off as uncollectible any account which is six billing cycles past due (I.E., 180 days delinquent). If notice is received that a cardholder has filed for bankruptcy then the account is charged-off as soon as is practicable in the month following confirmation of bankruptcy. Credit evaluation, servicing and charge-off policies and collection practices may change over time in accordance with the business judgment of the applicable Account Originator, applicable law, guidelines established by applicable regulatory authorities and market conditions.

RECOVERIES

     The Transferor and the Servicer will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust all amounts received by the Servicer (net of out-of-pocket costs of collecting such amounts, which the Transferor believes represents an immaterial portion of the total collections with respect to the Receivables), including insurance proceeds, with respect to Defaulted Receivables, including amounts received by the Transferor or the Servicer from the purchaser or transferee with respect to the sale or other disposition of Defaulted Receivables ("Recoveries"). In the event of any such sale or other disposition of Receivables, Recoveries will not include amounts received by the purchaser or transferee of such Receivables but will be limited to amounts received by the Transferor or the Servicer from the purchaser or transferee. Collections of Recoveries will be treated as collections of Principal Receivables; provided, however, that to the extent the aggregate amount of Recoveries received with respect to any monthly period exceeds the aggregate amount of Principal Receivables (other than Ineligible Receivables) on the day such Receivables became Defaulted Receivables for each day in such monthly period, the amount of such excess will be treated as collections of Finance Charge Receivables.

     For the BKB Portfolio, the Servicer utilizes FDR's facilities to administer the recovery of defaulted receivables. The Servicer will prioritize defaulted receivables according to the likelihood of successful recovery and selects a collection method based on the information supplied by FDC. Included among the collection methods utilized by the Servicer are primary and secondary third-party collection agencies, which are retained to recover the defaulted receivables. As compensation for their services, the collection agencies receive a percentage of the amounts they collect. For the Harris Portfolio, Harris utilized internal facilities to administer the recovery of defaulted receivables. Since the conversion of the Harris Portfolio to the FDR processing system in March 1998, FDR administers the recovery of defaulted receivables in a manner consistent with BKB originated accounts.

FRAUD PREVENTION

     Historically, for both the BKB and Harris Portfolios, each organization reviewed all applications for potential fraud by comparing the information on the credit card application against the information supplied by the credit bureaus. In addition, all applications were checked against information supplied by the Issuers' Clearinghouse, a national fraud database maintained jointly by VISA and MasterCard. For the BKB Portfolio, once an account is approved, transactions are monitored by FDR which scores each transaction based upon its likelihood of being fraudulent. For the Harris Portfolio, the majority of fraud functions were performed internally; however, both FDR and VISA monitored transactions and attempted to identify potential fraudulent activity. Potential fraudulent activity was researched by investigators and, dependent upon their findings, accounts may be blocked or closed. Going forward, Partners First's recommended fraud policy will follow that of BKB.

                          PARTNERS FIRST HOLDINGS, LLC

     Partners First Holdings, LLC is a limited liability company organized in the State of Delaware on December 17, 1997. Its principal executive office is located at 900 Elkridge Landing Road, Suite 300, Linthicum, MD 21090-2925, and its telephone number is (410) 865-8700. The Prospectus Supplement for each Series will provide additional information relating to the Servicer.

     Partners First was formed in December 1997 pursuant to a Master Agreement for the Formation of a Limited Liability Company, dated as of September 2, 1997 (the "Master Formation Agreement"), among BankBoston Corporation, a Massachusetts corporation, of which BKB is an indirect subsidiary, Bankmont Financial Corp., a Delaware corporation ("Bankmont"), Harris, which is an indirect subsidiary of Bankmont, and First Annapolis Consulting, Inc., a Maryland corporation ("First Annapolis"). The owners of Partners First are BKB, EFS (U.S.), Inc., a Delaware corporation and subsidiary of Bankmont, and First Annapolis Marketing Information Services, Inc. ("FAMIS"), a Maryland corporation and wholly owned subsidiary of First Annapolis. EFS (U.S.), Inc., BKB and FAMIS have a 69%, 19% and 12% interest, respectively, in the common equity of Partners First. Partners First has been appointed as Servicer with respect to the Accounts and the related Receivables. Partners First has delegated substantially all of its servicing duties to FDR.

                    PARTNERS FIRST RECEIVABLES FUNDING, LLC

     PFRF was organized under the laws of the State of Delaware on January 26, 1998 and is a special purpose wholly owned subsidiary of PFR. PFRF's principal office is currently located at 900 Elkridge Landing Road, Suite 301, Linthicum, MD 21090-2925, and its telephone number is (410) 855-8600. The Transferor was organized for the limited purposes of facilitating the type of transactions described herein, purchasing, holding, owning and selling receivables, and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither PFR, as the sole member of the Transferor, nor the Transferor's board of managers intends to change the business purpose of the Transferor.

                                  THE ACCOUNTS

     The Receivables arise in certain credit card accounts that have been selected from the total portfolio of MasterCard and VISA accounts in the Partners First Portfolio on the basis of criteria set forth in the Pooling and Servicing Agreement. An account must be an Eligible Account to be included in the Trust Portfolio. On January 29, 1998, the Trust Portfolio represented approximately 97% of the credit card accounts in the Partners First Portfolio.

     Pursuant to the Transferor Purchase Agreement and the Pooling and Servicing Agreement, the Transferor has the right or may be obligated (subject to certain limitations and conditions) to require PFR to designate, from time to time, additional qualifying VISA and MasterCard consumer revolving credit card accounts to be included as Accounts and to convey to the Transferor for ultimate conveyance to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. Those Accounts must meet the eligibility criteria set forth in the Pooling and Servicing Agreement as of the date the Transferor designates such Accounts as Additional Accounts. PFR will convey the Receivables then existing or thereafter created under such Additional Accounts to the Transferor, which in turn will convey such Receivables to the Trust. Under the Pooling and Servicing Agreement, the Transferor also has the right to convey Participation Interests to the Trust subject to the conditions described in the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

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     As of each date with respect to which Additional Accounts are designated,
PFR will represent and warrant to the Transferor that the Receivables generated under the Additional Accounts meet the eligibility requirements set forth in the Transferor Purchase Agreement and the Transferor will represent and warrant to the Trust that such Receivables or Participation Interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Conveyance of Receivables." Because the Initial Accounts were designated as of January 29, 1998 and subsequent Aggregate Addition Accounts may be designated from time to time, there can be no assurance that all of such Accounts will continue to meet the eligibility requirements as of any Series Issuance Date. In the Pooling and Servicing Agreement the Transferor is required to make certain representations and warranties with respect to the Accounts and the Receivables as of each Series Issuance Date (or as of the related addition date with respect to Additional Accounts). In the event of a breach of any such representation or warranty by the Transferor, the Transferor may be required to accept reassignment of the related Receivables and, to the extent such breach relates to an Account, such Account will no longer be included as an Account. See "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

     Subject to certain limitations and restrictions, the Transferor may also designate certain Accounts or Participation Interests, if any, for removal from the Trust, in which case such Participation Interests or the Receivables of the Removed Accounts will be reassigned to the Transferor. Throughout the term of the Trust, the Receivables in the Trust will consist of Receivables generated under the Accounts, Participation Interests, if any, and the Receivables generated under Additional Accounts, but will not include the Receivables generated under Removed Accounts or removed Participation Interests.

     The Prospectus Supplement relating to a Series will provide certain information about the Trust Portfolio as of the date specified. Such information will include the amount of Principal Receivables, the amount of Finance Charge Receivables, the range of principal balances of the Accounts and the average thereof, the range of credit lines of the Accounts and the average thereof, the range of ages of the Accounts and the average thereof, information with respect to the geographic distribution of the Accounts, the types of Accounts and delinquency statistics relating to the Accounts.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued pursuant to the Pooling and Servicing Agreement and the related Supplement substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary describes certain terms of the Pooling and Servicing Agreement and the related Supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the related Supplement.

     The Securities will evidence undivided beneficial interests in the Trust Assets allocated to such Securities, representing the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.

     The Securities will initially be represented by one or more Securities registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Unless otherwise stated in the related Prospectus Supplement, the Securities will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Securities. Except under the limited circumstances described herein, no Securityholder will be entitled to receive Securities in fully registered, certificated form ("Definitive Securities") representing such person's interest in the Securities. Unless and until Definitive Securities are issued under the limited circumstances described herein, all references herein to actions by Securityholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Securityholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the Securities, for distribution to the beneficial owners of the Securities in accordance with DTC procedures. See
" -- Book-Entry Registration" and " -- Definitive Securities."

     Payments of interest and principal will be made on each related Interest Payment Date to the Securityholders in whose names the Securities were registered on the last day of the calendar month preceding such Interest Payment Date, unless otherwise specified in the related Prospectus Supplement (each, a "Record Date").

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, Securityholders may hold their Securities through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Security or Securities. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined below) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined below) and Euroclear Participants (as defined below) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities may do so only through Participants and Indirect Participants. In addition, Securityholders will receive all distributions of principal and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Securities. It is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that holders of beneficial interests in the Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. Holders of beneficial interests in the Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC. The Trustee, the Transferor, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Security is registered (expected to be Cede) as the absolute owner thereof (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payment and for all other purposes.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which holders of beneficial interests in the Securities have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Securities to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of a Definitive Security for such Securities.

     DTC has advised the Transferor that it will take any action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement and the related Supplement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC has advised the Transferor that it may take actions with respect to the Securityholders' Interest that conflict with other of its actions with respect thereto.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedel in any of 36 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), underwriters, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Euroclear Provisions"). The Euroclear Provisions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Provisions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences -- Foreign Investors." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder under the Pooling and Servicing Agreement and the related Supplement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Securities of each Series will be issued as Definitive Securities in fully registered, certificated form to Security Owners or their nominees rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of Securities, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a Servicer Default, Security Owners evidencing not less than 50% of the aggregate unpaid principal amount of the Securities, advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Security Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the definitive securities representing the Securities and instructions for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Pooling and Servicing Agreement and the related Supplement ("Holders").

     Distribution of principal and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement and the related Prospectus Supplement. Interest payments and principal payments will be made to Holders in whose names the Definitive Securities were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Security on the final payment date at such office or agency as is specified in the notice of final distribution to Securityholders. The Trustee will provide such notice to registered Securityholders not later than the fifth day of the month of the final distribution.

     Definitive Securities will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST

     Interest will accrue on the Invested Amount or outstanding principal amount of the Securities of a Series or Class offered hereby at the PER ANNUM rate either specified in or determined in the manner specified in the related Prospectus Supplement. Except as otherwise provided herein, collections of Finance Charge Receivables and certain other amounts allocable to the Securityholders' Interest of a Series or Class offered hereby will generally be used to make interest payments to Securityholders of such Series or Class on each Interest Payment Date specified in the related Prospectus Supplement; PROVIDED that after the commencement of an Early Amortization Period with respect to such Series, interest will be distributed to such Securityholders monthly on each Special Payment Date. If the Interest Payment Dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such Class) will be deposited in one or more Interest Funding Accounts and used to make interest payments to Securityholders of such Series or Class on the following Interest Payment Date. If a Series has more than one Class of Securities, each such Class may have a separate Interest Funding Account. Funds on deposit in an Interest Funding Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in an Interest Funding Account will be paid to, or at the direction of, the Transferor except as otherwise specified in any Supplement. Interest with respect to the Securities of each Series offered hereby will accrue and be calculated on the basis described in the related Prospectus Supplement.

PRINCIPAL

     The Securities of each Series will have a Revolving Period during which collections of Principal Receivables and certain other amounts otherwise allocable to the Securityholders' Interest of such Series will, (x) if such Series is a Principal Sharing Series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the Securityholders of other Series in such Group or, if not required for such purpose, the holders of the Transferor Securities or deposited into the Special Funding Account or (y) if such Series is not a Principal Sharing Series, paid to the holders of the Transferor Securities or deposited into the Special Funding Account, as more fully described in the related Prospectus Supplement. Unless an Early Amortization Period or Early Accumulation Period commences with respect to a Series, following the Revolving Period with respect to such Series, such Series will have either a Controlled Accumulation Period or a Controlled Amortization Period.

     During the Controlled Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and, if so specified in the related Prospectus Supplement, certain other amounts allocable to the Securityholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make principal distributions to the Securityholders of such Series or any Class thereof when due. If so specified in the related Prospectus Supplement, the amount to be deposited in a Principal Funding Account for any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to a Controlled Accumulation Amount specified in or determined as set forth in such Prospectus Supplement plus any existing deficit controlled accumulation amount arising from prior Distribution Dates. If the Prospectus Supplement for a Series so specifies, the amount to be deposited in the Principal Funding Account on a Distribution Date may be a variable amount. If a Series has more than one Class of Securities, each Class may have a separate Principal Funding Account and Controlled Accumulation Amount and the Controlled Accumulation Period with respect to each Class may commence on different dates. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to deposits of principal into such Principal Funding Accounts.

     Subject to certain conditions including those set forth below, upon written notice to the Trustee, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period with respect to a Series, and to extend the length of the Revolving Period of such Series. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than the number of months specified in the Prospectus Supplement for such Series. On each Determination Date, until the Controlled Accumulation Period begins, the Servicer will determine the "Accumulation Period Length," which is the number of months expected to be required to fully fund the Principal Funding Account no later than the Scheduled Payment Date (as defined in the applicable Prospectus Supplement) for such Series, based on (a) the expected monthly collections of Principal Receivables expected to be distributable to the Securityholders of all Series (unless such Series is not a Principal Sharing Series), assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding twelve months and (b) the amount of principal expected to be distributable to Securityholders of Series (which may exclude certain other Series) which are not expected to be in their Revolving Periods during the Controlled Accumulation Period of the Series in respect of which the Accumulation Period Length is being determined. If the Accumulation Period Length is less than the number of months specified in the Prospectus Supplement for such Series, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period of a Series based on the Invested Amounts of certain other Series which are scheduled to be in their Revolving Periods during the Controlled Accumulation Period for such Series and on increases in the principal payment rate occurring after the Series Issuance Date for such Series. The length of the Controlled Accumulation Period for any Series will not be less than one month. If the Controlled Accumulation Period of a Series is postponed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Controlled Accumulation Period, it is probable that Securityholders would receive some of their principal later than if the Controlled Accumulation Period had not been so postponed.

     During the Controlled Amortization Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be used on each Distribution Date to make principal distributions to any Class of Securityholders then scheduled to receive such distributions. If so specified in the related Prospectus Supplement, the amount to be distributed to Securityholders of any Series offered hereby on any Distribution Date may, but will not necessarily, be limited to an amount equal to the Controlled Amortization Amount specified in such Prospectus Supplement plus any existing deficit controlled amortization amount arising from prior Distribution Dates. If a Series has more than one Class of Securities, each

Class may have a different Controlled Amortization Amount. In addition, the related Prospectus Supplement may describe certain priorities among such Classes with respect to such distributions.

     During the Early Accumulation Period, if any, with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series (including Shared Principal Collections, if any, allocated to such Series) will be deposited on each Distribution Date in a Principal Funding Account and used to make distributions of principal to the Securityholders of such Series or Class on the Expected Final Payment Date. The amount to be deposited in the Principal Funding Account will not be limited to any Controlled Deposit Amount.

     During the Early Amortization Period with respect to a Series, collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series (including Shared Principal Collections, if any, allocable to such Series) will be distributed as principal payments to the applicable Securityholders monthly on each Distribution Date beginning with the first Special Payment Date. During the Early Amortization Period with respect to a Series, distributions of principal to Securityholders of such Series will not be subject to any Controlled Deposit Amount or Controlled Distribution Amount. In addition, upon the commencement of the Early Amortization Period, any funds on deposit in a Principal Funding Account with respect to such Series will be paid to the Securityholders of the relevant Class or Series on the first Special Payment Date.

     Funds on deposit in any Principal Funding Account established with respect to a Class or Series offered hereby will be invested in Eligible Investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Securities offered hereby at the end of a Controlled Accumulation Period or Early Accumulation Period with respect thereto, such Class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant Prospectus Supplement.

PAY OUT EVENTS AND REINVESTMENT EVENTS

     The Revolving Period with respect to a Series will continue through the date specified in the applicable Prospectus Supplement and the Controlled Amortization Period or Controlled Accumulation Period will begin at such time, unless a Pay Out Event or Reinvestment Event occurs. The Early Amortization Period with respect to such Series will commence when a Pay Out Event occurs or is deemed to occur and the Early Accumulation Period will occur when a Reinvestment Event occurs or is deemed to occur. A "Pay Out Event" will occur with respect to all Series upon the occurrence of an Insolvency Event with respect to the Transferor. A Pay Out Event may occur with respect to any specific Series upon the occurrence of any event specified in the related Prospectus Supplement. Such events may include (i) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) the failure by the Transferor to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made,
(iii) the breach of specified covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related Prospectus Supplement, only to the extent such breach has a material adverse effect on the related Securityholders), (iv) the failure by the Transferor to make a required designation of Additional Accounts for the Trust within a specified time after the date such addition is required to be made, (v) a reduction in the Series Adjusted Portfolio Yield (as defined in the applicable Prospectus Supplement) below the rates, and for the period, specified in the related Prospectus Supplement and (vi) the occurrence of a Servicer Default. The Early Amortization Period with respect to a Series will commence on the day on which a Pay Out Event occurs or is deemed to occur with respect thereto. If an Early Amortization Period commences, monthly distributions of principal to the Securityholders of such Series will begin on the Distribution Date in the Monthly Period following the Monthly Period in which such Pay Out Event occurs (such Distribution Date and each following Distribution Date with respect to such Series, a "Special Payment Date"). Any amounts on deposit in a Principal Funding Account or an Interest Funding Account with respect to such Series at such time will be distributed on such first Special Payment Date to the Securityholders of such Series. If, because of the occurrence of a Pay Out Event, the Early Amortization Period begins earlier than the scheduled commencement of a Controlled Amortization Period or prior to an Expected Final Payment Date, Securityholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions will not be subject to the Controlled Deposit Amount or the Controlled Distribution Amount. As a result, the average life of the Securities may be reduced. If a Series has more than one Class of Securities, each Class may have different Pay Out Events which, in the case of any Series of Securities offered hereby, will be described in the related Prospectus Supplement.

     A particular Series may have no Pay Out Events or only limited Pay Out Events, but may have in lieu thereof specified events ("Reinvestment Events") that end the reinvestment of the Trust in new Receivables and apply available collections of Principal Receivables to the purchase of Eligible Investments. A Reinvestment Event may include all or some of the events that constitute Pay Out Events for other Series. The Early Accumulation Period with respect to a Series will commence on the day on which a Reinvestment Event occurs or is deemed to occur with respect thereto. If a Series has more than one Class of Securities, each Class may have different Reinvestment Events (or may have only Pay Out Events) which, in the case of any Series of Securities offered hereby, will be described in the related Prospectus Supplement.

     In addition to the consequences of a Pay Out Event or Reinvestment Event discussed above, if an Insolvency Event shall occur, immediately on the day of such event the Transferor will cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, as soon as possible but in any event within 15 days, the Trustee will publish a notice of the occurrence of the Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms unless instructions otherwise are received within a specified period from Securityholders holding Securities evidencing more than 50% of the aggregate unpaid principal amount of each Series of Securities issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the aggregate unpaid principal amount of each Class) and each Enhancement Invested Amount and possibly the vote of other persons specified in the Supplement for a Series and, for a Series offered hereby, the related Prospectus Supplement to the effect that such Securityholders or other persons disapprove of the liquidation of Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event. The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections on the Receivables and applied as described herein and in each Prospectus Supplement.

     If the only Pay Out Event or Reinvestment Event to occur with respect to any Series is the bankruptcy of the Transferor, the Trustee may not be permitted to suspend transfers of Receivables to the Trust, and the instructions to sell the Receivables may not be given effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "Servicing Fee"). The Servicing Fee will be allocated among the Transferor's Interest (the "Transferor Servicing Fee"), the holders of any Participations and Securityholders of each Series. The portion of the Servicing Fee allocable to each Series of Securities on any Distribution Date (the "Monthly Servicing Fee") will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such Series and (b) the Invested Amount (as it may be adjusted in accordance with the related Supplement) of such Series with respect to the related Monthly Period. A portion of the Monthly Servicing Fee with respect to a particular Series may be payable from Interchange allocated to such Series as specified in the related Supplement and, for a Series offered hereby, the related Prospectus Supplement. For any Monthly Period, the portion of the Monthly Servicing Fee payable from Interchange with respect to any Series will be an amount equal to the portion of collections of Finance Charge Receivables allocated to the Securityholders' Interest of such Series with respect to such Monthly Period that is attributable to Interchange (the "Servicer Interchange"); PROVIDED, HOWEVER, that Servicer Interchange for a Monthly Period may not exceed one-twelfth of the product of (i) the Series Adjusted Invested Amount, as of the last day of such Monthly Period and (ii) a percentage specified in the Prospectus Supplement for such Series. In the case of any insufficiency of Servicer Interchange with respect to any Monthly Period, a portion of the Monthly Servicing Fee with respect to such Monthly Period will not be paid to the extent of such insufficiency and in no event shall the Trust, the Trustee, the holders of any Participations or the Securityholders be liable for the share of the Servicing Fee to be paid out of Servicer Interchange.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, paying agent, transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Transferor other than federal, state and local income and franchise taxes, if any, of the Trust.

TERMINATION OF THE TRUST

     The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created pursuant to the Pooling and Servicing Agreement (other than the obligation of the Trustee to make payments to Securityholders as hereinafter set forth) shall terminate upon the earliest to occur of (i) December 31, 2029, (ii) at the option of the Transferor, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the day an Insolvency Event has occurred.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

CONVEYANCE OF RECEIVABLES


     On January 29, 1998, PFR acquired approximately $1,870,000,000 aggregate principal amount of Receivables, of which approximately $1,190,000,000 aggregate principal amount of receivables were conveyed to PFR by BKB and approximately $680,000,000 aggregate principal amount of receivables were conveyed to PFR by Harris. Immediately upon giving effect to such transactions, PFR conveyed approximately $1,846,000,000 aggregate principal amount of Receivables (the "Initial Receivables") to the Transferor, which in turn transferred the Initial Receivables to the Trust. The Initial Receivables constituted all of the Eligible Receivables acquired by PFR from BKB and Harris on January 29, 1998. Pursuant to the Transferor Purchase Agreement, PFR will sell and assign to the Transferor for assignment to the Trust all of its interests in the Receivables then existing under the Accounts and all Receivables thereafter created under the Accounts, all Recoveries and Interchange allocable to the Trust, and the proceeds of all of the foregoing. PFR may also sell and assign from time to time to the Transferor for conveyance to the Trust Receivables in designated Additional Accounts, and the Transferor may from time to time sell and assign to the Trust its interest in Participation Interests, all Recoveries and Interchange allocable to the Trust and the proceeds of all of the foregoing. During the period beginning on April 1, 1998 and ending on or about the Closing Date, the Transferor added and will add to the Trust the Receivables arising in all Eligible Accounts that had not previously been designated to have their Receivables added to the Trust.


     On each Series Issuance Date, the Trustee will authenticate and deliver one or more securities representing the Series or Class of Securities, in each case against payment to the Transferor of the net proceeds of the sale of the Securities. On January 29, 1998, the Trustee delivered to the Transferor the Transferor Security, representing the Transferor's Interest.

     In connection with the transfers of the Receivables, each Account Originator will indicate in its respective computer records that the applicable Receivables have been conveyed from such party to PFR. PFR will indicate in its computer records that the Receivables have been conveyed from PFR to the Transferor and the Transferor will indicate in its records that the Receivables have been conveyed from the Transferor to the Trust. In addition, the Transferor will provide or cause to be provided to the Trustee a computer file or a microfiche list containing a true and complete list showing for each Account, as of the applicable date of designation, (i) its account number, (ii) the aggregate amount outstanding in such Account and (iii) except in the case of New Accounts, the aggregate amount of Principal Receivables in such Account. The Transferor will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other credit card accounts and receivables, and the physical documentation relating to the Accounts or Receivables will not be stamped or marked to reflect the transfer of Receivables to the Transferor or the Trust. The Transferor will file UCC financing statements with respect to the transfer of the Receivables from the Transferor to the Trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

     As described below under " -- Additions of Accounts or Participation Interests," the Transferor has the right (subject to certain limitations and conditions), and in some circumstances is obligated, to require PFR to designate from time to time Additional Accounts to be included as Accounts and to convey to the Transferor (for conveyance by the Transferor to the Trust) all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. Each such Additional Account must be an Eligible Account. In respect of any designation of Additional Accounts, the Transferor will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by the Transferor in a manner which it reasonably believes will not be materially adverse to the Securityholders. The Transferor has the right (subject to certain conditions described below under " -- Additions of Accounts or Participation Interests") to convey Participation Interests to the Trust. In addition, the Transferor may (under certain circumstances and subject to certain limitations and conditions) remove the Participation Interests and the Receivables in certain Accounts as described below under " -- Removal of Accounts."

ELIGIBLE ACCOUNTS AND RECEIVABLES

     "Eligible Account" means a revolving credit card account owned by the applicable Account Originator which, as of the respective date of designation,
(a) is a revolving credit card account in existence and maintained by the applicable Account Originator, (b) is payable in United States dollars, (c) has a cardholder whose address is in the United States or its territories or possessions or a military address, (d) except as provided below has a cardholder who has not been identified by the Servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding, (e) has not been identified as an account with respect to which the related card has been lost or stolen, (f) is not sold or pledged to any other party except for any sale by the applicable Account Originator to PFR, (g) does not have receivables which have been sold or pledged by the applicable Account Originator to any other party other than PFR, (h) except as provided below, does not have receivables that are Defaulted Receivables, (i) does not have any receivables that have been identified by the Servicer or the related cardholder as having been incurred as a result of fraudulent use of any related credit card, (j) was created in accordance with the credit card guidelines of the applicable Account Originator, and (k) with respect to Additional Accounts and certain other accounts, shall have satisfied the Rating Agency Condition. Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as Accounts provided that the amount of Principal Receivables in any such Account is deemed to be zero for purposes of all allocations under the Pooling and Servicing Agreement.

     "Eligible Receivable" means each receivable, or interest therein as contemplated by each Purchase Agreement, (a) which has arisen under an Eligible Account, (b) which was created in compliance in all material respects with all requirements of law applicable to the related Account Originator at the time of the creation of such Receivable and which was created pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to the related Account Originator at the time of the creation of such Receivable and the requirements of law applicable to Partners First with respect to such Receivable, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery, creation and performance by the related Account Originator of the related credit card agreements pursuant to which such Receivable was created have been duly obtained or given and are in full force and effect, (d) as to which at the time of its transfer to the Trust, the Transferor or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto), (e) which is the legal, valid and binding payment obligation of the related cardholder enforceable against such cardholder in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions, (f) which is not at the time of its transfer to the Trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, and (g) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect.

REPRESENTATIONS AND WARRANTIES

     The Transferor makes representations and warranties to the Trust in the Pooling and Servicing Agreement relating to the Accounts and the Receivables as of each Series Issuance Date (or as of the related addition date with respect to Additional Accounts) to the effect, among other things, that as of each applicable date of designation, (a) each Account was an Eligible Account, (b) each of the Receivables then existing in the Initial Accounts or in the Additional Accounts, as applicable, is an Eligible Receivable and (c) thereafter, on the date of creation of any new Receivable, such Receivable is an Eligible Receivable. If the Transferor breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the Trustee and the Servicer, after the earlier to occur of the discovery of such breach by the Transferor or receipt of written notice of such breach by the Transferor and such breach has a material adverse effect on the Securityholders' Interest in such Receivable, all Receivables with respect to the Account affected ("Ineligible Receivables") will be reassigned to the Transferor on the terms and conditions set forth below and such Account shall no longer be included as an Account.

     An Ineligible Receivable will be reassigned to the Transferor on or before the end of the Monthly Period in which such reassignment obligation arises by the Transferor directing the Servicer to deduct the portion of such Ineligible Receivable which is a Principal Receivable from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that the exclusion of the principal portion of an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the Distribution Date following the Monthly Period in which such reassignment obligation arises the Transferor will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. The reassignment of any Ineligible Receivable to the Transferor, and the obligation of the Transferor to make any deposits into the Special Funding Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such Receivable available to the Securityholders or the Trustee on behalf of Securityholders. PFR will agree, in the Transferor Purchase Agreement, to repurchase from the Transferor any Ineligible Receivables which shall be reassigned to the Transferor and to provide the Transferor any amounts necessary to enable the Transferor to make the deposit referred to above. The term "Transferor Amount" means at any time of determination, an amount equal to the sum of (i) total aggregate amount of Principal Receivables in the Trust PLUS (ii) the amount on deposit in the Special Funding Account at such time PLUS (iii) the aggregate principal amount on deposit in the Principal Funding Account and the Pre-Funding Account for each Series MINUS (iv) the aggregate Invested Amounts for all outstanding Series at such time.

     The Transferor also makes representations and warranties to the Trust to the effect, among other things, that as of each Series Issuance Date it is a corporation validly existing under the laws of the State of Delaware, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each Supplement and will further represent to the Trust on each Series Issuance Date and, with respect to the Additional Accounts, as of each addition date (a) the Pooling and Servicing Agreement and each Supplement constitutes a valid, binding and enforceable agreement of the Transferor, subject to certain bankruptcy or insolvency related exceptions, and (b) the Pooling and Servicing Agreement and each Supplement constitutes either a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables, whether then existing or thereafter created, and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Securityholders) and in Recoveries and Interchange allocable to the Trust or the grant of a first priority perfected security interest under the applicable UCC in such Receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the Securityholders) and in Recoveries and Interchange allocable to the Trust, which is effective as to each Receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the Securityholders' Interest in the Receivables or the availability of the proceeds thereof to the Trust (which determination will be made without regard to whether funds are then available pursuant to any Series Enhancement), either the Trustee or Securityholders holding Securities evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Securities, by written notice to the Transferor and the Servicer (and to the Trustee if given by the Securityholders), may direct the Transferor to accept the reassignment of the Receivables in the Trust within 60 days of such notice, or within such longer period specified in such notice. The Transferor will be obligated to accept the reassignment of such Receivables on the Distribution Date following the Monthly Period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each Series in the related Supplement. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of the Securityholders' Interest and such funds will be distributed upon presentation and surrender of the Securities. If the Trustee or Securityholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to Securityholders or the Trustee on behalf of Securityholders. See "Description of the Purchase Agreements -- Transferor Purchase Agreement."

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with each of the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Pooling and Servicing Agreement, any Supplement or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each calendar year an opinion of counsel with respect to the validity of the interest of the Trust in and to the Receivables and certain other components of the Trust.

TRANSFEROR SECURITIES

     The Transferor Security represents the undivided interest in the Trust not represented by the Securities or any Participation issued and outstanding under the Trust or the rights, if any, of any providers of enhancement to receive payments from the Trust. The Transferor will initially own the Transferor Security. The Transferor's Interest at any time represents the right to the Trust Assets in excess of the Securityholders' Interest, the interest of any holder of a Participation and Enhancement

Invested Amounts of all Series then outstanding. The Transferor Amount will fluctuate as the amount of the Principal Receivables held by the Trust changes from time to time. In addition, the Transferor intends to cause the issuance of Series from time to time and any such issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such Series. The Pooling and Servicing Agreement provides that the Transferor may exchange a portion of the Transferor Security for one or more additional securities (each, a "Supplemental Security") for transfer or assignment to a person designated by the Transferor upon the execution and delivery of a Supplement to the Pooling and Servicing Agreement (which Supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see " -- Amendments"); PROVIDED, that (a) the Rating Agency Condition is satisfied for such exchange, (b) such exchange will not result in any Adverse Effect and the Transferor shall have delivered to the Trustee an officer's certificate to the effect that the Transferor reasonably believes that such exchange will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect, (c) the Transferor shall have delivered to the Trustee a Tax Opinion (as defined herein) with respect to such exchange and (d) the aggregate amount of Principal Receivables in the Trust as of the date of such exchange will be greater than the Required Minimum Principal Balance as of such date. Any subsequent transfer or assignment of a Supplemental Security by a person other than the Transferor will be subject to the condition set forth in clause (c) above. On January 29, 1998, the Transferor issued to one of its affiliates a Supplemental Security representing the excess of the Transferor Amount over a minimum retained Transferor Amount representing at least 2.0% of the aggregate Invested Amount of all Series.

ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS

     The Transferor has the right under the Transferor Purchase Agreement to require PFR to designate from time to time Additional Accounts to be included as Accounts. PFR will convey to the Transferor, which in turn will convey to the Trust, its interest in all Receivables arising from the Additional Accounts, whether such Receivables are then existing or thereafter created, subject to the following conditions, among others: (i) each such Additional Account must be an Eligible Account; and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which it reasonably believes will not result in an Adverse Effect; and (b) except for the addition of New Accounts, the Rating Agency Condition shall have been satisfied. "Adverse Effect" means any action that will result in the occurrence of a Pay Out Event or Reinvestment Event or materially adversely affect the timing or amount of payments to the Securityholders of any Series or Class. The Transferor will be obligated to require PFR to designate Additional Accounts (to the extent available) if (a) the aggregate amount of Principal Receivables in the Trust on the last business day of any calendar month is less than the Required Minimum Principal Balance as of such last day or (b) the Transferor Amount on the last business day of any calendar month is less than the Required Transferor Amount as of such last day. In lieu of adding Additional Accounts, the Transferor may convey Participation Interests to the Trust. Participation Interests may, for example, include rights in transferors' interests in, or certain credit card backed securities issued by, other trusts which have as their primary assets revolving credit card receivables originated or purchased by an Account Originator. There are currently no Participation Interests held by the Trust and Participation Interests may be added to the Trust only if the requirements of the Securities Act applicable thereto have been satisfied including, that such Participation Interests either have been registered under the Securities Act and, if purchased from an affiliate of an underwriter in the original distribution, the Participation Interests are purchased in the secondary market at least three months after the sale of any unsold allotments from the original distribution, or that such Participation Interests are entitled to an exemption from the registration requirements of the Securities Act and have been acquired by the registrant following the expiration of any holding period applicable thereto under the Securities Act. In addition, Participation Interests may be added to the Trust only if the Rating Agency Condition has been satisfied, such addition will not result in an Adverse Effect and such addition will not cause an Insolvency Event to occur. "Required Minimum Principal Balance" as of any date of determination means the sum of the numerators used in the Principal Allocation Percentage for each Series outstanding on such date MINUS the amount on deposit in the Special Funding Account MINUS the amount on deposit in the Principal Funding Account for each Series outstanding on such date MINUS the amount on deposit in the Pre-Funding Account for each Series outstanding on such date. The "Series Invested Amount" for a Series will be the amount set forth in the related Supplement and, for each Series offered hereby, in the related Prospectus Supplement for such Series, but will generally equal the initial Invested Amount for a Series.

     Each Additional Account must be an Eligible Account at the time of its designation. However, since Additional Accounts or Participation Interests created after January 29, 1998 may not have been a part of the portfolio of accounts of PFR as of January 29, 1998, they may not be of the same credit quality as the Initial Accounts because such Additional Accounts or Participation Interests may have been originated at a later date using credit criteria different from those which were applied to the Initial Accounts or may have been acquired from another credit card issuer or entity who had different credit criteria. Consequently, the performance of such Additional Accounts or Participation Interests may be better or worse than the performance of the Initial Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, the Transferor may on any day of any Monthly Period, but shall not be obligated to, acquire all Receivables and proceeds thereof with respect to Removed Accounts and Participation Interests. The Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts and Participation Interests only upon satisfaction of the following conditions: (i) the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Accounts, such Accounts to be identified by, among other things, account number and their aggregate amount of Principal Receivables; (ii) the Transferor shall have delivered an officer's certificate to the Trustee (with a copy to each Rating Agency) to the effect that the Transferor reasonably believes that (a) such removal will not have an Adverse Effect; (b) either (x) no selection procedure reasonably believed by the Transferor to be materially adverse to the interests of the Securityholders or the Transferor was utilized in removing the Removed Accounts from among any pool of Accounts of a similar type or (y) a random selection procedure was used by the Transferor in selecting the accounts to be removed; and (c) the Transferor Amount as of the removal date (determined after giving effect to such removal and to the Principal Receivables or Participation Interests transferred to the Trust on such date) is greater than or equal to the Required Transferor Amount; and (iii) the Transferor shall have delivered prior written notice of the removal to each Rating Agency, the Trustee and the Servicer and, prior to the date on which such Receivables are to be removed, the Rating Agency Condition shall have been satisfied with respect to such removal. If on the applicable removal date, the long-term unsecured debt obligations of Partners First or PFR are not rated at least in the third highest rating category by the Rating Agency, the Transferor will be required to deliver to the Trustee, with a copy to the Rating Agency, an officer's certificate which shall have attached to it the relevant fraudulent conveyance statute, if any, and set forth the factual basis for a conclusion that such removal would not constitute a fraudulent conveyance of the Transferor. The foregoing conditions may be amended with the consent of each Rating Agency but without the consent of Securityholders if such amendment is required to comply with any accounting or regulatory restrictions to which the Trust, the Transferor, Partners First, PFR or any Account Originator may become subject.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula (the "Discount Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Principal Receivables to be treated as Finance Charge Receivables (the "Discount Option Receivables"). Although there can be no assurance that the Transferor will do so, such designation may occur because the Transferor determines that the exercise of the discount option is needed to provide a sufficient yield on the Receivables to cover interest and other amounts due and payable from collections of Finance Charge Receivables or to avoid the occurrence of a Pay Out Event or Reinvestment Event relating to the reduction of the average yield on the portfolio of Accounts in the Trust, if the related Supplement provides for such a Pay Out Event or Reinvestment Event. After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Securityholders, from time to time reduce or withdraw the Discount Percentage; PROVIDED, HOWEVER, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and, in connection with certain Series, providers of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) a fraction, the numerator of which is the amount of Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or
                                        50
after the date such option is exercised that otherwise would be Principal Receivables will be deemed collections of Finance Charge Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Finance Charge Receivables, a reduction in the balance of Principal Receivables and a reduction in the Transferor Amount.

YIELD SUPPLEMENT ACCOUNT

     If so specified in the Prospectus Supplement for any Series the Servicer will establish and maintain the Yield Supplement Account in the name of the Trustee, on behalf of the Trust, with an Eligible Institution for the benefit of the Securityholders of such Series. Amounts on deposit in the Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for such Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Securities of the related Series. The Yield Supplement Account for any Series will be funded with proceeds from the offering of the Securities of the related Series.

PREMIUM OPTION

     The Pooling and Servicing Agreement provides that the Transferor may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage based on a formula as specified in the related Prospectus Supplement (the "Premium Percentage") of the amount of Receivables arising in all or any specified portion of the Accounts on and after the date such designation becomes effective that otherwise would have been treated as Finance Charge Receivables to be treated as Principal Receivables (the "Premium Option Receivables"). After any such designation, pursuant to the Pooling and Servicing Agreement, the Transferor may, without notice to or consent of the Securityholders, from time to time reduce or withdraw the Premium Percentage; PROVIDED, HOWEVER, that such reduction or withdrawal will occur only if the Transferor delivers to the Trustee and, in connection with certain Series, providers of Series Enhancement a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, such reduction or withdrawal would not have adverse regulatory or other accounting implications for the Transferor. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, each Rating Agency and any such provider of Series Enhancement of any such designation or reduction or withdrawal, and such designation or reduction or withdrawal will become effective on the date specified therein only if (a) the Transferor has delivered to the Trustee and any such providers of Series Enhancement a certificate of an authorized representative to the effect that, based on the facts known to such representative at the time, the Transferor reasonably believes that such designation or reduction or withdrawal will not at the time of its occurrence cause a Pay Out Event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a Pay Out Event or Reinvestment Event, to occur with respect to any Series and (b) the Transferor has received written notice from each Rating Agency that such designation or reduction or withdrawal will satisfy the Rating Agency Condition. On the Date of Processing of any collections on or after the date the exercise of the premium option takes effect, the product of (i) a fraction, the numerator of which is the amount of Premium Option Receivables and the denominator of which is the amount of all of the Finance Charge Receivables (including Premium Option Receivables) at the end of the prior Monthly Period and (ii) collections of Receivables that arise in the Accounts on such day on or after the date such option is exercised that otherwise would be Finance Charge Receivables will be deemed collections of Principal Receivables and will be applied accordingly, unless otherwise provided in the related Prospectus Supplement. Any such designation would result in an increase in the amount of collections of Principal Receivables and a lower portfolio yield with respect to collections of Finance Charge Receivables than would otherwise occur. The Transferor might exercise this option because an increase in the amount of collections of Principal Receivables could result in a faster repayment of principal to Securityholders during an amortization period or accumulation of principal during an accumulation period.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the Servicer's actions or omissions with respect to the Trust pursuant to the Pooling and Servicing Agreement.

     Except as provided in the preceding paragraph, the Pooling and Servicing Agreement provides that neither the Transferor nor the Servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Securityholders, any Credit Enhancer or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad

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faith or gross negligence of the Transferor, the Servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of Securityholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Receivables in accordance with customary and usual procedures for servicing credit card receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit card receivables it, or its affiliates, service.

     Pursuant to the Additional Receivables Purchase Agreements, except as otherwise required by any requirement of law or as is deemed by the related Account Originator (or any successor thereto under such agreement) to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition in the credit card business or such program, an Account Originator will not take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any Series to experience a Pay Out Event or Reinvestment Event based on the insufficiency of the Series Adjusted Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the highest Average Rate for any Group. The related Account Originator also covenants that unless required by law and except as provided above, such Account Originator will take no action with respect to the applicable credit card agreements or the applicable credit card guidelines that, at the time of such action, such Account Originator reasonably believes will have a material adverse effect on the Transferor or the Securityholders.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to cardholders and maintaining internal records with respect to each Account. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Securityholders and on behalf of the Trustee.

     The Pooling and Servicing Agreement provides that the Servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the Credit Card Guidelines. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

NEW ISSUANCES

     The Pooling and Servicing Agreement provides that, pursuant to any one or more Supplements, the Transferor may direct the Trustee to authenticate from time to time new Series subject to the conditions described below (each such issuance, a "New Issuance"). Each New Issuance will have the effect of decreasing the Transferor Amount to the extent of the initial Invested Amount of such new Series. Under the Pooling and Servicing Agreement, the Transferor may designate, with respect to any newly issued Series: (a) its name or designation;
(b) its initial principal amount (or method for calculating such amount) and its invested amount in the Trust (the "Invested Amount"), which is generally based on the aggregate amount of Principal Receivables in the Trust allocated to such Series, and its Series Invested Amount; (c) its security rate (or formula for the determination thereof); (d) the interest payment date or dates (each, an "Interest Payment Date") and the date or dates from which interest shall accrue;
(e) the method for allocating collections to Securityholders of such Series; (f) any bank accounts to be used by such Series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the Monthly Servicing Fee; (h) the provider and terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Securities of such Series may be repurchased; (j) the Series Termination Date; (k) the number of Classes of Securities of such Series, and if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Securities of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global security or securities, the terms and conditions, if any, upon which such global security or securities may be exchanged, in whole or in part, for definitive securities, and the manner in which any interest payable on such global security or securities will be paid); (m) whether the Securities of such Series may be issued in bearer form and any limitations imposed thereon; (n) the priority of such Series with respect to any other Series; (o) the Group, if any, in which such Series will be included; and (p) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Securityholder of any outstanding Series to issue any additional Series. The Transferor may offer any Series to the public under a Prospectus Supplement or other Disclosure Document in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See "Plan of Distribution." Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor intends to offer, from time to time, additional Series.

     In addition to the foregoing, it is a condition to the issuance of each Series offered hereby that on the related Series Issuance Date, the aggregate amount of Receivables which are more than 30-days past due will not exceed 20% of the aggregate amount of Receivables in the Trust.

     The Pooling and Servicing Agreement provides that the Transferor may designate Principal Terms such that each Series has a Controlled Accumulation Period or a Controlled Amortization Period that may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Controlled Accumulation Period or Controlled Amortization Period while other Series are not. Moreover, each Series may have the benefits of Series Enhancement issued by enhancement providers different from the providers of Series Enhancement with respect to any other Series. Under the Pooling and Servicing Agreement, the Trustee shall hold any such Series Enhancement only on behalf of the Securityholders of the Series to which such Series Enhancement relates. With respect to each such Series Enhancement, the Transferor may deliver a different form of Series Enhancement agreement. The Transferor also has the option under the Pooling and Servicing Agreement to vary among Series the terms upon which a Series may be repurchased by the Transferor. There is no limit to the number of New Issuances the Transferor may cause under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any Series might not have an impact on the timing and amount of payments received by a Securityholder of another Series.

     Under the Pooling and Servicing Agreement and pursuant to a Supplement, a New Issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the Trustee to authenticate the Securities of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:
(a) on or before the fifth day immediately preceding the date upon which the New Issuance is to occur, the Transferor shall have given the Trustee, the Servicer and each Rating Agency written notice of such New Issuance and the date upon which the New Issuance is to occur; (b) the Transferor shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party to the Pooling and Servicing Agreement other than the Trustee; (c) the Transferor shall have delivered to the Trustee any related Series Enhancement agreement executed by each of the parties to such agreement;
(d) the Trustee shall have received confirmation from each Rating Agency that such New Issuance will satisfy the Rating Agency Condition; (e) the Transferor shall have delivered to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer, dated the date upon which the New Issuance is to occur, to the effect that the Transferor reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect; (f) the Transferor shall have delivered to the Trustee, each Rating Agency and certain providers of Series Enhancement an opinion of counsel acceptable to the Trustee that for Federal income tax purposes: (i) following such New Issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation; (ii) such New Issuance will not adversely affect the tax characterization as debt of Securities of any outstanding Series or Class that were characterized as debt at the time of their issuance; (iii) such New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders; and (iv) except as is otherwise provided in a Supplement with respect to any Series or Class thereof, the Securities of such Series or the specified Classes thereof will be properly characterized as debt (an opinion of counsel to the effect referred to in clauses (i), (ii), (iii) and (iv) with respect to any action is referred to herein as a "Tax Opinion"); (g) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest shall be greater than the Required Minimum Principal Balance as of the date upon which the New Issuance is to occur after giving effect to such issuance; and (h) any other conditions specified in any Supplement. Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and issue to the Transferor the Securities of such new Series for execution and redelivery to the Trustee for authentication.

     The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the

Trust one or more participations (each, a "Participation"), to be delivered to or upon the order of the Transferor; PROVIDED that (a) the Rating Agency Condition shall have been satisfied with respect thereto, (b) the Transferor Amount (excluding the interest represented by any Supplemental Security) shall not be less than the Required Transferor Amount as of the date of, and after giving effect to, such issuance and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and
(c) above. Each Participation will entitle its holder to a specified percentage (the "Participation Percentage") of all collections of Principal Receivables and Finance Charge Receivables and any other Trust Assets to the extent specified in the Participation Supplement.

COLLECTION ACCOUNT

     The Servicer has established and maintains, or has caused to be established and maintains, for the benefit of the Securityholders in the name of the Trustee, on behalf of the Trust, an account (the "Collection Account") with an Eligible Institution. "Eligible Institution" means any depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which depository institution at all times is a member of the FDIC and (i) whose short-term unsecured debt obligations are acceptable to each Rating Agency or (ii) which has a certificate of deposit rating acceptable to each Rating Agency, except that no such rating will be required of an institution which maintains a trust fund in a fully segregated trust account with the corporate trust department of such institution as long as such institution maintains the credit rating of the applicable Rating Agency in one of its generic credit rating categories which signifies investment grade and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an Eligible Institution. Funds in the Collection Account generally will be invested in (i) obligations issued or fully guaranteed by the United States of America or any instrumentality or agency thereof when such obligations are backed by the full faith and credit of the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the applicable Rating Agency, (iii) commercial paper or other short-term obligations having, at the time of the Trust's investment or a contractual commitment to invest, a rating in the highest rating category of the applicable Rating Agency, (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (v) bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of the applicable Rating Agency, (vii) time deposits, other than as referred to in (iv) above, with an entity, the commercial paper of such entity having a credit rating in the highest rating category of the applicable Rating Agency, (viii) certain repurchase agreements meeting the requirements set forth in the Pooling and Servicing Agreement, and (ix) any other investment if the Rating Agency Condition has been satisfied (collectively, "Eligible Investments"). Any earnings (net of losses and investment expenses) on funds in the Collection Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any Supplement.

ALLOCATIONS

     Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate to each outstanding Series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

     "Series Adjusted Invested Amount" means, with respect to any Series and for any Monthly Period, the Series Invested Amount for such Series for such Monthly Period, less the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement and, with respect to any Series offered hereby, the related Prospectus Supplement) of investor charge-offs allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the Supplement for such Series and, with respect to any Series offered hereby, the related Prospectus Supplement.

     "Series Allocable Finance Charge Collections," "Series Allocable Principal Collections" and "Series Allocable Defaulted Amount" mean, with respect to any Series and for any Monthly Period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of Finance Charge Receivables deposited in the Collection Account, the amount of collections of Principal Receivables deposited in the Collection Account and the amount of all Defaulted Amounts with respect to such Monthly Period, respectively.

     "Series Allocation Percentage" means, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding Monthly Period plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Series Required Transferor Amounts as of such last day.

     "Series Required Transferor Amount" means for any Series an amount specified in the Supplement for such Series and, for any Series offered hereby, the related Prospectus Supplement.

     "Trust Adjusted Invested Amount" means, with respect to any Monthly Period, the sum of the Series Adjusted Invested Amounts (as adjusted in any Supplement) for all outstanding Series plus the principal amount of any Participation then outstanding.

     The Servicer will then allocate amounts initially allocated to a particular Series between the Securityholders' Interest and the Transferor's Interest for such Monthly Period as follows:

          (i) the Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the Invested Amount of a Series based on the Floating Allocation Percentage of such Series; and

          (ii) the Series Allocable Principal Collections will at all times be allocated to the Invested Amount of such Series based on the Principal Allocation Percentage of such Series.

     The "Floating Allocation Percentage" and the "Principal Allocation Percentage" with respect to any Series will be determined as set forth in the related Supplement and, with respect to each Series offered hereby, in the related Prospectus Supplement. Amounts not allocated to the Invested Amount of any Series as described above will be allocated to the Transferor's Interest.

GROUPS OF SERIES

     If so specified in the related Prospectus Supplement, the Securities of a Series may be included in a Reallocation Group, which is a Group of Series subject to reallocations of collections of Finance Charge Receivables and other amounts or obligations among Series in such Group in the manner described below under " -- Reallocations Among Securities of Different Series within a Reallocation Group." Collections of Finance Charge Receivables allocable to each Series in a Reallocation Group will be aggregated and made available for certain required payments for all Series in such Group. Consequently, the issuance of new Series in such Group may have the effect of reducing or increasing the amount of collections of Finance Charge Receivables allocable to the Securities of other Series in such Group. See "Risk Factors -- Issuance of New Series." The Prospectus Supplement with respect to a Series offered hereby will specify whether such Series will be included in a Reallocation Group or another type of Group, whether any previously issued Series have been included in such a Group and whether any such Series or any previously issued Series may be removed from such a Group.

REALLOCATIONS AMONG SECURITIES OF DIFFERENT SERIES WITHIN A REALLOCATION GROUP

     GROUP INVESTOR FINANCE CHARGE COLLECTIONS. Any Series offered hereby may, if so specified in the related Prospectus Supplement, be included in a Reallocation Group. Other Series issued in the future may also be included in such Group.

     The Servicer will calculate for each Monthly Period Group Investor Finance Charge Collections (as defined below) for a particular Reallocation Group and on the following Distribution Date will allocate such amount among the Securityholders' Interest (including any Enhancement Invested Amount) for all Series in such Group in the following priority:

        (i)  Group Investor Monthly Interest (as defined below);

        (ii)  Group Investor Default Amounts (as defined below);

        (iii) Group Investor Monthly Fees (as defined below);

        (iv)  Group Investor Additional Amounts (as defined below); and

        (v) the balance PRO RATA among each Series in such Group based on the current Invested Amount of each such Series.

     In the case of clauses (i), (ii), (iii) and (iv), if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the Series in such Group PRO RATA, based on the claim that each Series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each Series in such Group will share such amount PRO RATA, and any Series in such Group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other Series in such Group (due to a higher security rate) will receive a proportionately larger allocation than such other Series.

     The amount of Group Investor Finance Charge Collections allocated to the Securityholders' Interest (including any Enhancement Invested Amount) for a particular Series offered hereby as described above is referred to herein as "Redirected Investor Finance Charge Collections."

     "Group Investor Additional Amounts" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to (a) an amount equal to the amount by which the Invested Amount of any Class of Securities or any Enhancement Invested Amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Securities or Enhancement Invested Amounts of such Series and (b) if the related Supplement so provides, the amount of interest at the applicable security rate that has accrued on the amount described in the preceding clause (a).

     "Group Investor Default Amount" means for any Distribution Date the sum of the amounts determined with respect to each Series in such Group equal to the product of the Series Allocable Defaulted Amount for such Distribution Date and the applicable Floating Allocation Percentage for such Distribution Date.

     "Group Investor Finance Charge Collections" means for any Distribution Date the aggregate amount of Investor Finance Charge Collections for such Distribution Date for all Series in such Group.

     "Group Investor Monthly Fees" means for any Distribution Date the Monthly Servicing Fee for each Series in such Group, any Series Enhancement fees and any other similar fees which are paid out of Redirected Investor Finance Charge Collections for such Series pursuant to the applicable Supplement.

     "Group Investor Monthly Interest" means for any Distribution Date the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all Series in such Group for such Distribution Date.

     Finance Charge Receivables may be allocated and reallocated among Series in a Group as described below.

     Step 1 -- total collections of Finance Charge Receivables are allocated among Series based on the Series Allocation Percentage for each Series. The amounts allocated to each Series pursuant to this Step 1 are referred to as "Series Allocable Finance Charge Collections." See " -- Allocations" above.

     Step 2 -- the amount of collections of Finance Charge Receivables allocable to the Invested Amount (including any Enhancement Invested Amount) of a Series (the "Investor Finance Charge Collections") is determined by multiplying Series Allocable Finance Charge Collections for each Series by the applicable Floating Allocation Percentages. See " -- Allocations" above.

     Step 3 -- Investor Finance Charge Collections for all Series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled for reallocation to each such Series.

     Step 4 -- Group Investor Finance Charge Collections are reallocated to each Series in such Group based on the Series' respective claim with respect to interest payable on the Securities or Enhancement Invested Amount (if any) of such Series, the Defaulted Amount allocable to the Securityholders' Interest of such Series and the Monthly Servicing Fee and certain other amounts in respect to such Series. The excess is allocated PRO RATA among the Series in such Group based on their respective Invested Amounts.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS ALLOCATION SERIES

     Any Series offered hereby may be designated as an Excess Allocation Series (including a Series in a Reallocation Group or other type of Group). Collections of Finance Charge Receivables and certain other amounts allocable to the Securityholders' Interest of any Excess Allocation Series in excess of the amounts necessary to make required payments with respect to such Series (including payments to the provider of any related Series Enhancement) that are payable out of collections of Finance Charge Receivables (any such excess, the "Excess Finance Charge Collections") may be applied to cover any shortfalls with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Excess Allocation Series, PRO RATA based upon the amount of the shortfall with respect to amounts payable from collections of Finance Charge Receivables, if any, with respect to each other Excess Allocation Series; PROVIDED, HOWEVER, that the sharing of Excess Finance Charge Collections among Excess Allocation Series will cease if the Transferor shall deliver to the Trustee a certificate of an authorized representative to the effect that, in the reasonable belief of the Transferor, the continued sharing of Excess Finance Charge Collections among Excess Allocation Series would have adverse regulatory implications with respect to the Transferor, Partners First or PFR. Following the delivery by the Transferor of any such certificate to the Trustee there will not be any further sharing of Excess Finance Charge Collections among such Series in any such Group. In all cases, any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the Transferor Securities. While any Series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that (a) any other Series will be designated as an Excess Allocation Series, (b) there will be any Excess Finance Charge Collections with respect to any such other Series for any Monthly Period, (c) any agreement relating to any Series Enhancement will not be amended in such a manner as to increase payments to the providers of Series Enhancement and thereby decrease the amount of Excess Finance Charge Collections available from such Series or (d) the Transferor will not at any time deliver a certificate as described above. While the Transferor believes that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charge Collections among Excess Allocation Series will not have adverse regulatory implications for it, Partners First, or PFR, there can be no assurance that this will continue to be true in the future.

SHARED PRINCIPAL COLLECTIONS

     If the Prospectus Supplement for the related Series provides that such Series is a Principal Sharing Series, collections of Principal Receivables for any Monthly Period allocated to the Securityholders' Interest of any such Series will first be used to cover certain amounts described in the related Prospectus Supplement (including any required deposits into a Principal Funding Account or required distributions to Securityholders of such Series in respect of principal). The Servicer will determine the amount of collections of Principal Receivables for any Monthly Period (plus certain other amounts described in the related Prospectus Supplement) allocated to such Series remaining after covering such required deposits and distributions and any similar amount remaining for any other Principal Sharing Series plus amounts specified in any Participation Supplement with respect to any Participation to be treated as shared principal collections (collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any principal distributions to Securityholders and deposits to Principal Funding Accounts for any Principal Sharing Series that are either scheduled or permitted and that have not been covered out of collections of Principal Receivables and certain other amounts allocable to the Securityholders' Interest of such Series (collectively, "Principal Shortfalls"). If Principal Shortfalls exceed Shared Principal Collections for any Monthly Period, Shared Principal Collections will be allocated PRO RATA among the applicable Series based on the respective Principal Shortfalls of such Series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the Transferor Securities, PROVIDED, that (a) such Shared Principal Collections will be distributed to the holders of the Transferor Securities only to the extent that the Transferor Amount is greater than the Required Transferor Amount and
(b) in certain circumstances described below under " -- Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of Principal Receivables will not result in a reduction in the Invested Amount of the Series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal Collections with respect to any Monthly Period or that any Series will be designated as Principal Sharing Series.

PAIRED SERIES

     If so provided in the related Supplement, a Prior Series may be paired with a Paired Series issued by the Trust at or after the commencement of the Controlled Amortization Period or Controlled Accumulation Period for such Prior Series. As the Invested Amount of the Prior Series is reduced, the Invested Amount in the Trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to Securityholders of such Prior Series. If a Pay Out Event or Reinvestment Event occurs with respect

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to the Prior Series or with respect to the Paired Series when the Prior Series is in a Controlled Amortization Period or Controlled Accumulation Period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related Prospectus Supplement and the Controlled Amortization Period, Controlled Accumulation Period, Early Amortization Period or Early Accumulation Period for such Prior Series could be lengthened.

SPECIAL FUNDING ACCOUNT

     If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the Servicer shall not distribute to the holders of the Transferor Securities any collections of Principal Receivables allocable to a Series or a Group that otherwise would be distributed to such holders, but shall deposit such funds in an account with an Eligible Institution established and maintained by the Servicer for the benefit of the Securityholders of each Series, in the name of the Trustee, on behalf of the Trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders of each Series (the "Special Funding Account"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the Transferor Securities on any Distribution Date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date; PROVIDED, HOWEVER, that if a Controlled Accumulation Period, Early Accumulation Period, Controlled Amortization Period or Early Amortization Period commences with respect to any Series, any funds on deposit in the Special Funding Account will be released therefrom, deposited in the Collection Account and treated as collections of Principal Receivables to the extent needed to make principal payments due to or for the benefit of the Securityholders of such Series.

     Funds on deposit in the Special Funding Account will be invested by the Trustee, at the direction of the Servicer, in Eligible Investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any Monthly Period will be withdrawn from the Special Funding Account and treated as collections of Finance Charge Receivables with respect to such Monthly Period.

FUNDING PERIOD; PRE-FUNDING ACCOUNT

     For any Series of Securities, the related Prospectus Supplement may specify that during a Funding Period, the Pre-Funding Amount will be held in a Pre-Funding Account pending the transfer of additional Receivables to the Trust or pending the reduction of the Invested Amounts of other Series issued by the Trust. The related Prospectus Supplement will specify the initial Invested Amount with respect to such Series, the Full Invested Amount and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as Receivables are delivered to the Trust or as the Invested Amounts of other Series of the Trust are reduced. The Invested Amount may also decrease due to the occurrence of a Pay Out Event with respect to such Series as provided in the related Prospectus Supplement.

     During the Funding Period, funds on deposit in the Pre-Funding Account for a Series of Securities will be withdrawn and paid to the Transferor to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the Full Invested Amount by the end of the Funding Period, any amount remaining in the Pre-Funding Account and any additional amounts specified in the related Prospectus Supplement will be payable to the Securityholders of such Series in the manner and at such time as set forth in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, funds in the Pre-Funding Account will be invested by the Trustee in Eligible Investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each Distribution Date during the Funding Period, investment earnings on funds in the Pre-Funding Account during the related Monthly Period will be withdrawn from the Pre-Funding Account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the Collection Account for distribution in respect of interest on the Securities of the related Series in the manner specified in the related Prospectus Supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     "Defaulted Receivables" for any Monthly Period are Principal Receivables that were charged-off as uncollectible in such Monthly Period. The "Defaulted Amount" for any Monthly Period will be an amount (not less than zero) equal to
(a) the excess, if any, of the amount of Defaulted Receivables for such Monthly Period over the Recoveries for such Monthly Period, minus (b) the amount of any Defaulted Receivables the assignment or reassignment of which the Transferor or the Servicer becomes obligated to accept during such Monthly Period (unless an event relating to bankruptcy, receivership or insolvency has occurred with respect to the Transferor or the Servicer, in which event the amount of such Defaulted Receivables will not
                                        58
be added to the sum so subtracted). Receivables in any Account will be charged-off as uncollectible in accordance with the Credit Card Guidelines and the Servicer's customary and usual policies and procedures for servicing revolving credit card and other revolving credit account receivables comparable to the Receivables. The current policy of Partners First is to charge-off the receivables in an account when that account becomes 181 days delinquent (or sooner in the event of receipt of notice of death or bankruptcy of the cardholder), but such policy may change in the future to conform with regulatory requirements and applicable law.

     If the Servicer adjusts downward the amount of any Principal Receivable (other than Ineligible Receivables that have been, or are to be, reassigned to the Transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to a cardholder, or such Principal Receivable was created in respect of merchandise that was refused or returned by a cardholder or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving collections therefor or charging off such amount as uncollectible (any such downward adjustment, a "Dilution"), the amount of the Principal Receivables in the Trust with respect to the Monthly Period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such Receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the Transferor will be required to pay an amount equal to such deficiency into the Special Funding Account (any such payment, an "Adjustment Payment").

CREDIT ENHANCEMENT

     GENERAL. For any Series, Credit Enhancement may be provided with respect to one or more Classes thereof. Credit Enhancement with respect to one or more Classes of a Series offered hereby may include a letter of credit, a cash collateral account or guaranty, a spread account, a yield supplement account, a collateral interest, a surety bond, an insurance policy or any other form of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may also be provided to a Class or Classes of a Series or to a Series by subordination provisions which require distributions of principal or interest be made with respect to the Securities of such Class or Classes or such Series before distributions are made to one or more Classes of such Series or to another Series (if the Supplement for such Series so provides). If so specified in the related Prospectus Supplement, any form of Credit Enhancement may be available to more than one Class or Series to the extent described therein.

     The presence of Credit Enhancement with respect to a Class is intended to enhance the likelihood of receipt by Securityholders of such Class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such Securityholders will experience losses. However, unless otherwise specified in the related Prospectus Supplement, the Credit Enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by the Credit Enhancement or that are not covered by the Credit Enhancement, Securityholders will bear their allocable share of such losses. In addition, if specific Credit Enhancement is provided for the benefit of more than one Class or Series, Securityholders of any such Class or Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other Classes or Series.

     If Credit Enhancement is provided with respect to a Series offered hereby, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Credit Enhancement material to the Securityholders of such Series. Additionally, in certain cases, the related Prospectus Supplement may set forth certain information with respect to the provider of any third-party Credit Enhancement (the "Credit Enhancer"), including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and
(iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the Prospectus Supplement. If so described in the related Prospectus Supplement, Credit Enhancement with respect to a Series offered hereby may be available to pay principal of the Securities of such Series following the occurrence of certain Pay Out Events or Reinvestment Events with respect to such Series. In such event, the Credit Enhancer will have an interest in certain cash flows in respect of the Receivables to the extent described in such Prospectus Supplement (an "Enhancement Invested Amount") and may be entitled to the benefit of the Trustee's security interest in the Receivables, in each case subordinated to the interest of the Securityholders of such Series.

     SUBORDINATION. If so specified in the related Prospectus Supplement, one or more Classes of a Series offered hereby may be subordinated to one or more other Classes of such Series or a Series may be subordinated to another Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Securities to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the Securities that are senior to such subordinated Securities to the extent set forth in the related Prospectus Supplement. The related Prospectus Supplement will also set forth information concerning the amount of subordination of a Class or Classes of subordinated Securities in a Series or of the subordinated Securities of another Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated Securities will be distributed to holders of Securities that are senior to such subordinated Securities. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated Securities are paid to the holders of the Securities that are senior to such subordinated Securities.

     LETTER OF CREDIT. If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Securities offered hereby may be issued by a bank or financial institution specified in the related Prospectus Supplement (the "L/C Issuer"). Subject to the terms and conditions specified in the related Prospectus Supplement, the L/C Issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related Prospectus Supplement), net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

     CASH COLLATERAL ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by a guaranty (the "Cash Collateral Guaranty") secured by the deposit of cash or certain Eligible Investments in an account (the "Cash Collateral Account") reserved for the beneficiaries of the Cash Collateral Guaranty or by a Cash Collateral Account alone. The amount available pursuant to the Cash Collateral Guaranty or the Cash Collateral Account will be the lesser of amounts on deposit in the Cash Collateral Account and an amount specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the circumstances under which payments are made to beneficiaries of the Cash Collateral Guaranty from the Cash Collateral Account or from the Cash Collateral Account directly.

     RESERVE ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes thereof will be provided by the establishment of a reserve account (the "Reserve Account"). The Reserve Account may be funded, to the extent provided in the related Prospectus Supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest otherwise payable to one or more Classes of Securities, including the subordinated Securities, or both, or the provision of a letter of credit, guarantee insurance policy other form of credit or any combination thereof. The Reserve Account will be established to assure the subsequent distribution of principal or interest on the Securities of such Series or Class thereof in the manner provided in the related Prospectus Supplement.

     YIELD SUPPLEMENT ACCOUNT. If so specified in the related Prospectus Supplement the Servicer will establish and maintain a Yield Supplement Account for the benefit of the Securityholders of such Series. Amounts on deposit in the Yield Supplement Account (together with investment earnings thereon) will be released and deposited into the Collection Account in the amounts and at the times specified in the Prospectus Supplement for such Series. Each such deposit into the Collection Account will be treated as collections of Finance Charge Receivables allocable to the Securities of the related Series. The Yield Supplement Account for any Series will be funded with the proceeds from offering of the Securities of the related Series.

     COLLATERAL INTEREST. If so specified in the related Prospectus Supplement, support for a Series of Securities or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (the "Collateral Interest") in an amount initially equal to a percentage of the Securities of such Series specified in the Prospectus Supplement. References to Enhancement Invested Amounts herein include Collateral Interests, if any.

     SURETY BOND OR INSURANCE POLICY. If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Securities offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of Securities offered hereby to assure distributions of interest or principal with respect to such Series or Class of Securities in the manner and amount specified in the related Prospectus Supplement.

     SPREAD ACCOUNT. If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the Trust Assets into a spread account intended to assure the subsequent distributions of interest and principal on the Securities of such Class or Series in the manner specified in the related Prospectus Supplement.

INTEREST RATE SWAPS AND RELATED CAPS, FLOORS AND COLLARS

     The Trustee on behalf of the Trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to Securityholders from adverse changes in interest rates (collectively, "Swaps").

     An interest rate Swap is an agreement between two parties ("counterparties") to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate Swap. In the typical Swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more referenced interest rates such as the London Interbank Offered Rate ("LIBOR"), a specified bank's prime rate, or U.S. Treasury Bill rates. Interest rate Swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

     The Swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other Swaps. There can be no assurance that the Trust will be able to enter into or offset Swaps at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of Swaps may provide for termination under certain circumstances, there can be no assurance that the Trust will be able to terminate or offset a Swap on favorable terms.

SERVICER COVENANTS

     In the Pooling and Servicing Agreement, the Servicer has agreed as to each Receivable and related Account that it will: (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables or the related Accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the Receivables and Accounts, the failure to maintain or comply with which would have a material adverse effect on the Securityholders; (b) not permit any rescission or cancellation of the Receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the Securityholders in the Receivables or the related Accounts; and (d) not reschedule, revise or defer payments due on the Receivables except in accordance with its guidelines for servicing receivables.

     Under the terms of the Pooling and Servicing Agreement, all Receivables in an Account will be assigned and transferred to the Servicer and such Account will no longer be included as an Account if the Servicer discovers, or receives written notice from the Trustee, that any covenant of the Servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the Trustee and the Transferor) thereafter and has a material adverse effect on the Securityholders' Interest in such Receivables. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivables in the Collection Account on the business day preceding the Distribution Date following the Monthly Period during which such obligation arises. This transfer and assignment to the Servicer constitutes the sole remedy available to the Securityholders if such covenant or warranty of the Servicer is not satisfied and the Trust's interest in any such assigned Receivables will be automatically assigned to the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by any entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, Partners First may assign part or all of its obligations and duties as

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Servicer under the Pooling and Servicing Agreement to an affiliate of Partners
First as long as Partners First shall have fully guaranteed the performance of such obligations and duties under the Pooling and Servicing Agreement.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default (as defined below), either the Trustee or Securityholders holding Securities evidencing more than 50% of the aggregate unpaid principal amount of all Securities, by written notice to the Servicer (and to the Trustee if given by the Securityholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as Servicer, under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee will appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement in the Transferor's Interest will not be affected by any Termination Notice or Service Transfer. If within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from eligible servicers to act as successor Servicer and receives an officer's certificate from the Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Securityholders' Interest on the Distribution Date in the next calendar month. The purchase price for the Securityholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement, and for any Securities offered hereby, in the Prospectus Supplement.

     The Trustee will as promptly as possible, after the giving of a Termination Notice, appoint a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Pooling and Servicing Agreement will be vested in the Trustee. Prior to any Service Transfer, the Trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the Transferor pursuant to the Pooling and Servicing Agreement.

     A "Servicer Default" refers to any of the following events:

          (a) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any payment, transfer or deposit, on the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement, which is not cured within a five business day grace period;

          (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer in the Pooling and Servicing Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after written notice, or the Servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement, in any Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Supplement proves to have been incorrect in any material respect when made, which has an Adverse Effect on the rights of the Securityholders of any Series, and which Adverse Effect continues for a period of 60 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer must provide the Trustee, the Transferor and any provider of Series Enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

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EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year or such other date as specified in the related Prospectus Supplement, the Servicer will cause a firm of independent certified public accountants (who may also render other services to the Servicer or the Transferor and any affiliates thereof) to furnish a report to the effect that such accounting firm has made a study and evaluation of the Servicer's internal accounting controls relative to the servicing of the Accounts and that, on the basis of such examination, such firm is of the opinion that, assuming the accuracy of reports by the Servicer's third-party agents, the system of internal accounting controls in effect on the date of such statement relating to servicing procedures performed by the Servicer, taken as a whole, was sufficient for the prevention and detection of errors and irregularities in amounts that would be material to the financial statements of the Servicer and that such servicing was conducted in compliance with the sections of the Pooling and Servicing Agreement during the period covered by such report (which shall be the period from January 1 (or for the initial period, the relevant Series Issuance
Date) of the preceding calendar year to and including December 31 of such preceding calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before March 31 of each calendar year or such other date as specified in the related Prospectus Supplement, of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fully performed its obligations under the Pooling and Servicing Agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

AMENDMENTS

     The Pooling and Servicing Agreement and any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Security, addition of a Participation Interest, allocation of assets in the Trust to a Series or Group, or to change the definition of Monthly Period, Determination Date or Distribution Date) by the Servicer, the Transferor and the Trustee, and without the consent of the Securityholders of any Series, PROVIDED that (i) an opinion of counsel for the Transferor is addressed and delivered to the Trustee to the effect that the conditions precedent to any such amendment have been satisfied, (ii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect and
(iii) the Rating Agency Condition shall have been satisfied with respect thereto.

     The Pooling and Servicing Agreement or any Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the Securityholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Securities of all affected Series for which the Transferor has not delivered an officer's certificate stating that there will be no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Supplement or of modifying in any manner the rights of Securityholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any Security without the consent of each Securityholder, (b) (i) change the definition or the manner of calculating the Securityholders' Interest or the Invested Amount or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the Securities the holders of which are required to consent to any such amendment, in each case without the consent of each Securityholder or (c) adversely affect the rating of any Series or Class by a Rating Agency without the consent of the holders of Securities of such Series or Class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the Securities of such Series or Class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the Trustee will furnish written notice of the substance of such amendment to each Securityholder. Notwithstanding the foregoing, any Supplement executed in connection with the issuance of one or more new Series of Securities will not be considered an amendment to the Pooling and Servicing Agreement.

LIST OF SECURITYHOLDERS

     Upon written request of any Holder or group of Holders of Securities of any Series or of all outstanding Series of record holding Securities evidencing not less than 10% of the aggregate unpaid principal amount of the Securities of such Series or all Series, as applicable, the Trustee will afford such Holder or Holders of Securities access during business hours to the current list of Securityholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Holders of Securities with respect to their rights under the Pooling and Servicing Agreement. See "Description of the Securities -- Book-Entry Registration" and " -- Definitive Securities."

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     The Pooling and Servicing Agreement does not provide for any annual or other meetings of Securityholders.

THE TRUSTEE

     The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The corporate trust office of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The Transferor and the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee or the Transferor may hold Securities in their own names; PROVIDED, HOWEVER, any Securities so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Securityholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

PFR PURCHASE AGREEMENTS

     On January 29, 1998, each of BKB and Harris entered into three separate receivables purchase agreements with PFR providing for the sale by BKB or Harris, as applicable, to PFR of all of its right, title and interest in and to the (i) receivables in existence on January 29, 1998 which were not more than 29 days past due as of January 29, 1998 (the "Current Initial Receivables Purchase Agreement"), (ii) receivables in existence on January 29, 1998 which were at least 30 days past due as of January 29, 1998 and certain other receivables which were otherwise impaired (the "Overdue Initial Receivables Purchase Agreement" and together with the Current Initial Receivables Purchase Agreement, the "Initial Receivables Purchase Agreements") and (iii) all receivables arising in the Accounts (including any Additional Accounts) originated by BKB or Harris, as applicable, which arise after January 29, 1998 (the "Additional Receivables Purchase Agreements"). Each of BKB and Harris entered into separate assignment and assumption agreements with PFR (each, an "Assignment and Assumption Agreement" and together with the Initial Receivables Purchase Agreements and the Additional Receivables Purchase Agreements, the "Original PFR Purchase Agreements"), pursuant to which (i) each of BKB and Harris assigned to PFR all of their respective right, title and interest in, to and under the receivables subject to the applicable Initial Receivables Purchase Agreement and (ii) PFR assumed all obligations with respect to such receivables. In connection with such sale of receivables to PFR, each of BKB and Harris indicated in its respective computer records that the subject receivables were sold to PFR. In addition, each of BKB and Harris will provide to PFR a computer file or a microfiche list containing a true and complete list showing each Account owned by BKB or Harris, as applicable, identified by account number and by total outstanding balance of the related receivables on the applicable date of designation or addition date for Additional Accounts, as the case may be. Each of BKB and Harris, as seller, under the applicable Original PFR Purchase Agreement, filed UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Insolvency and Receivership Risks" and "Certain Legal Aspects of the Receivables."

     Under the Additional Receivables Purchase Agreements, each newly originated Additional Account will, subject to certain conditions, be deemed to be an Account. Each of BKB and Harris are required under their respective Additional Receivables Purchase Agreement to take all actions necessary to comply, or to enable PFR to comply, with the requirements under the Transferor Purchase Agreement relating to Additional Accounts.

     REPRESENTATIONS AND WARRANTIES; INITIAL RECEIVABLES PURCHASE AGREEMENTS. In each Initial Receivables Purchase Agreement, each of BKB and Harris represented and warranted to PFR that, as of January 29, 1998, (a) each Initial Receivables Purchase Agreement constituted a valid and binding obligation of BKB or Harris, as applicable; (b) it was the sole owner of all right, title and interest in, to and under all of the receivables sold by it to PFR, and had the right, power and authority to sell and transfer the subject receivables to PFR; (c) the receivables sold by it to PFR were not subject to any assignment, lien, charge, encumbrance or security interest, except as specified in the related cardholder agreements (other than the right of cardholders to assert claims and defenses pursuant to applicable laws); (d) to the best of its knowledge, the related Accounts were not subject to claims, offsets or adjustments and represented the legal, valid and binding obligations of the cardholders (other than the right of cardholders to assert claims and defenses pursuant to applicable laws); (e) it was in compliance with the applicable cardholder agreements, except where the failure to so comply would not have had a material adverse effect on

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the Receivables; and (f) it was licensed to participate in programs offered by
VISA and MasterCard to the full extent necessary to generate the subject receivables.

     REPRESENTATIONS AND WARRANTIES; ASSIGNMENT AND ASSUMPTION AGREEMENTS. Each of BKB and Harris represented and warranted to PFR in their respective Assignment and Assumption Agreement, that as of January 29, 1998, (a) the Assignment and Assumption Agreement and each of the related Initial Receivables Purchase Agreements constituted a valid and binding obligation of BKB or Harris, as applicable; (b) each of the Receivables conveyed by it to PFR was free and clear of any lien (other than liens permitted under the Pooling and Servicing Agreement) of any person claiming through or under BKB or Harris, as applicable, and each of their respective affiliates; (c) the Assignment and Assumption Agreement and the related Additional Receivables Purchase Agreements each constituted a valid sale, transfer and assignment to PFR of all right, title and interest of BKB or Harris, as applicable, in its respective Receivables and the proceeds thereof and the Interchange and Recoveries payable pursuant thereto, or if such is not the case, such agreements constituted a grant of a first priority perfected security interest in such property to PFR; (d) each Account designated by BKB or Harris, as applicable, as an Eligible Account, was an Eligible Account; (e) each subject Receivable then existing and designated as an Eligible Receivable was an Eligible Receivable; and (f) no event of insolvency had occurred with respect to BKB or Harris, as applicable, and the transfer of the subject Receivables had not been made in contemplation of the occurrence thereof.

     REPRESENTATIONS AND WARRANTIES; ADDITIONAL RECEIVABLES PURCHASE AGREEMENTS. Each of BKB and Harris represents and warrants to PFR in their respective Additional Receivables Purchase Agreement that (a) as of the date of the Additional Receivables Purchase Agreement and as of each date of designation of Additional Accounts thereunder, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Additional Receivables Purchase Agreement; (b) the Additional Receivables Purchase Agreement constitutes a valid and binding obligation of BKB or Harris, as applicable; (c) each of the Receivables conveyed by it to PFR is free and clear of any lien (except for liens permitted under the Pooling and Servicing Agreement) of any person claiming through or under BKB or Harris, as applicable, or any of their respective affiliates; (d) the Additional Receivables Purchase Agreement constitutes a valid sale, transfer and assignment to PFR of all right, title and interest of each of BKB or Harris, as applicable, in their respective Receivables and the proceeds thereof and the Interchange and Recoveries payable pursuant thereto, or if the Additional Receivables Purchase Agreement does not constitute a sale of such property, then it constitutes a grant of a first priority perfected security interest in such property to PFR; (e) as of January 29, 1998, each Account was, and as of each date of designation of Additional Accounts under the Additional Receivables Purchase Agreement, each Additional Account will be, an Eligible Account; and (f) as of January 29, 1998 and as of each date of designation of Additional Accounts under the Additional Receivables Purchase Agreement, each Receivable generated thereunder was or will be, on such date of designation, an Eligible Receivable.

     ADDITIONAL PFR PURCHASE AGREEMENTS. Going forward, PFR may enter into additional receivables purchase agreements with Account Originators providing for the purchase by PFR of receivables arising under revolving consumer credit card accounts originated by financial institutions other than BKB or Harris ("Additional PFR Purchase Agreements"). Any Additional PFR Purchase Agreements will contain terms and conditions, and will be subject to representations and warranties of the related Account Originator, substantially similar to those found in the Original PFR Purchase Agreements entered into by BKB and Harris on January 29, 1998.

TRANSFEROR PURCHASE AGREEMENT

     SALE OF RECEIVABLES. Pursuant to the Transferor Purchase Agreement, PFR sold to the Transferor all its right, title and interest in and to (i) all of the Eligible Receivables acquired by PFR from the Account Originators and all of the Eligible Receivables created in the Accounts following the date of the Transferor Purchase Agreement and (ii) the Eligible Receivables in each Additional Account designated from time to time for inclusion as an Account as of the date of such designation, whether such Eligible Receivables shall then be existing or shall thereafter be created.

     In connection with such sale of the Receivables to the Transferor, PFR indicated in its computer records that the Receivables had been sold to PFRF by it and PFRF indicated in its files that such Receivables were to be sold or transferred by it to the Trust. In addition, PFR will provide or cause to be provided to the Transferor a computer file or a microfiche list containing a true and complete list showing each Account identified by account number and by total outstanding balance of the related Receivables on the applicable Series date of designation or addition date for Additional Accounts, as the case may be. The records of PFR and agreements relating to the Receivables will be marked to evidence such sale or transfer. PFR, as debtor/seller, and PFRF, as the secured party/purchaser, filed or caused to be filed, and will file or cause to be filed, UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which the books and records relating to the Accounts are maintained with respect to the Receivables. See "Risk Factors -- Characteristics as a Sale; Insolvency and Receivership Risks" and "Certain Legal Aspects of the Receivables."

     Pursuant to the Transferor Purchase Agreement, the Transferor will, subject to certain conditions, designate Additional Accounts to be included as Accounts under the Transferor Purchase Agreement, if such designation of Additional Accounts is required under the Pooling and Servicing Agreement. See "Description of the Pooling and Servicing Agreement -- Additions of Accounts or Participation Interests."

     REPRESENTATIONS AND WARRANTIES. In the Transferor Purchase Agreement, PFR represented and warranted to the Transferor to the effect that, among other things, (a) as of the date of the Transferor Purchase Agreement and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, it was and will be duly organized and in good standing and that it had and will have the authority to consummate the transactions contemplated by the Transferor Purchase Agreement, (b) as of January 29, 1998, each Account was, and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, each Additional Account will be, an Eligible Account and (c) as of January 29, 1998 and as of each date of designation of Additional Accounts under the Transferor Purchase Agreement, each Receivable generated thereunder was or will be, on such date of designation, an Eligible Receivable. If the breach of any representation and warranty set forth in the Transferor Purchase Agreement results in the requirement that the Transferor accept retransfer of an Ineligible Receivable, then PFR will be obligated to repurchase any such Ineligible Receivable from the Transferor on the date of such retransfer. The purchase price for any such Ineligible Receivable will be the principal amount thereof plus applicable finance charges.

     PFR also represented and warranted to the Transferor that, among other things, as of the date of the Transferor Purchase Agreement and as of each date of designation of Additional Accounts (a) the Transferor Purchase Agreement constituted and will constitute a valid and binding obligation of PFR and (b) the Transferor Purchase Agreement constituted and will constitute a valid sale to the Transferor of all right, title and interest of PFR in and to the Receivables then existing and thereafter created in the Accounts and in the proceeds thereof, or if the Transferor Purchase Agreement does not constitute a sale of such property, then it constitutes a grant of a first priority perfected security interest in such property to the Transferor. If the breach of any of the representations and warranties described in this paragraph results in the obligation of the Transferor under the Pooling and Servicing Agreement to accept retransfer of the Receivables, PFR will repurchase the Receivables retransferred to the Transferor for an amount of cash at least equal to the amount of cash the Transferor is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

FORMATION TRANSACTIONS; ACCOUNT ORIGINATION

     CONTRIBUTION AGREEMENTS. Pursuant to the Contribution Agreements, on January 29, 1998, each of BKB and Harris contributed to Partners First all of their respective rights under the credit card accounts in the Partners First Portfolio, except (i) the related cardholder agreements, (ii) all rights to create, enforce and collect the receivables and any other amounts owing under the Partners First Portfolio and (iii) all rights to amend and modify the related cardholder agreements (collectively, the "Retained Rights"). Under the Contribution Agreements and the Assistance Agreements, Partners First has the right to designate the financial institutions that will exercise the Retained Rights with respect to the Partners First Portfolio. On January 29, 1998, Partners First designated BKB and Harris as the Account Originators with respect to the credit card accounts in the Partners First Portfolio originated by BKB or Harris, respectively. Until March 1998, each of BKB and Harris remained Account Originators and exercised the Retained Rights with respect to the Accounts originated by BKB and Harris, as applicable. In March 1998, Partners First designated BKB as the Account Originator with respect to the existing credit card accounts in the Partners First Portfolio, including the Accounts. Going forward, Harris may continue to be an Account Originator with respect to any new credit card accounts originated through Harris' marketing efforts, including any New Accounts. Prior to the establishment of the Bank, Partners First may designate other financial institutions as Account Originators, and any such Account Originators would originate credit card accounts into the Partners First Portfolio. In addition, it is anticipated that upon the establishment by Partners First of the Bank, Partners First will designate the Bank as the sole Account Originator with respect to the credit card accounts in the Partners First Portfolio, including the Accounts and any New Accounts, and, in connection therewith, each of BKB and Harris will cease to be an Account Originator. As an Account Originator, the Bank would also originate credit card accounts. However, none of the credit card accounts originated by the Bank or any other Account Originator may be designated as Accounts and none of the related receivables may be transferred to the Trust unless certain conditions, including the Rating Agency Condition, are satisfied.

     ASSISTANCE AGREEMENTS. Pursuant to the Assistance Agreements, each of BKB and Harris appointed Partners First as its sole and exclusive agent to exercise all of its rights and perform all of its obligations with respect to the credit card accounts
                                        66
in the Partners First Portfolio originated by BKB and Harris, as applicable, except for the power to determine the terms under which new credit card accounts will be originated, whether to extend credit under the credit card accounts and to effect Interchange settlement. In connection with such appointment, Partners First authorized each of BKB and Harris to use, on a non-exclusive basis, Partners First's rights under the credit card accounts in the Partners First Portfolio and related assets including certain proprietary information related thereto, to the extent necessary for each of BKB and Harris to perform the foregoing functions. In its capacity as agent under the Assistance Agreements, Partners First will perform certain functions, including making recommendations with respect to the Credit Card Guidelines, administering the Credit Card Guidelines, managing the Partners First Portfolio, arranging for the billing and collection of any receivables arising thereunder, and otherwise servicing and administering the credit card accounts in the Partners First Portfolio and the related receivables.

     Under the rules of the VISA and MasterCard associations, only certain financial institutions may directly issue credit cards and advance credit under the credit card accounts which bear the names and service marks of VISA or MasterCard. The Assistance Agreements were required in connection with the designation of BKB and Harris as Account Originators because Partners First is not a financial institution. On a going forward basis the Bank and other financial institutions, if any, designated by Partners First as Account Originators, will enter into assistance agreements with Partners First in the form of, or substantially similar to, the Assistance Agreement executed by each of BKB and Harris.

LIMITATIONS ON LIABILITY

     In the event of a breach of a representation or warranty by BKB or Harris under their respective Purchase Agreements or Assignment and Assumption Agreements, BKB or Harris, as applicable, will be liable to PFR for damages. Partners First has agreed to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the applicable Assignment and Assumption Agreement, to the extent that BKB or Harris, as applicable, would not have suffered such losses under the Initial Receivables Purchase Agreements, and except for any such losses caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. In each of the Assistance Agreements, Partners First agrees to indemnify BKB and Harris for any losses suffered by BKB or Harris, as applicable, resulting from, among other things, damages payable to PFR in respect of a breach by BKB or Harris of any of their respective representations or warranties under the Additional Receivables Purchase Agreements, except to the extent caused by the gross negligence or willful misconduct of BKB or Harris, as applicable. Under the Additional Receivables Purchase Agreements, the liability of BKB and Harris for any breach of any representation or warranty is limited to the amount of any recovery by BKB or Harris, as applicable, from Partners First pursuant to Partners First's obligation to indemnify BKB and Harris.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Under the PFR Purchase Agreements, the Account Originators sell the Receivables to PFR. Under the Transferor Purchase Agreement, PFR sells the Eligible Receivables it acquired from the Account Originators to the Transferor. Under the Pooling and Servicing Agreement, the Transferor, in turn, transfers the Eligible Receivables to the Trust. Each Account Originator, PFR and the Transferor represents and warrants that its respective transfers constitute valid sales and assignments of all of its respective right, title and interest in and to the Receivables subject to the Purchase Agreement to which it is a party. The Transferor also represents and warrants that, if the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence at the time of the formation of the Trust or at the date of designation of any Additional Accounts, as the case may be, in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter in favor of the Trust on and after their creation, in each case until termination of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

     Each Account Originator, PFR and the Transferor represents that the Receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the Trust in the Receivables. If a transfer of general intangibles is deemed to create a security interest rather than a sale, Article 9 of the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the security interest of the Trust. Financing statements covering the Receivables will be filed under the UCC to protect the Transferor and the Trust if any of the transfers

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under the Purchase Agreements or the Pooling and Servicing Agreements are deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required to protect the Trust's interest from third parties.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after January 29, 1998 could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien or other nonconsensual lien on property of an Account Originator, PFR or the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. Furthermore, if the FDIC were appointed as a conservator or receiver of an Account Originator, the conservator's or receiver's administrative expenses may also have priority over the interest of the Trust in such related Receivables. Under the Purchase Agreements, however, each Account Originator and PFR warrants that it has transferred the Receivables free and clear of the lien of any third party. In addition, each Account Originator and PFR covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than pursuant to the Purchase Agreement to which it is a party.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Transferor will not engage in any activities except purchasing accounts receivable from PFR, forming trusts, transferring such accounts receivable to such trusts, issuing notes or securities and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the United States Bankruptcy Code (the "Bankruptcy Code") or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

     Each Account Originator and PFR has represented and warranted in the Purchase Agreements to which it is a party that the transfer of Receivables pursuant to such Purchase Agreement is a valid sale and assignment of the Receivables or if not a sale of the Receivables, a grant of a first priority perfected security interest in the Receivables. In addition, each Account Originator, PFR and the Transferor have treated and will treat the transaction described in the Purchase Agreement to which it is a party as sales of the Receivables. Each Account Originator has taken or will take all actions that are required under the UCC to perfect PFR's interest in the Receivables conveyed to PFR by such Account Originator. PFR has taken or will take all actions that are required under the UCC to perfect the Transferor's ownership interest in the Receivables. However, in the event of an insolvency, receivership or conservatorship of an Account Originator, it is possible that a receiver or conservator could attempt to recharacterize the transfer by such Account Originator as a pledge of the subject Receivables rather than a true sale. The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of an Account Originator. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, an Account Originator. In the event that PFR were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from PFR to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Securityholders) could occur and (should the court rule in favor of any such trustee, debtor in possession or creditor) reductions in the amount of such payments could result.

     To the extent that (i) an Account Originator granted a security interest in the Receivables, (ii) the interest was validly perfected before the insolvency of the Account Originator, (iii) the interest was not taken or granted in contemplation of the Account Originator's insolvency or with the intent to hinder, delay or defraud the Account Originator or its respective creditors,
(iv) the applicable Purchase Agreement is continuously a record of such Account Originator and (v) the applicable Purchase Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of PFR should be enforceable (to the extent of PFR's "actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, the Account Originator and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of the Account Originator. If, however, the FDIC were to require the Transferor to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to the Account Originator as provided under FIRREA, delays in payments on the Securities and possible reductions in the amount of those payments could occur. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that

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
interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

     In the event of an insolvency, receivership or conservatorship of an Account Originator, and a creditor or conservator of the Account Originator were to request a court to order that the Account Originator should be substantively consolidated with the Transferor, delays in payments on the Securities or possible reductions in such payments could result. In addition, in the event of an insolvency, receivership, conservatorship or bankruptcy of PFR, and a creditor or bankruptcy trustee of PFR or PFR itself, as debtor in possession, were to request a court to order that PFR should be substantively consolidated with the Transferor, delays in payments on the Securities and possible reductions in such payments could result.

     The Transferor will take all actions that are required under the UCC to perfect the Trust's interest in the Receivables and the Transferor has warranted to the Trust that the Trust will have a first priority security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other nonconsensual lien on property of the Transferor arising prior to the time a Receivable is conveyed to the Trust may have priority over the interest of the Trust in such Receivable. The Transferor has been structured such that (i) the voluntary or involuntary application for relief under Bankruptcy Code or similar applicable state laws, and (ii) the substantive consolidation of the Transferor and PFR are unlikely. The Transferor is a separate, special purpose subsidiary, the certificate of formation of which provides that it shall not file a voluntary petition for relief under Bankruptcy Code without the unanimous affirmative vote of all of its managers. Pursuant to the Pooling and Servicing Agreement, the Trustee covenants that it will not at any time institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, certain other steps will be taken to avoid the Transferor's becoming a debtor in a bankruptcy case. Notwithstanding such steps, if the Transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee for the Transferor or a creditor of the Transferor or the Transferor itself were to take the position that the transfer of the Receivables from the Transferor to the Trust should be recharacterized as a pledge of such Receivables, then delays in payments on the Securities and possible reductions in the amount of such payments could result.

     Upon the appointment of a bankruptcy trustee, receiver or conservator or upon the commencement of a bankruptcy, receivership, conservatorship or similar proceeding with respect to PFRF, the Servicer will promptly give notice thereof to the Trustee and a Pay Out Event or Reinvestment Event may occur with respect to a Series (or all of the Series). Pursuant to the Pooling and Servicing Agreement, newly created Receivables will not be transferred to the Trust on and after any such appointment or voluntary liquidation. In the event of an Insolvency Event, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time Securityholders representing undivided interests aggregating more than 50% of the Invested Amount of each Series of Securities issued and outstanding (or, with respect to any Series with two or more Classes, 50% of the Invested Amount of each Class) and each Enhancement Invested Amount and possibly certain other persons specified in the Supplement for a Series instruct otherwise (assuming that the bankruptcy trustee, conservator or receiver does not order such a sale despite such instructions). The Trustee will sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would be treated as collections of the Receivables and deposited into the Collection Account and after distribution of such amounts the Trust will terminate. This procedure could be delayed, as described above. In addition, upon the occurrence of a Pay Out Event or Reinvestment Event, if a trustee in bankruptcy, a conservator or receiver is appointed for the Transferor and no Pay Out Event or Reinvestment Event other than such conservatorship or receivership or bankruptcy or insolvency of the Transferor exists, the bankruptcy trustee, conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period or Early Accumulation Period and may be able to require that new Principal Receivables be transferred to the Trust. In addition, the trustee, receiver or conservator for the Transferor may have the power to cause early sale of the Receivables and the early payment of the Securities or to prohibit the continued transfer of Receivables to the Trust. See "Description of the Securities -- Pay Out Events and Reinvestment Events."

     While Partners First is the Servicer, cash collections held by Partners First may, subject to certain conditions, be commingled and used for the benefit of Partners First prior to each Transfer Date and, in the event of the bankruptcy or insolvency of Partners First or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected security interest in such collections and accordingly, be entitled to such collections. Partners First will be allowed to make

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monthly rather than daily deposits of collections to the Collection Account if
Partners First obtains a short-term and certificate of deposit rating of at least A-1 and P-1 (or its equivalent) by the applicable Rating Agency, or Partners First makes other arrangements that satisfy the Rating Agency Condition. Unless otherwise provided in the related Prospectus Supplement, if any of the foregoing conditions are not satisfied, then Partners First will, within five business days, commence the deposit of collections directly into the Collection Account within two business days of the Date of Processing.

     In the event of a Servicer Default relating to the bankruptcy or insolvency of the Servicer, and no Servicer Default other than such bankruptcy or insolvency related Servicer Default exists, the bankruptcy trustee or the Servicer as debtor in possession, or the conservator or receiver, as the case may be, may have the power to prevent either the Trustee or the Securityholders from appointing a successor Servicer. See "Description of the Pooling and Servicing Agreement -- Servicer Default."

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by the Account Originator, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Billing, Electronic Funds Transfer, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an Account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, cardholders are entitled under these laws to have payments and credits applied to the credit card account promptly and to request prompt resolution of billing errors. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor (as the applicable Account Originator's assignee) with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of Receivables owing. All Receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the Securityholders' interest therein) will be reassigned to the Transferor and ultimately back to PFR. The Servicer has also agreed in the Pooling and Servicing Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Pooling and Servicing Agreement -- Representations and Warranties."

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the Securityholders if such laws result in any Receivables being written off as uncollectible. See "Description of the Pooling and Servicing Agreement -- Defaulted Receivables; Rebates and Fraudulent Charges."

PROPOSED LEGISLATION

     Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, a Pay Out Event or Reinvestment Event could occur, and the Early Amortization Period or Early Accumulation Period would commence. See "Description of the Securities -- Pay Out Events and Reinvestment Events."

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, summarizing certain anticipated Federal income tax consequences of the purchase, ownership and disposition of the Securities of a Series, is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), proposed, temporary and final Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the Federal income tax laws that may be relevant to Security Owners of a Series in light of their personal investment circumstances or to certain types of Security Owners of a Series subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE,

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
OWNERSHIP, OR DISPOSITION OF INTERESTS IN SECURITIES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY, OR OTHER TAXING JURISDICTION.

CHARACTERIZATION OF THE SECURITIES AS INDEBTEDNESS

     Special tax counsel to the Transferor ("Special Tax Counsel") specified in the related Prospectus Supplement will, upon issuance of a Series of Securities, issue an opinion to the Transferor based on the assumptions and qualifications set forth in the opinion that the Securities of such Series that are offered pursuant to a Prospectus Supplement (the "Offered Securities," and for purposes of this section "U.S. Federal Income Tax Consequences," the term "Security Owner" refers to a holder of a beneficial interest in an Offered Security) will be treated as indebtedness for Federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") and there can be no assurance that the IRS could not successfully challenge this conclusion.

     The Transferor expresses in the Pooling and Servicing Agreement its intent that for Federal, state and local income or franchise tax purposes, the Offered Securities of each Series will be indebtedness secured by the Receivables. The Transferor agrees and each Securityholder and Security Owner, by acquiring an interest in an Offered Security, agrees or will be deemed to agree to treat the Offered Securities of such Series as indebtedness for Federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the Pooling and Servicing Agreement, the Transferor expects to treat such transaction, for regulatory and financial accounting purposes, as a sale of an ownership interest in the Receivables and not as a debt obligation.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for Federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Unless otherwise set forth in a Prospectus Supplement, it is expected that, as set forth in its opinion, Special Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Receivables has not been transferred to the Security Owners.

     In some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Unless otherwise specified in a Prospectus Supplement, it is expected that Special Tax Counsel will advise that the rationale of those cases will not apply to the transaction evidenced by a Series of Securities, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Securities of such Series as debt for Federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF SECURITYHOLDERS

     As set forth above, it is expected that, unless otherwise specified in a Prospectus Supplement, Special Tax Counsel will issue an opinion to the Transferor that the Offered Securities will constitute indebtedness for Federal income tax purposes, and accordingly, interest thereon will be includible in income by Security Owners as ordinary income when received (in the case of a cash basis taxpayer) or accrued (in the case of an accrual basis taxpayer) in accordance with their respective methods of tax accounting. Interest received on the Offered Securities may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     While it is not anticipated that the Offered Securities will be issued at a greater than DE MINIMIS discount, under applicable Treasury regulations (the "Regulations") the Offered Securities may nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments for a Series are not treated as "qualified stated interest" because the IRS determines that (i) no reasonable legal remedies exist to compel timely payment and (ii) the Offered Securities do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. The Regulations provide that, for purposes of the foregoing test, the possibility of nonpayment due to default, insolvency, or similar circumstances, is ignored. Although this does not directly apply to the Offered Securities (because they have no actual default provisions) the Transferor intends to take the position that, because nonpayment can occur only as a result of events beyond its control (principally, loss rates and payment delays on the Receivables substantially in excess of those anticipated), nonpayment is a remote contingency. Based on the foregoing, and on the fact that generally interest will accrue on the Offered Securities at a

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
"qualified floating rate," the Transferor intends to take the position that interest payments on the Offered Securities constitute qualified stated interest. If, however, interest payments for a Series were not classified as "qualified stated interest," all of the taxable income to be recognized with respect to the Offered Securities would be includible in income as OID but would not be includible again when the interest is actually received.

     If the Offered Securities are in fact issued at a greater than DE MINIMIS discount or are treated as having been issued with OID under the Regulations, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Security over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Securities are sold to the public) will constitute OID. A Security Owner must include OID in income as interest over the term of the Offered Security under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to a Class of Securities (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Security Owner should consult its own tax advisor regarding the impact to it of the OID rules if the Offered Securities are issued with OID. Under the Regulations, a holder of a Security issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on a Class of Securities.

     A holder who purchases an Offered Security at a discount from its adjusted issue price may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Security, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the Offered Security.

     A subsequent holder who purchases an Offered Security at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Security in accordance with rules set forth in Section 171 of the Code.

SALE OF A SECURITY

     In general, a Security Owner will recognize gain or loss upon the sale, exchange, redemption, or other taxable disposition of an Offered Security measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued interest) and (ii) the Security Owner's tax basis in the Offered Security (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Security). Subject to the market discount rules discussed above and to the holding requirement for preferential capital gain treatment, any such gain or loss generally will be such capital gain, PROVIDED that the Offered Security was held as a capital asset and PROVIDED, FURTHER, that if the rules applicable to Prepayable Instruments apply, any OID not previously accrued will be treated as ordinary income. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum capital gains rate for such taxpayers. In addition, capital losses generally may be used only to offset capital gains.

TAX CHARACTERIZATION OF THE TRUST

     The Pooling and Servicing Agreement permits the issuance of Classes of Securities that are treated for Federal income tax purposes either as indebtedness or as an interest in a partnership. Accordingly, the Trust could be characterized either as (i) a security device to hold Receivables securing the repayment of the Securities of all Series or (ii) a partnership in which the Transferor and certain classes of Securityholders are partners, and which has issued debt represented by other Classes of Securities (including, unless otherwise specified in a Supplement, the Offered Securities). In connection with the issuance of Securities of any Series, Special Tax Counsel will render an opinion to the Transferor, based on the assumptions and qualifications set forth therein, that under then current law, the issuance of the Securities of such Series will not cause the Trust to be characterized for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation.

     The opinion of Special Tax Counsel with respect to Offered Securities and the Trust will not be binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus and a related Prospectus Supplement constitutes a sale of the Receivables (or an interest therein) to the Security Owners of one or more Series or Classes and that the proper classification of the legal relationship between the Transferor and some or all of the Security Owners or Securityholders of one or more Series resulting from the transaction is that of a partnership (including a publicly traded partnership) or a publicly traded partnership taxable as a corporation. Unless otherwise specified in a Prospectus Supplement for a Series, the Transferor intends to treat the securities of each Series that are sold to investors as indebtedness for Federal income tax purposes and intends to treat any Participation as a shared ownership interest in the Receivables, rather than an interest in a partnership. Accordingly, the Transferor currently does not intend to file the Federal income tax reports that would apply if any Class of Securities or any Participation was treated as an interest in a partnership or corporation (unless, as is permitted by the Pooling and Servicing Agreement, an interest in the Trust is issued or sold that is intended to be classified as an interest in a partnership).

     If the Trust were treated in whole or in part as a partnership in which some or all Security Owners of one or more Series were partners, that partnership could be classified as a publicly traded partnership taxable as a corporation. A partnership will be classified as a publicly traded partnership taxable as a corporation if equity interests therein are traded on an "established securities market," or are "readily tradeable" on a "secondary market" or its "substantial equivalent" unless certain exceptions apply. One such exception would apply if the Trust is not engaged in a "financial business" and 90% or more of its income consists of interest and certain other types of passive income. Because Treasury regulations do not clarify the meaning of a "financial business" for this purpose, it is unclear whether this exception applies. The Transferor intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership taxable as a corporation by reason of trading of interests in the Trust other than the Offered Securities and other securities with respect to which an opinion is rendered that such securities constitute debt for Federal income tax purposes. Although the Transferor expects that such measures would be successful, there can be no absolute assurance that the Trust could not become a publicly traded partnership, because certain of the actions necessary to comply with such exceptions are not fully within the control of the Transferor.

     If a transaction were treated as creating a partnership between the Transferor and the Security Owners or Securityholders of one or more Series, the partnership itself would not be subject to Federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the Security Owners or Securityholders of such Series, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of a Security Owner could differ if the Offered Securities were held to constitute partnership interests, rather than indebtedness. Moreover, unless the partnership were treated as engaged in a trade or business, an individual's share of expenses of the partnership would be miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income, and would be subject to reduction under Section 68 of the Code if the individual's adjusted gross income exceeded certain limits. As a result, the individual might be taxed on a greater amount of income than the stated rate on the Offered Securities. Finally, all or a portion of any taxable income allocated to a Security Owner that is a pension, profit-sharing or employee benefit plan or other tax exempt entity (including an individual retirement account) might, under certain circumstances, constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Security Owner.

     If it were determined that a transaction created an entity classified as an association or as a publicly traded partnership taxable as a corporation, the Trust would be subject to Federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Security Owners, possibly including Security Owners of a Class that is treated as indebtedness. Such classification may also have adverse state and local tax consequences that would reduce amounts available for distribution to Security Owners. Cash distributions to the Security Owners (except any Class not recharacterized as an equity interest) generally would be treated as dividends for tax purposes to the extent of such deemed corporation's earnings and profits.

FASIT

     Certain provisions of the Code provide for the creation of a new type of entity for federal income tax purposes, the "financial asset securitization investment trust" ("FASIT"). While these provisions became effective September 1, 1997, many technical issues concerning FASITs must be addressed by Treasury regulations (which have not yet been issued). The Pooling and Servicing Agreement may be amended in accordance with the provisions thereof to provide that the Transferor may cause a FASIT election to be made for the Trust if the Transferor delivers to the Trustee an opinion of counsel to the effect that, for Federal income tax purposes, (i) the issuance of FASIT regular interests will not adversely affect the tax characterization as debt of Securities of any outstanding Series or Class that were characterized as debt at the time of their issuance, (ii) following such issuance the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholder or the Trust.

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
FOREIGN INVESTORS

     As set forth above, it is expected that Special Tax Counsel will render an opinion, upon issuance, that the Offered Securities will be treated as debt for U.S. Federal income tax purposes. The following information describes the U.S. Federal income tax treatment of investors that are not U.S. persons ("Foreign Investors") if the Offered Securities are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or (iv) a trust the income of which is includible in gross income for U.S. Federal income tax purposes, regardless of its source or, for tax years beginning after December 31, 1996 (and, if a trustee so elects, for tax years ending after August 20, 1996), a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

     Interest, including OID, paid to a Foreign Investor will be subject to U.S. withholding taxes at a rate of 30% unless (x) the income is "effectively connected" with the conduct by such Foreign Investor of a trade or business in the United States evidenced by IRS Form 4224, signed by the Security Owner or such owner's agent, claiming exemption from withholding of tax on income effectively connected with the conduct of a trade or business in the United States; (y) the Foreign Investor delivers IRS Form 1001, signed by the Security Owner or such Security Owner's agent, claiming exemption from withholding under an applicable tax treaty; or (z) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the Offered Securities on behalf of the customer in the ordinary course of its trade or business, in the chain between the Security Owner and the U.S. person otherwise required to withhold the U.S. tax, complies with applicable identification requirements and, in addition (i) the non-U.S. Security Owner does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Transferor entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership),
(ii) the non-U.S. Security Owner is not a controlled foreign corporation that is related to the Transferor (or a trust treated as a partnership) through stock ownership, (iii) the non-U.S. Security Owner is not a bank receiving interest described in Code Section 881(c)(3)(A), (iv) such interest is not contingent interest described in Code Section 871(h)(4), and (v) the non-U.S. Security Owner does not bear certain relationships to any holder of the Transferor Security other than the Transferor or any holder of the Securities of any Series not properly characterized as debt. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization (i) IRS Form W-8 signed under penalties of perjury by the Security Owner, stating that the Security Owner is not a U.S. person and providing such Security Owner's name and address. In the case of (x), (y) or (z) the appropriate form will be effective provided that (a) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax and (b) none of the entities receiving the form has actual knowledge that the Security Owner is a U.S. person.

     Recently finalized Treasury regulations (the "Withholding Regulations") could affect the procedures to be followed by a Foreign Investor in complying with United States Federal withholding, backup withholding and information reporting rules. The Withholding Regulations are not currently effective but will be effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding the effect, if any, of the Withholding Regulations on the purchase, ownership, and disposition of the Offered Securities.

     A Security Owner that is a nonresident alien or foreign corporation will not be subject to U.S. Federal income tax on gain realized upon the sale, exchange, or redemption of an Offered Security, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States, (ii) in the case of a Security Owner that is an individual, such Security Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange, or redemption occurs, and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

     If the interests of the Security Owners of a Series were reclassified as interests in a partnership (not taxable as a corporation), such recharacterization could cause a Foreign Investor to be treated as engaged in a trade or business in the United States. In such event the Security Owner of such Series would be required to file a Federal income tax return and, in general, would be subject to Federal income tax, including branch profits tax in the case of a Securityholder that is a corporation, on its net income from the partnership. Further, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the sum, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. Federal income tax liability.

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
DEFEASANCE

     The Securities are subject to defeasance in certain circumstances. It is not clear under the existing authorities whether defeasance would, for Federal income tax purposes, result in a deemed taxable sale or exchange of the Securities in exchange for the amounts deposited in the Principal Funding Account and the Reserve Account as a result of the defeasance; however, if such a sale or exchange were deemed to occur, each Securityholder would thereafter be deemed to own its PRO RATA share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.

                            STATE AND LOCAL TAXATION

     GENERAL. State income tax consequences to each Securityholder will depend upon the provisions of the state tax laws to which the Securityholder is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law is different, it is impossible to predict the tax consequences to the Securityholders in all of the state taxing jurisdictions in which they are already subject to tax. Securityholders are urged to consult their own tax advisors with respect to state taxes.

     ILLINOIS. Some of the activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in Illinois. Illinois imposes an income tax on corporations doing business in Illinois measured by their net income apportioned to Illinois. This discussion is based upon present provisions of Illinois law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No opinion of counsel or ruling from the Illinois Department of Revenue will be sought on any of the issues discussed below.

     Assuming (i) the Securities are treated as indebtedness and (ii) the Trust is not a taxable entity for Federal income tax purposes, this treatment will also apply for Illinois tax purposes. Pursuant to this treatment, Securityholders not otherwise subject to Illinois tax would not become subject to such tax solely because of their ownership of the Securities. Securityholders already subject to taxation in Illinois as corporations, however, could be required to pay tax on the income generated from ownership of the Securities.

     In the alternative, if the Securities are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment would also apply for Illinois tax purposes. In such case, Illinois could view the partnership as doing business in Illinois, and the entity (or the Securityholders) could be subject to Illinois income and personal property replacement taxes. Such taxes could reduce amounts available for distribution to Securityholders. Also, a Securityholder not otherwise subject to taxation in Illinois could become subject to Illinois income taxes as a result of its mere ownership of Securities.

     If the Securities are instead treated as ownership interests in a "publicly traded partnership" taxable as a corporation, then the entity could be subject to Illinois income taxes. Such taxes could reduce amounts available for distribution to Securityholders. While there is no authority directly on point, a Securityholder not otherwise subject to tax in Illinois should not become subject to Illinois taxes as a result of its mere ownership of such an interest.

     Finally, even if the Securities are properly classified as debt obligations for Federal income tax purposes, they might be treated as debt obligations of an entity owned by the seller and the holders of any other interest in the Trust (including any Collateral Interest). That entity could be subject to Illinois income taxes. Such taxes could reduce amounts available for distribution to Securityholders. A Securityholder not otherwise subject to tax in Illinois would not become subject to Illinois taxes as a result of its mere ownership of Securities.

     MASSACHUSETTS. Some of the activities to be undertaken by the Servicer in servicing the Receivables will take place in Massachusetts. This discussion is based upon present provisions of Massachusetts law and regulations, and applicable judicial and ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Massachusetts Department of Revenue.

     Assuming the Securities are treated as indebtedness and the Trust is treated as a security device for Federal income tax purposes, this treatment will also apply for Massachusetts tax purposes. Pursuant to this treatment, the Trust will not be subject to Massachusetts income tax and Securityholders not otherwise subject to Massachusetts tax would not become subject to such tax solely because of their ownership of Securities.

     Alternatively, if any of the Securities or any other interests in the Trust (including any Collateral Interest) were treated as interests in a partnership for Federal income tax purposes, the same treatment would apply for Massachusetts tax purposes. In such case, Massachusetts could view the partnership as a corporate trust doing business in Massachusetts, and the Trust could be subject to Massachusetts income tax at a rate of up to 12% on its net income apportioned to Massachusetts. Such tax could reduce amounts available for distribution to Securityholders. A Securityholder not otherwise subject to taxation in Massachusetts would not become subject to Massachusetts income taxes as a result of its mere ownership of Securities.

     OTHER STATES. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to whether the Securities would be treated as indebtedness or the Trust would be taxable by any particular state.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). Plan fiduciaries must determine whether the acquisition and holding of the Securities of a Series and the operations of the Trust would result in direct or indirect prohibited transactions under ERISA and Section 4975 of the Code. The operations of the Trust could result in prohibited transactions if Benefit Plans (as defined below) that purchase the Securities of a Series are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the Securities are deemed to own an interest in the underlying assets of the Trust.

     Pursuant to a final regulation (the "Final Regulation") issued by the United States Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code including without limitation an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"), if a Benefit Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or equity participation by "benefit plan investors" is not "significant." Under the Final Regulation, equity participation in an entity by "benefit plan investors" is "significant" on any date if, immediately after the most recent acquisition of any equity interest in the entity (other than a publicly-offered class of equity), 25% or more of the value of any class of equity interests in the entity (other than a publicly-offered class) is held by "benefit plan investors." The term "benefit plan investor" is defined in the Final Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not it is subject to the provisions of Title I of ERISA, (b) any plan described in Section 4975(e)(1) of the Code and (c) any entity whose underlying assets include plan assets by reason of any such plan's investment in the entity.

EXCEPTION FOR PUBLICLY OFFERED SECURITIES

     It is likely that the Securities will be deemed for purposes of ERISA to constitute "equity interests" in the Trust, and equity participation by Benefit Plan Investors in certain Classes of Securities may be significant. However, as noted above, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly offered security," the assets of the issuer will not be deemed to be "plan assets" of the investing Benefit Plan.

     A publicly-offered security is a security that is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     Unless otherwise provided in the related Prospectus Supplement, it is anticipated that interests in the Securities of a Series will meet the criteria of publicly-offered securities as set forth above. The underwriters expect (although no assurances can be given) that interests in certain Classes of Securities of each Series, as specified in the related Prospectus Supplement, will be held by at least 100 independent investors at the conclusion of the offering for such Series; there will be no restrictions imposed on the transfer of interests in the Securities of such Classes of such Series; and interests in the Securities of such Classes of such Series will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Exchange Act.

CONSEQUENCES IF SECURITIES OF A SERIES DO NOT QUALIFY AS PUBLICLY OFFERED SECURITIES

     If interests in the Securities of a Series fail to meet the criteria of publicly-offered securities and investment by benefit plan investors is or becomes significant so that the Trust's assets are deemed to include assets of Benefit Plans that are Securityholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless an exemption is applicable. In particular, the Transferor, the originators of the Receivables or any underwriter of such Series may be considered to be a party in interest, disqualified person or fiduciary with respect to an investing Benefit Plan. Thus, for example, if a participant in any Benefit Plan is a cardholder of one of the Accounts, under DOL interpretations the purchase of interests in Securities by such plan could constitute a prohibited transaction. Five class exemptions issued by the DOL that could apply in such event are DOL Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance, however, that these exemptions, even if all of the conditions specified therein are satisfied, or any other exemption will apply to all transactions involving the Trust's assets.

     IN LIGHT OF THE FOREGOING, FIDUCIARIES OF A BENEFIT PLAN CONSIDERING THE PURCHASE OF INTERESTS IN SECURITIES OF ANY SERIES SHOULD CONSULT THEIR OWN COUNSEL AS TO WHETHER SUCH SECURITIES WILL QUALIFY AS "PUBLICLY OFFERED SECURITIES" UNDER THE FINAL REGULATION AND WHETHER, UNDER THE GENERAL FIDUCIARY STANDARDS OF INVESTMENT PRUDENCE AND DIVERSIFICATION, AN INVESTMENT IN SECURITIES OF ANY SERIES IS APPROPRIATE FOR THE BENEFIT PLAN TAKING INTO ACCOUNT THE OVERALL INVESTMENT POLICY OF THE BENEFIT PLAN AND THE COMPOSITION OF THE BENEFIT PLAN'S INVESTMENT PORTFOLIO. In addition, fiduciaries should consider the consequences that would apply if the Trust's assets were considered plan assets, the applicability of exemptive relief from the prohibited transaction rules and whether all conditions for such exemptive relief would be satisfied.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

     In particular, insurance companies considering the purchase of interests in Securities of any Series should consult their own employee benefits counsel or other appropriate counsel with respect to the United States Supreme Court's decision in JOHN HANCOCK MUTUAL LIFE INSURANCE CO. v. HARRIS TRUST & SAVINGS BANK, 510 U.S. 86 (1993) ("JOHN HANCOCK"), and the applicability of PTCE 95-60. In JOHN HANCOCK, the Supreme Court held that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances; however, PTCE 95-60 may exempt some of the transactions that could occur as the result of the acquisition and holding of interests in Securities of a Series by an insurance company general account from the penalties normally associated with prohibited transactions. Accordingly, investors should analyze whether JOHN HANCOCK and PTCE 95-60 or any other exemption may have an impact with respect to their purchase of the Securities of any Series.

     In addition, insurance companies considering the purchase of Securities using assets of a general account should consult their own employee benefits counsel or other appropriate counsel with respect to the effect of the Small Business Job Protection Act of 1996 which added a new Section 401(c) to ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are intended to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or Federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Benefit Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Benefit Plan invested in a separate account.

     To date, the DOL has issued proposed regulations under Section 401(c). It should be noted that, if adopted in the form in which proposed, the General Account Regulations may not exempt the assets of insurance company general accounts from treatment as "plan assets" after December 31, 1998.

                              PLAN OF DISTRIBUTION

     The Transferor may sell Securities (a) through underwriters or dealers, (b) directly to one or more purchasers, or (c) through agents. The related Prospectus Supplement will set forth the terms of the offering of any Securities offered hereby, including, without limitation, the names of any underwriters, the purchase price of such Securities and the proceeds to the Transferor from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any Securities of a Series offered hereby, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the related Prospectus Supplement, the obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such Securities if any of such Securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Securities may also be sold directly by the Transferor or through agents designated by the Transferor from time to time. Any agent involved in the offer or sale of Securities will be named, and any commissions payable by the Transferor to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the related Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the Transferor and the Bank to indemnification by the Transferor and the Bank against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the Transferor and the Bank or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters and Federal income tax matters relating to the issuance of the Securities will be passed upon for the Transferor and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the Underwriters by the counsel named in the Prospectus Supplement.

                             INDEX OF DEFINED TERMS

TERMS                                                                                                                PAGE(S)
-----------------------------------------------------------------------------------------------------------------   ----------
Account Originator...............................................................................................            5
Accounts.........................................................................................................     1, 8, 29
Accumulation Period Length.......................................................................................           43
Additional Accounts..............................................................................................           28
Additional PFR Purchase Agreements...............................................................................           65
Additional Receivables Purchase Agreements.......................................................................           64
Adjustment Payment...............................................................................................           59
Adverse Effect...................................................................................................       28, 49
Aggregate Addition...............................................................................................           28
Aggregate Addition Accounts......................................................................................           29
Assignment and Assumption Agreement..............................................................................           64
Assistance Agreement.............................................................................................            5
Average Rate.....................................................................................................           26
Bank.............................................................................................................    6, 20, 32
BankBoston.......................................................................................................        4, 31
Bankmont.........................................................................................................           38
Bankruptcy Code..................................................................................................           68
Benefit Plans....................................................................................................           76
Billing Cycle....................................................................................................           35
BKB..............................................................................................................         1, 5
BKB Portfolio....................................................................................................           30
Cash Collateral Account..........................................................................................           60
Cash Collateral Guaranty.........................................................................................           60
Cede.............................................................................................................        3, 39
Cedel............................................................................................................           12
Cedel Participants...............................................................................................           41
Class............................................................................................................            1
Code.............................................................................................................           70
Collateral Interest..............................................................................................           60
Collection Account...............................................................................................           54
Comerica.........................................................................................................           34
Commission.......................................................................................................            3
Contribution Agreement...........................................................................................            5
Controlled Accumulation Amount...................................................................................           14
Controlled Accumulation Period...................................................................................           13
Controlled Amortization Amount...................................................................................           15
Controlled Amortization Period...................................................................................           14
Controlled Deposit Amount........................................................................................           14
Controlled Distribution Amount...................................................................................           15
Cooperative......................................................................................................           41
counterparties...................................................................................................           61
Credit Card Guidelines...........................................................................................            6
Credit Enhancement...............................................................................................           18
Credit Enhancer..................................................................................................           59
Current Initial Receivables Purchase Agreement...................................................................           64
Date of Processing...............................................................................................           18
Defaulted Amount.................................................................................................           58
Defaulted Receivables............................................................................................           58
Definitive Securities............................................................................................           39
Depositaries.....................................................................................................           40
Depository.......................................................................................................           39
Determination Date...............................................................................................           18

TERMS                                                                                                                PAGE(S)
-----------------------------------------------------------------------------------------------------------------   ----------
Dilution.........................................................................................................           59
Disclosure Document..............................................................................................           10
Discount Option Receivables......................................................................................           50
Discount Percentage..............................................................................................           50
Distribution Date................................................................................................           18
DOL..............................................................................................................           76
DTC..............................................................................................................            3
Early Accumulation Period........................................................................................           14
Early Amortization Period........................................................................................           15
Eligible Account.................................................................................................           47
Eligible Institution.............................................................................................           54
Eligible Investments.............................................................................................           54
Eligible Receivable..............................................................................................           47
Enhancement Invested Amount......................................................................................        9, 59
ERISA............................................................................................................           76
Euroclear........................................................................................................           12
Euroclear Operator...............................................................................................           41
Euroclear Participants...........................................................................................           41
Euroclear Provisions.............................................................................................           41
Excess Allocation Series.........................................................................................           15
Excess Finance Charge Collections................................................................................           57
Exchange Act.....................................................................................................            3
Expected Final Payment Date......................................................................................           12
FAMIS............................................................................................................    4, 31, 38
FASIT............................................................................................................           73
FDC..............................................................................................................       21, 33
FDIA.............................................................................................................           68
FDIC.............................................................................................................           21
FDR..............................................................................................................            4
FICO.............................................................................................................           34
Final Regulation.................................................................................................           76
Finance Charge Receivables.......................................................................................           11
FIRREA...........................................................................................................           21
First Annapolis..................................................................................................       31, 38
Floating Allocation Percentage...................................................................................           55
Foreign Investor.................................................................................................           74
Foreign Investors................................................................................................           74
Full Invested Amount.............................................................................................           17
Funding Period...................................................................................................           17
General Account Regulations......................................................................................           77
Group............................................................................................................            8
Group Investor Additional Amounts................................................................................           56
Group Investor Default Amount....................................................................................           56
Group Investor Finance Charge Collections........................................................................           56
Group Investor Monthly Fees......................................................................................           56
Group Investor Monthly Interest..................................................................................           56
Harris...........................................................................................................         1, 5
Harris Portfolio.................................................................................................           30
Holders..........................................................................................................           42
Indirect Participants............................................................................................           40
Ineligible Receivables...........................................................................................           47
Initial Accounts.................................................................................................           11
Initial Receivables..............................................................................................        7, 46

TERMS                                                                                                                PAGE(S)
-----------------------------------------------------------------------------------------------------------------   ----------
Initial Receivables Purchase Agreements..........................................................................           64
Insolvency Event.................................................................................................           23
Interchange......................................................................................................        8, 36
Interest Funding Account.........................................................................................           12
Interest Payment Date............................................................................................           52
Invested Amount..................................................................................................           52
Investor Finance Charge Collections..............................................................................           56
IRA..............................................................................................................           76
IRS..............................................................................................................           71
John Hancock.....................................................................................................           77
L/C Issuer.......................................................................................................           60
LIBOR............................................................................................................           61
Master Formation Agreement.......................................................................................           38
MasterCard.......................................................................................................            8
Minimum Monthly Payment..........................................................................................           35
Monthly Period...................................................................................................            9
Monthly Servicing Fee............................................................................................           45
New Accounts.....................................................................................................           28
New Issuance.....................................................................................................           52
Offered Securities...............................................................................................           71
OID..............................................................................................................           71
Original PFR Purchase Agreements.................................................................................           64
Overdue Initial Receivables Purchase Agreement...................................................................           64
Paired Series....................................................................................................           16
Participants.....................................................................................................           40
Participation....................................................................................................       10, 54
Participation Interests..........................................................................................            8
Participation Percentage.........................................................................................           54
Participation Supplement.........................................................................................       10, 53
Partners First...................................................................................................            4
Partners First Portfolio.........................................................................................            5
Pay Out Event....................................................................................................           44
PFR..............................................................................................................        4, 38
PFR Purchase Agreement...........................................................................................            7
PFRF.............................................................................................................         1, 4
Pooling and Servicing Agreement..................................................................................            4
Portfolio Yield..................................................................................................           26
Pre-Funding Account..............................................................................................           17
Pre-Funding Amount...............................................................................................           17
Premium Option Receivables.......................................................................................           51
Premium Percentage...............................................................................................           51
Prepayable Instrument............................................................................................           72
Principal Allocation Percentage..................................................................................       16, 55
Principal Commencement Date......................................................................................           12
Principal Funding Account........................................................................................           14
Principal Receivables............................................................................................           11
Principal Sharing Series.........................................................................................           16
Principal Shortfalls.............................................................................................           57
Principal Terms..................................................................................................           53
Prior Series.....................................................................................................           16
Prospectus Supplement............................................................................................            1
PTCE.............................................................................................................           77
Purchase Agreements..............................................................................................            7

TERMS                                                                                                                PAGE(S)
-----------------------------------------------------------------------------------------------------------------   ----------
Rating Agency....................................................................................................           19
Rating Agency Condition..........................................................................................           28
Reallocation Group...............................................................................................           16
Receivables......................................................................................................         1, 8
Record Date......................................................................................................           39
Recoveries.......................................................................................................        8, 37
Redirected Investor Finance Charge Collections...................................................................           56
Regulations......................................................................................................           71
Reinvestment Events..............................................................................................           45
Removed Accounts.................................................................................................           11
Required Minimum Principal Balance...............................................................................           49
Required Transferor Amount.......................................................................................            9
Reserve Account..................................................................................................           60
Retained Rights..................................................................................................        5, 66
Revolving Period.................................................................................................           13
RTC..............................................................................................................           21
RTC Policy Statement.............................................................................................       21, 68
Securities.......................................................................................................            1
Securities Act...................................................................................................            3
Security Owner...................................................................................................           71
Security Owners..................................................................................................            3
Security Rate....................................................................................................            3
Securityholders..................................................................................................            3
Securityholders' Interest........................................................................................            9
Series...........................................................................................................         1, 4
Series Adjusted Invested Amount..................................................................................           54
Series Allocable Defaulted Amount................................................................................           55
Series Allocable Finance Charge Collections......................................................................           55
Series Allocable Principal Collections...........................................................................           55
Series Allocation Percentage.....................................................................................           55
Series Cut-Off Date..............................................................................................           13
Series Enhancement...............................................................................................            8
Series Invested Amount...........................................................................................           49
Series Issuance Date.............................................................................................           13
Series Required Transferor Amount................................................................................           55
Series Termination Date..........................................................................................           13
Service Transfer.................................................................................................           62
Servicer.........................................................................................................         1, 4
Servicer Default.................................................................................................           62
Servicer Interchange.............................................................................................           45
Servicing Fee....................................................................................................        4, 45
Shared Principal Collections.....................................................................................           57
Special Funding Account..........................................................................................           58
Special Payment Date.............................................................................................           44
Special Tax Counsel..............................................................................................           71
Supplement.......................................................................................................           10
Supplemental Securities..........................................................................................           10
Supplemental Security............................................................................................           49
Swaps............................................................................................................           61
Tax Opinion......................................................................................................           53
Termination Notice...............................................................................................           62
Transfer Date....................................................................................................           18
Transferor.......................................................................................................         1, 4

TERMS                                                                                                                PAGE(S)
-----------------------------------------------------------------------------------------------------------------   ----------
Transferor Amount................................................................................................        9, 48
Transferor Purchase Agreement....................................................................................            7
Transferor Securities............................................................................................           10
Transferor Security..............................................................................................           10
Transferor Servicing Fee.........................................................................................           45
Transferor's Interest............................................................................................            9
Trust............................................................................................................         1, 4
Trust Adjusted Invested Amount...................................................................................           55
Trust Assets.....................................................................................................            8
Trust Portfolio..................................................................................................           30
Trustee..........................................................................................................         1, 4
UCC..............................................................................................................           22
UJB..............................................................................................................           33
VISA.............................................................................................................            8
Withholding Regulations..........................................................................................           74
Yield Supplement Account.........................................................................................           12

------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR A SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT QUALIFIED OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT


                                                        PAGE
                                                        ----
SUMMARY OF SERIES TERMS..............................    S-3
RISK FACTORS.........................................   S-16
MATURITY CONSIDERATIONS..............................   S-16
THE PARTNERS FIRST PORTFOLIO.........................   S-18
THE RECEIVABLES......................................   S-22
USE OF PROCEEDS......................................   S-24
PARTNERS FIRST.......................................   S-24
SERIES PROVISIONS....................................   S-25
UNDERWRITING.........................................   S-45
LEGAL MATTERS........................................   S-46
INDEX OF DEFINED TERMS...............................   S-47
ANNEX I..............................................    A-1

                         PROSPECTUS
PROSPECTUS SUPPLEMENT................................      3
REPORTS TO SECURITYHOLDERS...........................      3
AVAILABLE INFORMATION................................      3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......      3
PROSPECTUS SUMMARY...................................      4
RISK FACTORS.........................................     20
USE OF PROCEEDS......................................     29
THE TRUST............................................     29
CREDIT CARD ACTIVITIES...............................     30
PARTNERS FIRST HOLDINGS, LLC.........................     38
PARTNERS FIRST RECEIVABLES FUNDING, LLC..............     38
THE ACCOUNTS.........................................     38
DESCRIPTION OF THE SECURITIES........................     39
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT...     46
DESCRIPTION OF THE PURCHASE AGREEMENTS...............     64
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.............     67
U.S. FEDERAL INCOME TAX CONSEQUENCES.................     70
STATE AND LOCAL TAXATION.............................     75
ERISA CONSIDERATIONS.................................     76
PLAN OF DISTRIBUTION.................................     78
LEGAL MATTERS........................................     78
INDEX OF DEFINED TERMS...............................     79


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    UNTIL SEPTEMBER 20, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS
SUPPLEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              (logo appears here)

                             PARTNERS FIRST CREDIT
                               CARD MASTER TRUST

                              $528,000,000 CLASS A
                          SERIES 1998-2 FLOATING RATE
                            ASSET BACKED SECURITIES

                              $113,000,000 CLASS B
                          SERIES 1998-2 FLOATING RATE
                            ASSET BACKED SECURITIES

                           PARTNERS FIRST RECEIVABLES
                                  FUNDING, LLC
                                   TRANSFEROR

                          PARTNERS FIRST HOLDINGS, LLC
                                    SERVICER
                        --------------------------------
                             PROSPECTUS SUPPLEMENT
                        --------------------------------

                              MERRILL LYNCH & CO.
                           BANCBOSTON SECURITIES INC.
                           CREDIT SUISSE FIRST BOSTON
                         NESBITT BURNS SECURITIES INC.
                              SALOMON SMITH BARNEY

                                 JUNE 22, 1998

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